                     IXIS REAL ESTATE CAPITAL TRUST 2006-HE2
                             FREE WRITING PROSPECTUS

         IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF
                             ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS ARE BEING OFFERED
WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT ASSET-BACKED
SECURITIES, AND THE ASSET POOLS BACKING THEM, ARE SUBJECT TO MODIFICATION OR
REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE
CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR
TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT
TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE
ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE
CHARACTERISTICS DESCRIBED IN THESE MATERIALS. OUR OBLIGATION TO SELL SECURITIES
TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING
THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF WE DETERMINE THAT CONDITION
IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE
ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER
ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND
THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH
THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST,
YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION
ABOUT THE DEPOSITOR, ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE
DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.
ALTERNATIVELY, THE DEPOSITOR OR ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN
THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY
CALLING TOLL-FREE 1-866-718-1649.

THE REGISTRATION STATEMENT REFERRED TO ABOVE (INCLUDING THE PROSPECTUS) IS
INCORPORATED IN THIS FREE WRITING PROSPECTUS BY REFERENCE AND MAY BE ACCESSED BY
CLICKING ON THE FOLLOWING HYPERLINK:

HTTP://WWW.SEC.GOV/ARCHIVES/EDGAR/DATA/1030442/000090514806002120
/EFC6-1020_FORMS3A.TXT

                          IMPORTANT NOTICE RELATING TO
                    AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE
EMAIL COMMUNICATION TO WHICH THIS MATERIAL IS ATTACHED ARE NOT APPLICABLE TO
THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER
NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING
BEEN SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

The information in this free writing prospectus is preliminary and subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. This free writing prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities in any jurisdiction where that offer, solicitation or sale is not permitted.

FREE WRITING PROSPECTUS
(TO PROSPECTUS DATED MARCH 14, 2006)

                                  $980,995,000
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-HE2

                     IXIS REAL ESTATE CAPITAL TRUST 2006-HE2
                                 ISSUING ENTITY

                        MORGAN STANLEY ABS CAPITAL I INC.
                                    DEPOSITOR

                         IXIS REAL ESTATE CAPITAL INC. *
                                     SPONSOR

                            JPMORGAN CHASE BANK, N.A.
                       MASTER SERVICER AND BACKUP SERVICER

                          SAXON MORTGAGE SERVICES INC.
                                    SERVICER

                             MASTER FINANCIAL, INC.
                                    SERVICER

      The following classes of certificates are being offered pursuant to this free writing prospectus and the prospectus:

                     ORIGINAL CLASS                           EXPECTED RATINGS
        CLASS     CERTIFICATE BALANCE   PASS-THROUGH RATE   (MOODY'S /S&P/FITCH)
      ---------   -------------------   -----------------   --------------------
      CLASS A-1      $401,770,000           VARIABLE             AAA/AAA/AAA
      CLASS A-2      $124,280,000           VARIABLE             AAA/AAA/AAA
      CLASS A-3      $168,720,000           VARIABLE             AAA/AAA/AAA
      CLASS A-4      $108,225,000           VARIABLE             AAA/AAA/AAA
      CLASS M-1       $34,500,000           VARIABLE             AA1/AA+/AA+
      CLASS M-2       $32,000,000           VARIABLE              AA2/AA/AA
      CLASS M-3       $18,500,000           VARIABLE             AA3/AA/AA-
      CLASS M-4       $16,500,000           VARIABLE              A1/AA-/A+
      CLASS M-5       $16,000,000           VARIABLE               A2/A+/A
      CLASS M-6       $15,000,000           VARIABLE               A3/A/A-
      CLASS B-1       $14,000,000           VARIABLE            BAA1/A-/BBB+
      CLASS B-2       $11,500,000           VARIABLE            BAA2/BBB+/BBB
      CLASS B-3       $10,000,000           VARIABLE            BAA3/BBB/BBB-
      CLASS B-4       $10,000,000           VARIABLE            BA1/BBB-/BB+

--------------------------------------------------------------------------------
YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" STARTING ON PAGE S-11 OF
THIS FREE WRITING PROSPECTUS AND PAGE 8 OF THE PROSPECTUS AND CONSIDER THESE
FACTORS BEFORE MAKING A DECISION TO INVEST IN THE CERTIFICATES.

The certificates represent interests in the issuing entity only and are not interests in or obligations of any other person.

Neither the certificates nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

--------------------------------------------------------------------------------

*PREVIOUSLY REFERRED TO AS CDC MORTGAGE CAPITAL INC.

ASSETS OF THE ISSUING ENTITY --

o     The issuing entity is a trust whose assets consist primarily of fixed and adjustable-rate, first-lien and second-lien mortgage loans secured by residential real properties.

THE CERTIFICATES --

o     The certificates represent beneficial interests in the assets of the issuing entity, as described in this free writing prospectus; and

o     The certificates will accrue interest at a rate equal to one-month LIBOR plus a related fixed margin, subject to certain caps, as described in this free writing prospectus under "Summary -- Pass-Through Rates".

PRE-FUNDING FEATURE --

o     The trust fund will have a pre-funding feature, permitting the issuing entity to acquire up to approximately $175,581,429 of additional mortgage loans on or prior to August 24, 2006.

CREDIT ENHANCEMENT --

o     Subordination as described in this free writing prospectus under
"Description of the Certificates -- Priority of Distributions Among
Certificates";

o     Overcollateralization as described in this free writing prospectus under
"Description of the Certificates -- Overcollateralization Provisions"; and

o     Excess interest as described in this free writing prospectus under
"Description of the Certificates -- Overcollateralization Provisions."

INTEREST RATE SUPPORT --

o     An interest rate swap agreement with IXIS Financial Products Inc., as swap provider, for the benefit of the certificates as described in this free writing prospectus under" Description of the Certificates -- Interest Rate Swap
Agreement."

      Morgan Stanley ABS Capital I Inc. will not list the certificates on any securities exchanges or on any automated quotation system of any securities association.

      THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS
HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF
THIS FREE WRITING PROSPECTUS OR THE PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      Each class of certificates will receive monthly distributions of interest, principal or both commencing on June 26, 2006.

MORGAN STANLEY
          BANC OF AMERICA SECURITIES LLC
                          COUNTRYWIDE SECURITIES CORPORATION
                                              LEHMAN BROTHERS
APRIL 21, 2006                                     IXIS SECURITIES NORTH AMERICA

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
                   FREE WRITING PROSPECTUS AND THE PROSPECTUS

      We provide information to you about the certificates in two separate documents that provide more detail in progression: (1) the prospectus, which provides general information, some of which may not apply directly to your series of certificates, and (2) this free writing prospectus, which describes the specific terms of your series of certificates. IF THE PROSPECTUS
CONTEMPLATES MULTIPLE OPTIONS, YOU SHOULD RELY ON THE INFORMATION IN THIS FREE
WRITING PROSPECTUS AS TO THE APPLICABLE OPTION.

      You should rely only on the information contained or incorporated by reference in this free writing prospectus and the prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the Mortgage Pass-Through Certificates, Series
2006-HE2 in any state or other jurisdiction where the offer is not permitted.

      For 90 days following the date of this free writing prospectus, all dealers selling certificates will deliver a free writing prospectus and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

      We cannot sell the certificates to you unless you have been given the opportunity to receive both this free writing prospectus and the prospectus.

      We include cross-references in this free writing prospectus and the prospectus to captions in these materials where you can find further information concerning a particular topic. The table of contents in this free writing prospectus and the table of contents in the prospectus provide the pages on which these captions are located.

      In this free writing prospectus, the terms "depositor", "we", "us" and
"our" refer to Morgan Stanley ABS Capital I Inc.

      All annexes and schedules to this free writing prospectus are part of this free writing prospectus.

      Some of the terms used in this free writing prospectus are capitalized.
These capitalized terms have specified definitions, which are included at the end of this free writing prospectus under the heading "Glossary."

      Morgan Stanley ABS Capital I Inc.'s principal offices are located at 1585
Broadway, New York, New York 10036, and its phone number is (212) 761-4000.

                                      S-iii

                             EUROPEAN ECONOMIC AREA

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "RELEVANT MEMBER STATE"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member
State (the "RELEVANT IMPLEMENTATION DATE") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

            (a)   to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

            (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

            (c)   in any other circumstances which do not require the
      publication by the issuer of a prospectus pursuant to Article 3 of the
      Prospectus Directive.

      For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant
Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the
Prospectus Directive in that Member State and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

      Each underwriter has represented and agreed that:

            (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the
      Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

            (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

      The distribution of this free writing prospectus (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals) of the
Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all
such persons together being referred to as the "RELEVANT PERSONS"). This free writing prospectus must not be acted on or relied on by persons who are not
Relevant Persons. Any investment or investment activity to which this free writing prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

      Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                      S-iv

                               TABLE OF CONTENTS

FREE WRITING PROSPECTUS                                                     PAGE

  Servicing, Trustee and Custodial Fees and Other Compensation and

  Eligibility Requirements for Trustee; Resignation and Removal

                       This page left intentionally blank

                                      S-vi

                                     SUMMARY

      This summary highlights selected information from this free writing prospectus and does not contain all of the information that you need to consider in making your investment decision. You should read this entire free writing prospectus and the prospectus carefully to understand all of the terms of the offering of the certificates.

THE TRANSACTION PARTIES

Sponsor. IXIS Real Estate Capital Inc., a New York corporation. The principal executive office of the sponsor is located at 9 West 57th Street, 36th Floor,
New York, New York 10019 and its telephone number is (212) 891-6298. For a description of the sponsor, see "The Sponsor" in this free writing prospectus.

Depositor. Morgan Stanley ABS Capital I Inc., a Delaware corporation. The principal executive office of the depositor is located at 1585 Broadway, New
York, New York 10036, telephone number (212) 761-4000. For a description of the depositor, see "The Depositor" in this free writing prospectus.

Issuing Entity. IXIS Real Estate Capital Trust 2006-HE2.

Securities Administrator, Master Servicer and Backup Servicer. JPMorgan Chase
Bank, N.A., a banking association organized under the laws of the United States.
The office of the securities administrator is located at (i) solely for purposes of certificate transfers, surrender or exchange, 2001 Bryan Street, 10th Floor,
Dallas, Texas 75201, Attention: Worldwide Securities Services/Structured Finance
Services - IXIS Real Estate Capital Trust 2006-HE2 and (ii) for all other purposes, 4 New York Plaza, 6th Floor, New York, New York, 10004-2477,
Attention: Worldwide Securities Services/Structured Finance Services - IXIS Real
Estate Capital Trust 2006-HE2. For a description of the securities administrator and the master servicer, see "The Securities Administrator" and "The Master
Servicer," respectively, in this free writing prospectus.

Servicers.

o     Saxon Mortgage Services, Inc., a Texas corporation. The principal executive office of Saxon Mortgage Services, Inc. is located at 4708
      Mercantile Drive, Forth Worth, Texas, 76137 and its telephone number is
      (817) 665-7200. Saxon Mortgage Services, Inc. will act as servicer with respect to approximately 85-87% of the mortgage loans.

o     Master Financial, Inc., a California corporation. The principal executive office of Master Financial, Inc. is located at 505 City Parkway West,
      Suite 800, Orange, California, 92868 and its telephone number is (714)
      456-1000. Master Financial, Inc. will act as servicer with respect to approximately 13-15% of the mortgage loans.

For a description of the servicers, see "The Servicers" in this free writing prospectus.

Trustee and Custodian. Deutsche Bank National Trust Company, a national banking association. The corporate trust office is located at 1761 East St. Andrew
Place, Santa Ana, California 92705 and its telephone number is (714) 247-6000.
For a description of the trustee and the custodian, see "The Trustee and the
Custodian" in this free writing prospectus.

Originators.

The descriptions below set forth information with respect to the originators that have originated initial mortgage loans in excess of 10% of the aggregate principal balance of the initial mortgage loans as of the cut-off date.

o     Accredited Home Lenders, Inc., a California corporation. The principal executive office of Accredited Home Lenders, Inc. is located at 15030
      Avenue of Science, San Diego, California 92128, and its telephone number is (858) 676-2100. Approximately 18.17% of the initial mortgage loans were originated by Accredited Home Lenders, Inc.

o     First NLC Financial Services, LLC, a Florida limited liability company.
      The principal executive office of First NLC Financial Services, LLC is located at 700 West Hillsboro, Building 1, Deerfield Beach, Florida 33441,
      and its telephone number is (954) 420-0060. First NLC Financial Services,
      LLC is a wholly owned subsidiary of Friedman, Billings, Ramsey Group, Inc.
      Approximately 15.34% of the initial mortgage loans were originated by
      First NLC Financial Services, LLC.

                                       S-1

o     NC Capital Corporation, a California corporation. The principal executive office of NC Capital Corporation is located at 18400 Von Karman, Suite
      1000, Irvine, California 92612, and its telephone number is (949)
      440-7030. Approximately 13.65% of the initial mortgage loans were originated by NC Capital Corporation.

o     Master Financial, Inc., a California corporation. The principal executive office of Master Financial, Inc. is located at 505 City Parkway West,
      Suite 800, Orange, California, 92868 and its telephone number is (714)
      456-1000. Approximately 11.94% of the initial mortgage loans were originated by Master Financial, Inc.

Swap Provider. IXIS Financial Products Inc., a Delaware corporation, and any successor thereto. The principal executive office of the swap provider is located at 9 West 57th Street, 36th Floor, New York, New York 10019 and its
telephone number is (212) 891-6298. See "The Swap Provider" in this free writing prospectus.

The following diagram illustrates the various parties involved in the transaction and their functions.

-----------------------------------
            Originators
-----------------------------------
               |  Loans
               |
-----------------------------------       -----------------------------
   IXIS Real Estate Capital Inc.          IXIS Financial Products Inc.
             (Sponsor)                    (Interest Rate Swap Provider)
-----------------------------------       -----------------------------
               |  Loans                     Saxon Mortgage Services,
               |                                      Inc.
               |                                   (Servicer)
-----------------------------------       -----------------------------
 Morgan Stanley ABS Capital I Inc.           Master Financial, Inc.
            (Depositor)                            (Servicer)
-----------------------------------       -----------------------------
               |                              JPMorgan Chase Bank,
               |  Loans                       National Association
               |                            (Master Servicer, Backup
               |                             Servicer and Securities
               |                                 Administrator)
-----------------------------------       -----------------------------
  IXIS Real Estate Capital Trust             Deutsche Bank National
             2006-HE2                             Trust Company
         (Issuing Entity)                    (Trustee and Custodian)
-----------------------------------       -----------------------------

THE OFFERED CERTIFICATES

      The IXIS Real Estate Capital Trust 2006-HE2 will issue the Mortgage
Pass-Through Certificates, Series 2006-HE2. Fourteen classes of the certificates--the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class
M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3
and Class B-4 certificates-- are being offered to you by this free writing prospectus. Such offered certificates are referred to as the "LIBOR certificates" in this free writing prospectus. The LIBOR certificates represent interests in the pool of mortgage loans.

THE OTHER CERTIFICATES

      The issuing entity will also issue three other classes of certificates, the Class X, Class P and Class R certificates, which will not be offered under this free writing prospectus.

      The Class X certificates will have an initial aggregate principal balance of approximately $19,004,900, which is approximately equal to the initial overcollateralization required by the pooling and servicing agreement. The Class
X certificates will initially represent an interest of approximately 1.90% of the aggregate scheduled principal balance of the mortgage loans plus the pre-funding amount.

      The Class P certificates will have an initial certificate principal balance of $100 and will not otherwise be entitled to distributions in respect of principal or interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

      The Class X and Class P certificates will represent fractional undivided interests in the assets of the issuing entity, which will consist primarily of the mortgage loans.

STRUCTURAL OVERVIEW OF THE TRANSACTION

      The following chart illustrates generally the distribution priorities and the subordination features applicable to the classes of offered certificates.

                 ---------------------------------------------
                 Class A-1   Class A-2   Class A-3   Class A-4
                 ---------------------------------------------
                                   Class M-1
                 ---------------------------------------------
                                   Class M-2
                 ---------------------------------------------
                                   Class M-3
   Accrued       ---------------------------------------------   Losses
 certificate                       Class M-4
  interest,      ---------------------------------------------
then principal                     Class M-5
                 ---------------------------------------------
                                   Class M-6
                 ---------------------------------------------
                                   Class B-1
                 ---------------------------------------------
                                   Class B-2
                 ---------------------------------------------
                                   Class B-3
                 ---------------------------------------------
                                   Class B-4
                 ---------------------------------------------

                                       S-2

CLOSING DATE

      On or about May 25, 2006.

CUT-OFF DATE

      For any mortgage loan transferred to the issuing entity on the closing date, the cut-off date is May 1, 2006. For any mortgage loan transferred to the issuing entity during the pre-funding period, the cut-off date will be the first day of the month in which the mortgage loan is transferred to the issuing entity.

STATISTICAL INFORMATION

      The statistical information that is presented in this free writing prospectus is based on the expected scheduled principal balances of the mortgage loans as of May 1, 2006.

DISTRIBUTION DATE

      Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning on June 26, 2006, to the holders of record on the preceding record date.

FINAL SCHEDULED DISTRIBUTION DATE

      The final scheduled distribution date is the distribution date occurring in August 2036. See "Prepayment and Yield Considerations--Final Scheduled
Distribution Date" in this free writing prospectus.

RECORD DATE

      The record date for the LIBOR certificates will be the business day preceding the related distribution date, unless the LIBOR certificates are issued in definitive form, in which case the record date will be the last business day of the month immediately preceding the month in which the related distribution date occurs.

PASS-THROUGH RATES

      The Class A-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap, as defined in the "Glossary " in this free writing prospectus.

      The Class A-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

      The Class A-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

      The Class A-4 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

      The Class M-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

      The Class M-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

      The Class M-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

      The Class M-4 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

      The Class M-5 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

      The Class M-6 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

      The Class B-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

      The Class B-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date

                                       S-3

on which the optional clean up call is exercisable) and (ii) the WAC Cap.

      The Class B-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

      The Class B-4 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

INTEREST ACCRUAL PERIOD

      Interest will accrue on each class of LIBOR certificates on the basis of a
360-day year and the actual number of days elapsed in the applicable interest accrual period. The interest accrual period for any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date.

DISTRIBUTION PRIORITIES

      Distributions on the certificates are required to be made monthly on each distribution date from available funds (after giving effect to the payment of any fees and expenses of the servicers, the custodian, trustee, the securities administrator, the master servicer and the backup servicer) to the classes of certificates in the following order of priority:

      (a) to an account for payment to the provider of the interest swap agreement of certain amounts payable to the swap provider;

      (b) from the portion of the available funds allocable to interest payments on the mortgage loans, (i) first, pro rata, to the Class A-1, Class A-2, Class
A-3 and Class A-4 certificates, their accrued certificate interest for the related interest accrual period and any unpaid interest amounts from prior distribution dates, and (ii) second, to the Class M-1, Class M-2, Class M-3,
Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4
certificates, in that order, their accrued certificate interest;

      (c)(1) on each distribution date prior to the Stepdown Date or on which a
Trigger Event is in effect, from the portion of the available funds allocable to principal payments on the mortgage loans plus certain excess cashflow (as further described in "Description of the Certificates--Distributions of Interest
and Principal" in this free writing prospectus) (i) first, to the Class A certificates, pursuant to the allocation described below, until their respective class certificate balances have been reduced to zero, and (ii) second, to the
Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1,
Class B-2, Class B-3 and Class B-4 certificates, in that order, until their respective class certificate balances have been reduced to zero;

      (2) on each distribution date on and after the Stepdown Date and on which a Trigger Event is not in effect, (i) first, to the Class A certificates, pursuant to the allocation described below, the lesser of the portion of the available funds allocable to principal payments on the mortgage loans plus certain excess cashflow and an amount equal to the principal distribution entitlement for the Class A certificates (as further described in "Description of the Certificates--Distributions of Interest and Principal" in this free writing prospectus), until their respective class certificate balances have been reduced to zero, and (ii) second, to the Class M-1, Class M-2, Class M-3, Class
M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4
certificates, in that order, in each case, the lesser of the remaining portion of the available funds allocable to principal payments on the mortgage loans plus certain excess cashflow and an amount equal to the principal distribution entitlement for that class of certificates (as further described in "Description of the Certificates--Distributions of Interest and Principal" in this free writing prospectus), until their respective class certificate balances have been reduced to zero; and

      (d) any amount remaining after the distributions in clauses (a), (b) and
(c) above, (i) first, to the Class M-1, Class M-2, Class M-3, Class M-4, Class
M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 certificates, in that order, any unpaid interest amounts and principal amounts written down from prior distribution dates for those classes, (ii) second, to the excess reserve fund account, an amount equal to any Basis Risk Payment (as defined in the
"Glossary" in this free writing prospectus) for that distribution date, (iii)
third, from funds on deposit in the excess reserve fund account, an amount equal to any basis risk carryforward amounts with respect to the LIBOR certificates for that distribution date in the same order and priority in which accrued certificate interest is allocated among those classes of certificates, with the allocation to the Class A certificates being pro rata based on their respective class certificate balances and then based on their respective basis risk carryforward amounts, and

                                       S-4

(iv) fourth, to the swap provider or the Class P, Class X or Class R certificates, any remaining amounts.

      Principal payments on the Class A certificates will generally be made from principal payments on the mortgage loans, and such payments will be paid sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 certificates, in that order, until their respective class certificate balances have been reduced to zero. However, from and after the distribution date on which the aggregate class certificate balances of the Class M-1, Class M-2, Class M-3,
Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4
certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Class A certificates are required to be distributed pro rata among those classes, based on their respective class certificate balances, until their class certificate balances have been reduced to zero.

      "Stepdown Date" is defined in the "Glossary" included in this free writing prospectus and generally means the later to occur of (i) the earlier to occur of
(a) the distribution date in June 2009 and (b) the distribution date following the distribution date on which the aggregate class certificate balances of the
Class A certificates have been reduced to zero and (ii) the first distribution date on which the subordination below the Class A certificates is greater than or equal to approximately 39.40% of sum of the aggregate stated principal balance of the mortgage loans for that distribution date and any amounts remaining in the pre-funding account.

      "Trigger Event" is defined in the "Glossary" included in this free writing prospectus and generally means either a "cumulative loss trigger event" or a
"delinquency loss trigger event." A "cumulative loss trigger event" with respect to any distribution date means the circumstances in which the aggregate amount of realized losses incurred since the cut-off date through the last day of the related prepayment period divided by the sum of the aggregate stated principal balance of the mortgage loans as of the cut-off date and the pre-funded amount exceeds the applicable cumulative loss percentages described in the definition of "Cumulative Loss Trigger Event" in the "Glossary" included in this free writing prospectus. A "delinquency loss trigger event" with respect to any distribution date means the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more delinquent
(including mortgage loans in foreclosure and mortgage loans related to REO property) and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related due period, equals or exceeds the applicable percentages described in the definition of "Delinquency Loss Trigger Event"
included in the "Glossary."

      In addition to the distributions set forth above, distributions will be required to be made to certificateholders from any payments received by the issuing entity under the interest rate swap agreement. Such payments will be made in the order and priority described under "Description of the
Certificates--Swap Account" in this free writing prospectus.

      In addition to the foregoing, if any amounts remain on deposit in the pre-funding account at the end of the pre-funding period, those remaining amounts will be applied to the mandatory payment of the certificates. Any such amounts remaining on deposit in the pre-funding account at the end of the pre-funding period with respect to the mortgage loans will be applied as described under "Description of the Certificates--Allocation of Principal
Payments to Class A Certificates", to the Class A certificates, until those certificates are reduced to zero. The pre-funding period will end on the earlier to occur of (a) the date on which the amount on deposit in the pre-funding account is reduced to below $100,000, (b) the date on which an event of default occurs under the terms of the pooling and servicing agreement, or (c) the close of business on August 24, 2006.

CREDIT ENHANCEMENT

      The credit enhancement provided for the benefit of the holders of the certificates consists solely of:

      o   The use of excess interest, after taking into account certain payments received or paid by the issuing entity pursuant to the interest rate swap agreement described below, to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization,

      o   The subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates, and

      o   The allocation of losses on the mortgage loans to the most subordinate classes of certificates.

INTEREST RATE SWAP AGREEMENT

      On the closing date, a subtrust within the issuing entity will enter into an interest rate swap agreement with IXIS Financial Products Inc., the swap provider,

                                       S-5

whose payment obligations are guaranteed by IXIS Corporate & Investment Bank, a societe anonyme. For further information regarding the swap provider and its guarantor, see "The Swap Provider" in this free writing prospectus.

      Under the interest rate swap agreement, with respect to the first 53 distribution dates, the issuing entity will pay to the swap provider a fixed payment at a rate of 5.339% per annum, determined on a "30/360" basis (or, in the case of the first distribution date, the number of days in the period from the closing date to the day immediately preceding the first distribution date, determined on a "30/360" basis), and the swap provider will pay to the issuing entity a floating payment at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), determined on an "actual/360" basis, in each case calculated on the product of the scheduled notional amount and the multiplier set forth on the schedule attached as Annex II to this free writing prospectus for that distribution date. To the extent that the fixed payment exceeds the floating payment payable with respect to any of the first 53 distribution dates, amounts otherwise available for payments on the certificates will be applied on that distribution date to make a net payment to the swap provider, and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first 53 distribution dates, the swap provider will make a net payment to the issuing entity on that distribution date. Any net amounts received or paid by the issuing entity under the interest rate swap agreement will either increase or reduce the amount available to make payments on the certificates, as described under "Description of the
Certificates--Swap Account" in this free writing prospectus. The interest rate swap agreement is scheduled to terminate following the distribution date in
October 2010.

      For further information regarding the interest rate swap agreement, see
"Description of the Certificates--Interest Rate Swap Agreement" in this free writing prospectus. The Mortgage Loans

      The mortgage loans to be included in the trust will be primarily fixed-
and adjustable-rate subprime mortgage loans secured by first-lien or second-lien mortgages or deeds of trust on residential real properties. All of the mortgage loans were or will be purchased by the depositor from the sponsor who previously acquired the mortgage loans from Accredited Home Lenders, Inc., First NLC
Financial Services, NC Capital Corporation, Master Financial, Inc., Encore
Credit Corp., Chapel Mortgage Corporation, Lenders Direct Capital Corp., Rose
Mortgage, Inc., First Bank Mortgage, Inc., FlexPoint Funding Corporation, First
Horizon Home Loan Corporation, Fremont Investment & Loan, Mandalay Mortgage,
LLC, Town & Country Credit Corporation, Platinum Capital Group, Lime Financial
Services, Ltd. and Funding America Warehouse Trust, a Delaware statutory trust and a wholly owned subsidiary of Funding America, LLC.

      Unless otherwise noted, all percentages and statistics are based upon the initial mortgage loan pool as of the cut-off date.

      On the closing date, the sponsor will transfer the initial mortgage loans to the depositor and the issuing entity will acquire the initial mortgage loans from the depositor. The aggregate scheduled principal balance of the initial mortgage loans as of the cut-off date will be approximately $824,418,571.
Approximately 92.41% of the initial mortgage loans are adjustable-rate and approximately 7.59% are fixed-rate.

      Approximately 96.40% of the initial mortgage loans are secured by first liens, and approximately 3.60% are secured by second liens.

      The initial mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of approximately 351 months and have the following approximate characteristics as of the cut-off date:

Range of interest rates:......................        5.290%      to     14.300%
Weighted average interest rate:...............        8.230%
Range of gross margins of
   adjustable-rate mortgage loans:............        1.000%      to      9.600%
Weighted average gross margin of
   adjustable-rate mortgage loans:............        6.187%
Range of minimum interest rates of
   adjustable-rate mortgage loans:............        4.490%      to     13.850%
Weighted average minimum interest
   rate of adjustable-rate mortgage
   loans:.....................................        8.014%
Range of maximum interest rates of
   adjustable-rate mortgage loans:............        8.750%      to     20.850%
Weighted average maximum interest
   rate of adjustable-rate
   mortgage loans:............................       14.898%
Range of principal balances:..................       $9,629       to   $881,811

                                       S-6

Average principal balance:....................     $208,978
Range of original loan-to-value
   ratios of first-lien mortgage
   loans:.....................................        14.86%      to     100.00%
Weighted average original
   loan-to-value ratio of
   first-lien mortgage loans:.................        79.55%
Range of original combined
   loan-to-value ratios of
   second-lien mortgage loans:................        51.03%      to     100.00%
Weighted average original combined
   loan-to-value ratio of
   second-lien mortgage loans:................        98.76%
Weighted average next adjustment
   date of adjustable-rate
   mortgage loans:............................        February 2008

      After an initial fixed rate period, the interest rate on each adjustable-rate mortgage loan will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the gross margin for that mortgage loan, subject to periodic and lifetime limitations. See "The Mortgage Loan Pool -- The
Index" in this free writing prospectus.

      For each adjustable-rate mortgage loan, the first adjustment date will occur only after an initial period of approximately six months, one year, two years, three years or five years from its respective date of origination, as more fully described under "The Mortgage Loan Pool" in this free writing prospectus.

      For additional information regarding the mortgage loans, see "The Mortgage
Loan Pool" in this free writing prospectus.

      Information about the characteristics of the initial mortgage loans is described under "The Mortgage Loan Pool" in this free writing prospectus.
Additional mortgage loans, referred to in this free writing prospectus as
"subsequent mortgage loans", may be added to the mortgage loan pool after the closing date.

PRE-FUNDING FEATURE

      The aggregate principal balance of the mortgage loans purchased by the issuing entity on the closing date will be less than the amount required to be held by the issuing entity. On the closing date, the depositor will deposit approximately $175,581,429 into a segregated account maintained with the securities administrator for the purchase of additional mortgage loans representing approximately 17.56% of the total mortgage loan pool. This account is referred to in this free writing prospectus as the "pre-funding account." The securities administrator may, at the direction of the sponsor, invest the funds in the pre-funding account in one or more eligible investments. The issuing entity will use the funds in the pre-funding account to buy additional mortgage loans from the depositor during the pre-funding period. The pre-funding period is the period beginning on the closing date and ending on the earliest of (i)
the date on which the amount on deposit in the pre-funding account is less than
$100,000, (ii) the date on which an event of default occurs under the terms of the pooling and servicing agreement, or (iii) the close of business on August
24, 2006.

      The depositor must satisfy certain conditions specified in the pooling and servicing agreement before it can sell additional mortgage loans to the issuing entity. The obligation of the issuing entity to purchase the additional mortgage loans during the pre-funding period is subject to the requirements that, following the purchase of such additional mortgage loans and with respect to the entire mortgage loan pool:

      o   no more than 4.00% may be second-lien mortgage loans;

      o   no more than 44.50% of the mortgage loans will be first-lien mortgage loans, which are secured by properties that also secure second-lien mortgage loans;

      o   no less than 6.00% and no more than 9.00% may be fixed-rate mortgage loans;

      o   the weighted average original term to maturity may not exceed 360 months;

      o   the weighted average gross coupon rate must not be less than 8.100% or more than 8.400%;

      o   the weighted average original loan-to-value ratio must not exceed
          81.00%, and no more than 28.00% of the mortgage loans may have loan-to-value ratios in excess of 80.00%;

      o   at least 70.00% of the mortgage loans must have prepayment penalties;

      o   the weighted average gross margin for the adjustable-rate mortgage loans must be at least 6.000%;

                                       S-7

      o   the weighted average credit score must be at least 620, and none of the mortgage loans may have credit scores below 500;

      o   the weighted average credit score for the second-lien mortgage loans must be at least 650;

      o   no more than 30.00% of the mortgage loans will have an interest-only period;

      o   no more than 5.00% of the mortgage loans will be 10 year/40 year dual amortization mortgage loans;

      o   the weighted average initial periodic rate cap for the adjustable-rate mortgage loans may not exceed 2.400%; and

      o   no mortgage loan will be a "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or "high cost," "threshold,"
          "covered" or "predatory" loans under any other applicable federal, state or local law.

      Any of the requirements set above may be waived or modified in any respect with the consent of the rating agencies.

      If any amounts are remaining in the pre-funding account after the end of the pre-funding period, the holders of the Class A certificates will receive the remaining amount as a principal distribution on the following distribution date in the manner described under "Description of the Certificates--Allocation of
Principal Payments to Class A Certificates" in this free writing prospectus.

SERVICING OF THE MORTGAGE LOANS

      The primary servicing of the mortgage loans will be performed by Saxon
Mortgage Services, Inc. and Master Financial, Inc. Saxon Mortgage Services, Inc.
will act as servicer with respect to approximately 85-87% of the mortgage loans.
Master Financial, Inc. will act as servicer with respect to approximately 13-15%
of the mortgage loans. Each servicer will be obligated to service and administer the applicable mortgage loans on behalf of the issuing entity, for the benefit of the holders of the certificates.

      JPMorgan Chase Bank, N.A. will act as master servicer with respect to all of the mortgage loans and as backup servicer with respect to those mortgage loans serviced by Master Financial, Inc. See "The Master Servicer" in this free writing prospectus.

      As securities administrator, JPMorgan Chase Bank, N.A. will be required to act as paying agent, transfer agent, certificate registrar and swap administrator. See "The Securities Administrator" in this free writing prospectus.

OPTIONAL "CLEAN-UP CALL" TERMINATION OF THE ISSUING ENTITY

      For so long as the Class X certificates are 100% owned, either directly or indirectly, by IXIS Real Estate Capital Inc. or any of its affiliates, then one or more of the servicers then servicing the mortgage loans may exercise a clean-up call on any distribution date when the aggregate stated principal balance of the mortgage loans, as of the last day of the related due period, is less than or equal to 10% of the sum of the aggregate stated principal balance of the mortgage loans transferred to the issuing entity on the closing date and the initial amount on deposit in the pre-funding account. If at any time the
Class X certificates are not 100% owned, either directly or indirectly, by IXIS
Real Estate Capital Inc. or any of its affiliates, then the majority owners of the Class X certificates may, at their option, exercise the clean-up call on any distribution date when the aggregate stated principal balance of the mortgage loans, as of the last day of the related due period, is less than or equal to
10% of the sum of the aggregate stated principal balance of the mortgage loans transferred to the issuing entity on the closing date and the initial amount on deposit in the pre-funding account; provided, however, that IXIS Real Estate
Capital Inc. or any of its affiliates, may only participate in the exercise of the clean-up call by the majority owners of the Class X certificates if IXIS
Real Estate Capital Inc. or any of its affiliates, is not the majority owner of the Class X Certificates, either directly or indirectly. If the Class X majority owners do not exercise their right to exercise the clean-up call, one or more of the servicers then servicing the mortgage loans may exercise the clean-up call on any distribution date when the aggregate stated principal balance of the mortgage loans, as of the last day of the related due period, is less than or equal to 10% of the sum of the aggregate stated principal balance of the mortgage loans transferred to the issuing entity on the closing date and the initial amount on deposit in the pre-funding account. To exercise the clean-up call, the party exercising the call must purchase all of the remaining mortgage loans; the purchase of the mortgage loans will result in the payment in full of the outstanding certificates on that distribution date and the termination of the issuing entity.

      Notwithstanding the foregoing, if S&P has rated a class of debt securities
(referred to as "net interest margin securities") then outstanding that are backed by the Class X and Class P certificates, pursuant to

                                       S-8

the pooling and servicing agreement, the servicer or servicers exercising the clean-up call will be permitted to purchase the mortgage loans only if one of the following additional conditions is met: (i) after distribution of the proceeds of the clean-up call to the certificateholders (other than the holders of the Class X, Class P and Class R certificates), the distribution of the remaining proceeds to the Class X and Class P certificates will be sufficient to pay the outstanding principal amount of, and accrued and unpaid interest on, the net interest margin securities, or (ii) (A) prior to the clean-up call, the servicer exercising such clean-up call remits to the securities administrator an amount that, together with the termination price, will be sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the net interest margin securities, and (B) the securities administrator remits that amount directly to the indenture trustee under the indenture creating the net interest margin securities.

ADVANCES

      Each servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans that it services unless such servicer reasonably believes that the cash advances cannot be repaid from future payments on the applicable mortgage loans. The master servicer will advance its own funds to make advances if the applicable servicer fails to do so (unless it deems the advances to be nonrecoverable) as required under the pooling and servicing agreement.

      These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. No servicer will be required to make any advance that it determines would be nonrecoverable. Each servicer will also be required to pay compensating interest to cover prepayment interest shortfalls to the extent of its servicing fee.

DENOMINATIONS

      The LIBOR certificates will be issued and available only in book-entry form, in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000, except that one certificate of each class may be issued in an amount less than $25,000.

SERVICING, TRUSTEE AND CUSTODIAL FEES

      Each servicer is entitled with respect to each mortgage loan serviced by it to a monthly servicing fee, which will be retained by the applicable servicer from such mortgage loan or payable monthly from amounts on deposit in the collection account. The servicing fee for each servicer will be an amount equal to interest at one twelfth of a rate equal to 0.50% on the stated principal balance of each mortgage loan serviced by that servicer.

      The trustee is entitled to an annual trustee fee, which will be remitted to the trustee by the securities administrator out of its own fee. The custodian is entitled to a monthly custodial fee, which will be remitted monthly by the securities administrator from amounts on deposit in the distribution account.
The custodial fee will be an amount equal to one twelfth of a rate not greater than 0.0015% multiplied by the sum of (i) the aggregate stated principal balance of the mortgage loans of the end of the prior due period and (ii) the amount on deposit in the pre-funding account at the end of the prior due period.

      The securities administrator, the master servicer and the backup servicer are entitled with respect to each mortgage loan to a monthly securities administrator, master servicer and backup servicer fee, which will be retained by the securities administrator, the master servicer and the backup servicer monthly from amounts on deposit in the distribution account. The securities administrator, the master servicer and the backup servicer fee will be an amount equal to one twelfth of a rate not greater than 0.0035% multiplied by the sum of
(i) the aggregate stated principal balance of the mortgage loans of the end of the prior due period and (ii) the amount on deposit in the pre-funding account at the end of the prior due period.

REQUIRED REPURCHASES OR SUBSTITUTIONS OF MORTGAGE LOANS

      Each originator has made or will make certain representations and warranties relating to the mortgage loans. Certain of the originators will make certain representations and warranties as of the respective dates the related mortgage loans were transferred to the sponsor or as of the respective dates servicing on the mortgage loans was transferred to the related servicer, as applicable.

      In addition to the representations and warranties made by the originators, with respect to certain mortgage loans, the sponsor will make certain representations and warranties to the depositor including that no event has occurred from (i) the date

                                       S-9

on which it purchased such mortgage loan from the related originator or (ii) the date on which servicing on such mortgage loan transferred from the related originator, as applicable, to the closing date or related subsequent transfer date, as applicable, which would render the representations and warranties as to such mortgage loan made by the applicable originator to be untrue in any material respect as of the closing date.

      In the event of a breach of a representation or warranty with respect to a mortgage loan by an originator, the originator will be obligated to cure, substitute or repurchase such mortgage loan. In the event of a breach of a representation or warranty with respect to a mortgage loan by the sponsor, or with respect to certain originators, in the event that such originators fail to repurchase such mortgage loan, the sponsor will be obligated to cure, substitute or repurchase such mortgage loan as further described in this free writing prospectus under "Description of the Certificates--Representations and
Warranties Relating to the Mortgage Loans" and "--Delivery of Mortgage Loan
Documents."

ERISA CONSIDERATIONS

      Subject to the conditions described under "ERISA Considerations" in this free writing prospectus, the offered certificates may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of
ERISA or Section 4975 of the Internal Revenue Code.

      In making a decision regarding investing in any class of offered certificates, fiduciaries of such plans or arrangements should consider the additional requirements resulting from the interest rate swap agreement, as discussed under "ERISA Considerations" in this free writing prospectus.

FEDERAL TAX ASPECTS

      Dewey Ballantine LLP is acting as tax counsel to the issuing entity and is of the opinion that:

      o   portions of the trust fund will be treated as one or more real estate mortgage investment conduits, or REMICs, for federal income tax purposes, and

      o   the Class A, Class M and Class B certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a
          REMIC, and such certificates will also represent interests in certain basis risk carry forward amounts, which will be treated as a notional principal contract for federal income tax purposes.

See "Material Federal Income Tax Considerations" in this free writing prospectus.

LEGAL INVESTMENT

      The offered certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended, commonly known as SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal
Investment" in this free writing prospectus and in the prospectus.

RATINGS

      In order to be issued, the offered certificates must be assigned ratings not lower than the following by Fitch, Inc., Moody's Investors Service, Inc. and
Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies,
Inc.:

                                             FITCH         MOODY'S         S&P
                                           ---------     -----------    --------
Class A-1.............................        AAA            Aaa           AAA
Class A-2.............................        AAA            Aaa           AAA
Class A-3.............................        AAA            Aaa           AAA
Class A-4.............................        AAA            Aaa           AAA
Class M-1.............................        AA+            Aa1           AA+
Class M-2.............................         AA            Aa2            AA
Class M-3.............................        AA-            Aa3            AA
Class M-4.............................         A+            A1            AA-
Class M-5.............................         A             A2             A+
Class M-6.............................         A-            A3             A
Class B-1.............................        BBB+          Baa1            A-
Class B-2.............................        BBB           Baa2           BBB+
Class B-3.............................        BBB-          Baa3           BBB
Class B-4.............................        BB+            Ba1           BBB-

      A security rating is not a recommendation to buy, sell or hold securities.
These ratings may be lowered or withdrawn at any time by any of the rating agencies.

                                      S-10

                                  RISK FACTORS

      In addition to the risk factors discussed in the prospectus, prospective certificateholders should consider, among other things, the following additional factors in connection with the purchase of the certificates. Unless otherwise noted, all percentages are approximate and are based upon the expected scheduled principal balances of the mortgage loans as of the cut-off date, which is May 1,
2006. With respect to the initial mortgage loans, some amortization will occur prior to the closing date. Moreover, certain initial mortgage loans may prepay in full, or may be determined not to meet the eligibility requirements for the final mortgage loan pool, and may not be included in the final mortgage loan pool, and certain other mortgage loans (which meet the eligibility requirements)
may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the actual initial mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented in this free writing prospectus, although such variance is not expected to be material.

If the funds on deposit in the pre-funding account are not used to purchase additional mortgage loans, those funds will be distributed as a payment of principal, which may adversely affect the yield on your securities.

      If all of the money originally deposited in the pre-funding account has not been used by or on August 24, 2006 for the purchase of additional mortgage loans, the remaining amount will be applied as a payment of principal on the following distribution date to the holders of the Class A certificates. If the amount of cash is substantial, the Class A certificates will receive a significant unexpected early payment of principal. Amounts remaining in the pre-funding account at such time will be distributed as payments on the Class A certificates as described in this free writing prospectus. These payments could adversely affect your yield on your certificates, particularly if you purchase your certificates at a premium. Also, there is no assurance that affected certificateholders will be able to reinvest that cash in another investment with a comparable yield.

      Any purchase of additional mortgage loans by the issuing entity using funds on deposit in the pre-funding account is subject to the following conditions, among others:

      o   each additional mortgage loan must satisfy specified statistical criteria and representations and warranties;

      o   additional mortgage loans will not be selected in a manner that is believed to be adverse to the interests of the holders of the certificates; and

      o   opinions of counsel will be delivered concerning the validity of the conveyance of additional mortgage loans.

      The ability of the sponsor to acquire subsequent mortgage loans meeting the requirements for inclusion in the mortgage loan pool described above and under the caption "The Mortgage Loan Pool-- Conveyance of Subsequent Mortgage
Loans" may be affected as a result of a variety of social and economic factors.
Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. However, we cannot assure you as to whether or to what extent economic or social factors will affect the sponsor's ability to acquire additional mortgage loans and therefore the availability of subsequent mortgage loans. The sponsor may only acquire subsequent mortgage loans from Accredited Home Lenders, Inc., First NLC
Financial Services, NC Capital Corporation, Master Financial, Inc., Encore
Credit Corp., Chapel Mortgage Corporation, Lenders Direct Capital Corp., Rose
Mortgage, Inc., First Bank Mortgage, Inc., FlexPoint Funding Corporation, First
Horizon Home Loan Corporation, Fremont Investment & Loan, Mandalay Mortgage,
LLC, Town & Country Credit Corporation, Platinum Capital Group, Lime Financial
Services, Ltd. and Funding America Warehouse Trust, a Delaware statutory trust and a wholly owned subsidiary of Funding America, LLC.

Less stringent underwriting guidelines and the resultant potential for delinquencies on the mortgage loans could lead to losses on your securities.

      The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

      The underwriting standards used in the origination of the mortgage loans held by the issuing entity are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the issuing entity may experience higher rates

                                      S-11

of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Geographic concentration of the mortgage loans in particular jurisdictions may result in greater losses if those jurisdictions experience economic downturns.

      Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the issuing entity to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

      In particular the following approximate percentages of initial mortgage loans as of the cut-off date were secured by mortgaged properties located in the following states:

                 California                    Florida

                   34.82%                      18.11%

      Because of the relative geographic concentration of the mortgaged properties within these states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, wildfires, floods, and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

      In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

Effect on yields caused by prepayments, defaults and losses.

Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

      o   If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

      o   If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

      o   The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, for fixed-rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, the fixed-rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed-rate mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate mortgage loans may decrease.

      o   The prepayment rate on the adjustable-rate mortgage loans may respond to different factors than the prepayment rate on the fixed-rate loans, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any of the
          adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to borrowers, the borrowers may prepay their adjustable-rate mortgage loans. The adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

                                      S-12

      o   Approximately 76.93% of the initial mortgage loans require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to five years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

      o   The originators may be required to purchase mortgage loans from the issuing entity in the event certain breaches of their respective representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the LIBOR certificates as a prepayment of those mortgage loans.

      o   For so long as the Class X certificates are 100% owned, either directly or indirectly, by IXIS Real Estate Capital Inc. or any of its affiliates, then one or more of the servicers then servicing the mortgage loans may exercise a clean-up call on any distribution date when the aggregate stated principal balance of the mortgage loans, as of the last day of the related due period, is less than or equal to
          10% of the sum of the aggregate stated principal balance of the mortgage loans transferred to the issuing entity on the closing date and the initial amount on deposit in the pre-funding account. If at any time, the Class X certificates are not 100% owned, either directly or indirectly, by IXIS Real Estate Capital Inc. or any of its affiliates, then the majority owners of the Class X certificates may, at their option, exercise the clean-up call on any distribution date when the aggregate stated principal balance of the mortgage loans, as of the last day of the related due period, is less than or equal to
          10% of the sum of the aggregate stated principal balance of the mortgage loans transferred to the issuing entity on the closing date and the initial amount on deposit in the pre-funding account;
          provided, however, that IXIS Real Estate Capital Inc. or any of its affiliates, may only participate in the exercise of the clean-up call by the majority owners of the Class X certificates if IXIS Real Estate
          Capital Inc. or any of its affiliates, is not the majority owner of the Class X Certificates, either directly or indirectly. If the Class
          X majority owners do not exercise their right to exercise the clean-up call, one or more of the servicers then servicing the mortgage loans may exercise the clean-up call on any distribution date when the aggregate stated principal balance of the mortgage loans, as of the last day of the related due period, is less than or equal to 10% of the sum of the aggregate stated principal balance of the mortgage loans transferred to the issuing entity on the closing date and the initial amount on deposit in the pre-funding account. To exercise the clean-up call, the party exercising the call must purchase all of the remaining mortgage loans; the purchase of the mortgage loans will result in the payment in full of the certificates on that distribution date and the termination of the issuing entity. Notwithstanding the foregoing, if S&P has rated a class of net interest margin securities then outstanding that are backed by the Class X and Class P certificates pursuant to the pooling and servicing agreement, the servicer or servicers exercising such clean-up call will be permitted to purchase the mortgage loans only if one of the following conditions is met: (i) after distribution of the proceeds of the clean-up call to the certificateholders (other than the holders of the Class X, Class P and Class R certificates), the distribution of the remaining proceeds to the Class X and Class P certificates will be sufficient to pay the outstanding principal amount of, and accrued and unpaid interest on, the net interest margin securities, or (ii) (A) prior to the clean-up call, the servicer or servicers exercising such clean-up call remits to the securities administrator an amount that, together with the termination price, will be sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the net interest margin securities, and (B) the securities administrator remits that amount directly to the indenture trustee under the indenture creating the net interest margin securities.

If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

      o   As a result of the absorption of realized losses on the mortgage loans by excess interest, after taking into account certain payments received or paid by the issuing entity pursuant to the interest rate swap agreement, and overcollateralization as described in this free writing prospectus, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, are likely to result in an earlier return of principal to the LIBOR certificates and are likely to influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans would influence the yield on the LIBOR certificates.

      o   The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the LIBOR certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required level. An earlier return of principal to the holders of the LIBOR certificates as a result of the
          overcollateralization provisions will

                                      S-13

          influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the LIBOR certificates.

      o   The multiple class structure of the LIBOR certificates causes the yield of certain classes of the LIBOR certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans.
          Because distributions of principal will be made to the classes of
          LIBOR certificates according to the priorities described in this free writing prospectus, the yield to maturity on those classes of LIBOR certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. In particular, the Class
          M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1,
          Class B-2, Class B-3 and Class B-4 certificates generally are not entitled to receive (unless the aggregate certificate principal balances of the Class A certificates have been reduced to zero) any portion of the amount of principal payable to the LIBOR certificates prior to the distribution date in June 2009. Thereafter, subject to the loss and delinquency performance of the mortgage loan pool, the
          Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6,
          Class B-1, Class B-2, Class B-3 and Class B-4 certificates may continue (unless the aggregate certificate principal balances of the
          Class A certificates have been reduced to zero) to receive no portion of the amount of principal then payable to the LIBOR certificates.
          After taking into account certain payments by the issuing entity pursuant to the interest rate swap agreement, the weighted average lives of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
          Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 certificates will therefore be longer than would otherwise be the case. The effect on the market value of the Class M-1, Class M-2, Class M-3, Class M-4,
          Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4
          certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

The value of your certificates may be reduced if either the rate of default or the amount of losses is higher than expected.

      o   If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the LIBOR certificates may be lowered or withdrawn in the future. This may reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly originated mortgage loans may be more likely to default, which may cause losses on the LIBOR certificates.

      o   Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans have been originated within the 12 months prior to their sale to the issuing entity. As a result, the issuing entity may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

The credit enhancement features may be inadequate to provide protection for the
LIBOR certificates.

      o   The credit enhancement features described in this free writing prospectus are intended to enhance the likelihood that holders of the
          Class A certificates, and to a limited extent, the holders of the
          Class M certificates and, to a lesser degree, the holders of the Class
          B certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, none of the master servicer, the servicers nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

      o   If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

Interest generated by the mortgage loans may be insufficient to maintain the required level of overcollateralization.

      The weighted average of the net interest rates on the mortgage loans is expected to be higher than the weighted average of the pass-through rates on the
LIBOR certificates. The mortgage loans are, after taking into account certain payments received or paid by the issuing entity pursuant to the interest rate swap agreement, expected to generate more interest than is needed to pay interest owed on the LIBOR certificates and to pay certain fees and expenses of the issuing entity. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the issuing entity are covered, the available excess interest

                                      S-14

generated by the mortgage loans will be used to maintain overcollateralization at the required level determined as provided in the pooling and servicing agreement. You cannot be assured, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next risk factor, will affect the amount of excess interest that the mortgage loans will generate:

      o   Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

      o   Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

      o   If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the LIBOR certificates.

      o   The adjustable-rate mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the LIBOR certificates, and the fixed-rate mortgage loans have interest rates that do not adjust. In addition, the first adjustment of the interest rates for approximately 0.10% of the initial adjustable-rate mortgage loans will not occur until six months after the date of origination, the first adjustment of the interest rates for approximately 0.38% of the initial adjustable-rate mortgage loans will not occur until one year after the date of origination, the first adjustment of the interest rates for approximately 89.47% of the initial adjustable-rate mortgage loans will not occur until two years after the date of origination, the first adjustment of the interest rates for approximately 9.63% of the initial adjustable-rate mortgage loans will not occur until three years after the date of origination and the first adjustment of the interest rates for approximately 0.41% the initial adjustable-rate mortgage loans will not occur until five years after the date of origination. As a result, the pass-through rates on the LIBOR certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rates on the
          LIBOR certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the LIBOR certificates. The pass-through rates on the LIBOR certificates cannot exceed the weighted average interest rate of the mortgage loans in the mortgage loan pool, reduced for net payments to the swap provider and less certain fees and expenses payable by the issuing entity.

      o   If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

      o   Investors in the LIBOR certificates, and particularly the Class B certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

Effect of interest rates on the mortgage loans and other factors on the pass-through rates of the LIBOR certificates.

      The LIBOR certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to certain limitations. Those limitations on the pass-through rates for the LIBOR certificates are, in part, based on the weighted average of the interest rates on the mortgage loans reduced for net payments to the swap provider and net of certain fees and expenses of the issuing entity.

      A variety of factors, in addition to those described in the previous risk factor, could limit the pass-through rates and adversely affect the yield to maturity on the LIBOR certificates. Some of these factors are described below:

      o   The interest rates on the fixed-rate mortgage loans will not adjust, and the interest rates on the adjustable-rate mortgage loans are based on a six-month LIBOR index. All of the adjustable-rate mortgage loans have periodic, minimum and maximum limitations on adjustments to their interest rates, and, as discussed in the previous risk factor, most of the adjustable-rate mortgage loans will not have the first adjustment to their interest rates until six months, one year, two years, three years or five years after the origination of those mortgage loans. As a result of the limit on the pass-through rates for the LIBOR certificates, those certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

                                      S-15

      o   The six-month LIBOR index may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that interest rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the LIBOR certificates are stable or rising. It is also possible that the interest rates on certain of the adjustable-rate mortgage loans and the pass-through rates for the LIBOR certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

      o   The pass-through rates for the LIBOR certificates adjust monthly and are subject to interest rate caps while the interest rates on certain of the adjustable-rate mortgage loans adjust less frequently and the interest rates on the fixed-rate mortgage loans do not adjust.
          Consequently, the limit on the pass-through rates for the LIBOR certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

      o   If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the LIBOR certificates are more likely to be limited.

      o   If the pass-through rates on the LIBOR certificates are limited for any distribution date due to a cap based on the weighted average interest rates of the mortgage loans (reduced by certain fees and expenses payable by the issuing entity and net payments to the swap provider), the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the
          LIBOR certificates and the payment of certain fees and expenses of the issuing entity. In addition, these shortfalls may be recovered from net payments, if any, from the swap provider. However, we cannot assure you that these funds, if available, will be sufficient to fully cover these shortfalls.

      Shortfalls in interest on a distribution date resulting from the foregoing factors may be made up on subsequent distribution dates, but only on a subordinated basis. We cannot assure you that funds will be available for this purpose.

Effect on yields due to rapid prepayments; no assurance of amounts received under the interest rate swap agreement.

      Any net payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates on the LIBOR certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the amount on which payments due under the interest rate swap agreement are calculated (namely, the product of the scheduled notional amount and the multiplier) may exceed the aggregate scheduled principal balance of the mortgage loans in the pool, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates.

      In addition, certain swap termination payments arising under the interest rate swap agreement are payable to the swap provider on a senior basis and such payments may reduce amounts available for distribution to certificateholders.

      Any amounts received under the interest rate swap agreement will be applied as described in this free writing prospectus to pay interest shortfalls, maintain overcollateralization and cover losses. However, no amounts will be payable to the issuing entity by the swap provider unless the floating payment owed by the swap provider for a distribution date exceeds the fixed payment owed to the swap provider for that distribution date. This will not generally occur except in a period where one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds 5.339% per annum. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover interest shortfalls or losses on the mortgage loans, or to maintain required overcollateralization.

      See "Description of the Certificates--Distributions of Interest and
Principal," "--Swap Account" and "--Interest Rate Swap Agreement" in this free writing prospectus.

Prepayments on the mortgage loans could lead to shortfalls in the distribution of interest on your certificates.

      The dates on which scheduled payments are due on the mortgage loans occur throughout a month. When a voluntary principal prepayment is made by the mortgagor on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the mortgagor is charged interest only up to the date of the prepayment, instead of for

                                      S-16

a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date that follows the prepayment period in which the prepayment was received by the applicable servicer. In the event the timing of any voluntary prepayments in full would cause there to be less than one full month's interest, at the applicable interest rates, available to be distributed to certificateholders with respect to the prepaid mortgage loans, the applicable servicer is obligated to pay an amount, without any right of reimbursement, for the amount of shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with those principal prepayments in full and thirty days' interest on the prepaid mortgage loans, but only to the extent those shortfalls do not exceed the servicing fee for that distribution date payable to the applicable servicer.

      If the applicable servicer fails to make such payment or the shortfall exceeds the servicing fee payable to such servicer for any distribution date, there will be fewer funds available for the distribution of interest on the certificates. In addition, no such payments from either servicer will be available to cover prepayment interest shortfalls resulting from partial prepayments or involuntary prepayments such as the liquidation of a defaulted mortgage loan. Such shortfalls of interest, if they result in the inability of the issuing entity to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

      Shortfalls in interest on a distribution date resulting from the foregoing factors may be made up on subsequent distribution dates, but only on a subordinated basis.

Additional risks associated with the Class M and Class B certificates.

      The weighted average lives of, and the yields to maturity on, the Class M and Class B certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest, after taking into account certain payments received or paid by the issuing entity pursuant to the interest rate swap agreement, and the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the aggregate principal balance of the Class B-4,
Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3,
Class M-2 and Class M-1 certificates, in that order. As a result of this reduction, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount, except to the extent of any subsequent recoveries received on liquidated mortgage loans after they are liquidated. However, the amount of any subsequent recoveries received with respect to the Class M or Class B certificates may be paid to the holders of those certificates according to the priorities set forth under "Description of the Certificates -- Overcollateralization Provisions" in
this free writing prospectus.

      Unless the aggregate principal balances of the Class A certificates have been reduced to zero, the Class M and Class B certificates will not be entitled to any principal distributions until at least June 2009 or a later date as provided in this free writing prospectus, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels.
As a result, the weighted average lives of the Class M and Class B certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Class M and Class B certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

      In addition, the multiple class structure of the Class M and Class B certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest, after taking into account certain

                                      S-17

payments received or paid by the issuing entity pursuant to the interest rate swap agreement, the Class X certificates or a class of Class M and Class B certificates with a lower payment priority. Furthermore, as described in this free writing prospectus, the timing of receipt of principal and interest by the
Class M and Class B certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Delay in receipt of liquidation proceeds; liquidation proceeds may be less than the mortgage loan balance.

      Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements described in this free writing prospectus are insufficient to cover the loss.

A portion of the mortgage loans are secured by subordinate mortgages; in the event of a default, these mortgage loans are more likely to experience losses.

      Approximately 3.60% of the initial mortgage loans as of the cut-off date are secured by second-lien mortgages which are subordinate to the rights of the holder of the related senior mortgages. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of the mortgage loan only to the extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a holder of a subordinate or junior mortgage may not foreclose on the mortgaged property securing such mortgage unless it either pays the entire amount of the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertakes the obligation to make payments on each senior mortgage in the event of a default under any senior mortgage. The issuing entity will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

      An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second-lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second-lien mortgage loan after satisfaction of any senior liens.

High loan-to-value ratios increase risk of loss.

      Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80.00% or below.
Approximately 27.19% of the initial mortgage loans had loan-to-value ratios at origination or, with respect to second lien mortgage loans, combined loan-to-value ratios as origination, in excess of 80.00% but not more than
100.00%. Additionally, the originator's determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios or combined loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value (i.e., foreclosure value) of such mortgaged properties.

Some of the mortgage loans have an initial interest-only period, which may result in increased delinquencies and losses.

      Approximately 24.91% of the initial mortgage loans have an interest-only period that may range from five years to ten years after the date of origination. During this period, the payment made by the related mortgagor will be less than it would be if the principal of the mortgage loan was required to amortize. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the offered certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

      After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small

                                      S-18

during the first few years after the origination of a mortgage loan, in the aggregate, the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by excess interest, after taking into account certain payments received or paid by the issuing entity pursuant to the interest rate swap agreement, or overcollateralization, will be allocated to the LIBOR certificates in reverse order of seniority.

      Mortgage loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

Payments in full of a balloon loan depend on the borrower's ability to refinance the balloon loan or sell the mortgaged property.

      Approximately 29.51% of the initial mortgage loans will not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, i.e., balloon payments, at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon the borrower's ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

          o   the level of available mortgage interest rates at the time of sale or refinancing;

          o   the borrower's equity in the related mortgaged property;

          o   the financial condition of the mortgagor;

          o   tax laws;

          o   prevailing general economic conditions; and

          o   the availability of credit for single family real properties generally.

Increased use of new mortgage loan products by borrowers may result in decline in real estate values generally.

      In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the securities, and your investment in the securities, may not perform as you anticipate.

Violation of various federal, state and local laws may result in losses on the mortgage loans.

      There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the
U.S. Department of Justice, the U.S. Department of Housing and Urban Development
and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers. Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

      The mortgage loans are also subject to federal laws, including:

      o   the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

                                      S-19

      o   the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer
          Credit Protection Act, in the extension of credit; and

      o   the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

      Violations of certain provisions of these federal, state and local laws may limit the ability of the servicers to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the issuing entity to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of these federal and state laws, could subject the issuing entity (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.

      The originators have each represented or will represent that, as of the date specified in each of the assignment and recognition agreements, each mortgage loan originated by it is in compliance with applicable federal, state and local laws and regulations. In addition, each of such originators will represent that none of the mortgage loans sold by it is subject to the Home
Ownership and Equity Protection Act of 1994 or other similar or comparable state or local laws. In the event of a breach of any of such representations, the related originator will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this free writing prospectus.

The originators may not be able to repurchase defective mortgage loans.

      The originators have made various representations and warranties related to the mortgage loans. Those representations are summarized in "Description of the Certificates -- Representations and Warranties Relating to the Mortgage
Loans" in this free writing prospectus.

      If the respective originator fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then such originator would be required to repurchase or substitute for the defective mortgage loan. It is possible that such originator may not be capable of repurchasing any defective mortgage loans, for financial or other reasons. The inability of such originator to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur. However, with respect to certain originators, in the event that such originators fail to repurchase such mortgage loans, the sponsor will be obligated to cure, substitute or repurchase such mortgage loans in the same manner as the originators.

The interest rate swap agreement is subject to counterparty risk.

      A subtrust within the issuing entity will hold an interest rate swap agreement that will require the swap provider to make certain payments for the benefit of the holders of the LIBOR certificates. To the extent that payments on the LIBOR certificates depend in part on payments to be received by the securities administrator under the interest rate swap agreement, the ability of the securities administrator to make such payments on such classes of certificates will be subject to the credit risk of the swap provider.

A reduction, withdrawal or qualification of any credit rating of the swap provider could adversely affect the ratings of the LIBOR certificates.

      The ratings on the LIBOR certificates are dependent in part upon the credit ratings of the swap provider. If a credit rating of the swap provider is qualified, reduced or withdrawn and sufficient collateral is not provided or a substitute counterparty or a guarantor of the swap provider's obligations is not obtained, as applicable, in accordance with the terms of the interest rate swap agreement, the ratings of the offered certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of the LIBOR certificates may be adversely affected. See "Description of the Certificates--Interest Rate
Swap Agreement" and "--The Swap Provider" in this free writing prospectus.

Drug, RICO and money laundering violations could lead to property forfeitures.

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act ("RICO"), the Bank Secrecy Act, the anti-money laundering laws

                                      S-20

and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the mortgaged property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the mortgaged property were derived or before the commission of any other crime upon which the forfeiture is based, or
(2) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the mortgaged property was subject to forfeiture. However, there is no assurance that such a defense would be successful.

The certificates are obligations of the issuing entity only.

      The certificates will not represent an interest in or obligation of the depositor, the servicers, the master servicer, the sponsor, the originators, the securities administrator, the trustee, the custodian or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, the servicers, the sponsor, the trustee, the securities administrator, the custodian or any of their respective affiliates.
Proceeds of the assets included in the trust fund (including the interest rate swap agreement for the benefit of the LIBOR certificates) will be the sole source of payments on the LIBOR certificates, and there will be no recourse to the depositor, the master servicer, the servicers, the sponsor, the originators, the trustee, the securities administrator or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the LIBOR certificates.

Your investment may not be liquid.

      The underwriters intend to make a secondary market in the LIBOR certificates, but they will have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

      The LIBOR certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended, commonly referred to as SMMEA. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in the LIBOR certificates, thereby limiting the market for those certificates. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the LIBOR certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the LIBOR certificates. See "Legal Investment" in this free writing prospectus and in the prospectus.

The ratings on your certificates could be reduced or withdrawn.

      Each rating agency rating the LIBOR certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency qualifies, reduces or withdraws its rating on one or more classes of the LIBOR certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Bankruptcy of the depositor or the sponsor may delay or reduce collections on loans.

      The depositor and the sponsor for the certificates may be eligible to become a debtor under the United States Bankruptcy Code. If the depositor or the sponsor for the certificates were to become a debtor under the United States
Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage assets that support the certificates constitute property of the debtor, or whether they constitute property of the related issuing entity. If the bankruptcy court were to determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in payments to certificateholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders. The mortgage assets would not constitute property of the estate of the depositor or

                                      S-21

of the sponsor if the transfers of the mortgage assets from the sponsor to the depositor and from the depositor to the related issuing entity are treated as true sales, rather than pledges, of the mortgage assets.

      The transactions contemplated by this free writing prospectus and the related prospectus will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the transfers should be treated as true sales, and not as pledges. The mortgage assets should accordingly be treated as property of the related issuing entity and not as part of the bankruptcy estate of the depositor or sponsor. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

      However, the can be no assurance that a bankruptcy court would not recharacterize the transfers as borrowings of the depositor or sponsor secured by pledges of the mortgage assets. Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the certificates. Even if a request to recharacterize the transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the certificates could result.

External events may increase the risk of loss on the mortgage loans.

      In response to previously executed and threatened terrorist attacks in the
United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty is a mortgagor of a mortgage loan held by the issuing entity, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. Substantially all of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the mortgage loans, which may result in shortfalls of interest on your certificates. None of the originators, the depositor, any underwriter, the securities administrator, the trustee, the servicers, the master servicer or any other party has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See "Description of the Certificates--Distributions of Interest
and Principal" in this free writing prospectus and "Material Legal Aspects of the Loans--Servicemembers Civil Relief Act and the California Military and
Veterans Code" in the prospectus.

The servicing fee may be insufficient to engage replacement servicers.

      To the extent that this free writing prospectus indicates that the fee payable to the servicers is based on a fee rate that is a percentage of the outstanding mortgage loan balances, no assurance can be made that such fee rate in the future will be sufficient to attract replacement servicers to accept an appointment. In addition, to the extent the mortgage pool of any series has amortized significantly at the time that a replacement servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment.

LIBOR certificates may not be suitable investments.

      The LIBOR certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The LIBOR certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                                      S-22

                             THE MORTGAGE LOAN POOL

      The statistical information presented in this free writing prospectus concerning the initial mortgage loans is based on the expected scheduled principal balances of the mortgage loans as of May 1, 2006. As of the cut-off date, the aggregate scheduled principal balance of the mortgage loans (the
"Initial Mortgage Loans") is approximately $824,418,571. With respect to the
Initial Mortgage Loans, some amortization will occur prior to the closing date.
Moreover, certain Initial Mortgage Loans may prepay in full, or may be determined not to meet the eligibility requirements for the final mortgage loan pool, and may not be included in the final mortgage loan pool, and certain other mortgage loans (which meet the eligibility requirements) may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the actual initial mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented in this free writing prospectus, although such variance is not expected to be material. The depositor does not, as of the closing date, expect to have the full amount of mortgage loans to be conveyed to the issuing entity. As a result, up to approximately
$175,581,429 will be deposited in the pre-funding account, permitting the issuing entity to acquire up to that principal amount of mortgage loans (the
"Subsequent Mortgage Loans") on or prior to August 24, 2006.

                                     GENERAL

      On the closing date, it is expected that the trust fund held by the issuing entity will primarily consist of approximately 3,945 conventional, sub-prime, adjustable- and fixed-rate, interest-only for a period of time, fully-amortizing and balloon, first-lien and second-lien residential mortgage loans with original terms to maturity from the first scheduled payment due date of not more than thirty years, having an aggregate cut-off date balance (after giving effect to scheduled payments due on such date) of approximately
$824,418,571. The Initial Mortgage Loans held by the issuing entity were acquired by Morgan Stanley ABS Capital I Inc. from IXIS Real Estate Capital Inc.
IXIS Real Estate Capital Inc. previously acquired the Initial Mortgage Loans from Accredited Home Lenders, Inc., First NLC Financial Services, NC Capital
Corporation, Master Financial, Inc., Encore Credit Corp., Chapel Mortgage
Corporation, Lenders Direct Capital Corp., Rose Mortgage, Inc., First Bank
Mortgage, Inc., FlexPoint Funding Corporation, First Horizon Home Loan
Corporation, Fremont Investment & Loan, Mandalay Mortgage, LLC, Town & Country
Credit Corporation, Platinum Capital Group, Lime Financial Services, Ltd. and
Funding America Warehouse Trust, a Delaware statutory trust and a wholly owned subsidiary of Funding America, LLC.

      The Initial Mortgage Loans were, and the Subsequent Mortgage Loans will be, originated or acquired generally in accordance with the underwriting guidelines described in this free writing prospectus. See "The Sponsor and the
Originators" below. Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

      The Subsequent Mortgage Loans are intended to be purchased by the issuing entity from time to time after the closing date and on or before August 24,
2006, from funds on deposit in the pre-funding account, if available. These
Subsequent Mortgage Loans to be purchased by the issuing entity will be originated or purchased by the originators, sold by the originators to the sponsor, sold by the sponsor to the depositor and then sold by the depositor to the issuing entity. The pooling and servicing agreement will provide that the mortgage loans, following the conveyance of the Subsequent Mortgage Loans, must in the aggregate conform to certain specified characteristics described below under "-- Conveyance of Subsequent Mortgage Loans."

      Approximately 7.59% of the Initial Mortgage Loans are fixed-rate mortgage loans and approximately 92.41% of the Initial Mortgage Loans are adjustable-rate mortgage loans, as described in more detail under "-- Adjustable-Rate Mortgage
Loans" below.

      All of the Initial Mortgage Loans are secured by first-lien or second-lien mortgages, deeds of trust or similar security instruments creating first liens or second liens on residential properties consisting of one-to-four family dwelling units, individual condominium units or individual units in planned unit developments.

      Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property. Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

      Approximately 27.19% of the Initial Mortgage Loans had loan-to-value ratios at origination, or with respect to second lien mortgage loans, combined loan-to-value ratios at origination, in excess of 80.00%. None of the mortgage

                                      S-23

loans had loan-to-value ratios at origination, or with respect to second lien mortgage loans, combined loan-to-value ratios at origination in excess of
100.00%. The "loan-to-value ratio" of a mortgage loan at any time is the ratio of the principal balance of such mortgage loan at the date of determination to
(a) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the mortgaged property at the time of the refinancing or modification. The "combined loan-to-value ratio"
of a mortgage loan at any time is the ratio of (a) the sum of the principal balance of such mortgage loan at the date of determination plus, if such mortgage loan is subject to a senior mortgage, the unpaid principal balance of the related first lien mortgage loan, to (b) (1) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value at the time of sale or (2) in the case of a refinancing or modification, the appraised value of the mortgaged property at the time of the refinancing or modification.

      Approximately 70.49% of the Initial Mortgage Loans are fully amortizing, and approximately 29.51% of the Initial Mortgage Loans are balloon mortgage loans that have substantial principal payments due on their stated maturity dates. Approximately 24.91% of the Initial Mortgage Loans are interest-only for a period of time.

      [_] Initial Mortgage Loans with an aggregate principal balance as of the cut-off date of $[_______], which represent no more than approximately 1.00% of the mortgage loans in the final mortgage loan pool, were more than 30 days but less than 60 days Delinquent with respect to their scheduled monthly payments.

                               PREPAYMENT PREMIUMS

      Approximately 76.93% of the Initial Mortgage Loans provide for payment by the borrower of a prepayment premium (each, a "Prepayment Premium") in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from six months to five years from the date of origination of such mortgage loan, or the penalty period, as described in this free writing prospectus. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal, state or local law, is as provided in the related mortgage note. Generally, this amount is equal to six months of interest on any amounts prepaid in excess of
20% of the original principal balance of the related mortgage loan during any
12-month period during the applicable penalty period. No mortgage loan imposes a
Prepayment Premium for a term in excess of 5 years. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P certificates and will not be available for payment to the LIBOR certificates.

      The applicable servicer may waive (or permit a subservicer to waive) a
Prepayment Premium in accordance with the pooling and servicing agreement if, in such servicer's judgment, (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of such servicer, maximize recovery of total proceeds taking into account the value of such
Prepayment Premium and the related Mortgage Loan or (ii) the Prepayment Premium may not be collected under applicable federal, state or local law.

                         ADJUSTABLE-RATE MORTGAGE LOANS

      All of the adjustable-rate Initial Mortgage Loans provide for semi-annual adjustment, as applicable, of the related interest rate based on the Six-Month
LIBOR Loan Index (as described below under "-- The Index"), as specified in the related mortgage note, and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an
"Adjustment Date"); provided, that the first such adjustment in the case of approximately 0.10% of the adjustable-rate Initial Mortgage Loans will occur after an initial period of approximately six months following origination (the
"Six-Month Adjustable Rate Mortgage Loans"); in the case of approximately 0.38%
of the adjustable-rate Initial Mortgage Loans will occur after an initial period of approximately one year following origination (the "One Year Adjustable Rate
Mortgage Loans"), in the case of approximately 89.47% of the adjustable-rate
Initial Mortgage Loans will occur after an initial period of approximately two years following origination (the "2/28 Adjustable Rate Mortgage Loans"); in the
case of approximately 9.63% of the adjustable-rate Initial Mortgage Loans approximately three years following origination (the "3/27 Adjustable Rate
Mortgage Loans"); and, in the case of approximately 0.41% of the adjustable-rate
Initial Mortgage Loans approximately five years following origination (the "5/25
Adjustable Rate Mortgage Loans").

      With respect to substantially all of the adjustable-rate mortgage loans, on each Adjustment Date the interest rate will be adjusted to equal the sum, rounded generally to the nearest multiple of (1)/8% of the applicable Index and a fixed percentage amount (the "Gross Margin"); provided, that, in a majority of cases the interest rate on each such adjustable-rate mortgage loan will not increase or decrease by more than a fixed percentage ranging from 1.000% to
2.000%, as

                                      S-24

specified in the related mortgage note (the "Periodic Cap") on any related
Adjustment Date, except in the case of the first such Adjustment Date, and will not exceed a specified maximum interest rate over the life of such mortgage loan
(the "Maximum Rate") or be less than a specified minimum interest rate over the life of such mortgage loan (the "Minimum Rate"). The interest rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the "Initial Cap"); the
Initial Caps range from 1.000% to 6.000% for all of the adjustable-rate Initial
Mortgage Loans. Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related Adjustment Date or, with respect to the adjustable-rate interest-only mortgage loans with initial periods in which payments of only interest are required to be made, following the interest-only period, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the interest rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps, Minimum
Rates and Maximum Rates, the interest rate on each such adjustable-rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Loan Index and the related Gross Margin, rounded as described in this free writing prospectus. See "-- The Index" below. The adjustable-rate mortgage loans generally do not permit the related borrowers to convert their adjustable interest rate to a fixed interest rate.

                                  JUNIOR LIENS

      Approximately 3.60% of the Initial Mortgage Loans are secured by second liens on the related mortgaged properties. The range of combined loan-to-value ratios at origination is approximately 51.03% to 100.00% for the Initial
Mortgage Loans that are second-lien mortgage loans, and the weighted average combined loan-to-value ratio at origination of these Initial Mortgage Loans that are second-lien mortgage loans is approximately 98.76%.

                                    THE INDEX

      The Index used in determining the interest rates of the adjustable-rate mortgage loans which provide for semi-annual adjustment based on a LIBOR index, is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the "Six-Month Loan LIBOR Index" or the "Loan Index"), and as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment
Date occurs, as specified in the related mortgage note. In the event that the
Index becomes unavailable or otherwise unpublished, the applicable servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

                           THE INITIAL MORTGAGE LOANS

      The Initial Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off date:

Cut-off date principal balance of the Initial Mortgage Loans:                       $824,418,571

Cut-off date principal balance of fixed-rate Initial Mortgage Loans:                 $62,579,197

Cut-off date principal balance of adjustable-rate Initial Mortgage Loans:           $761,839,375

Interest Rates:

     Weighted Average:                                                                    8.230%

     Range:                                                                    5.290% to 14.300%

Weighted average stated remaining term to maturity (in months):                              351

      The scheduled principal balances of the Initial Mortgage Loans range from approximately $9,629 to approximately $881,811. The Initial Mortgage Loans had an average scheduled principal balance of approximately $208,978.

      The weighted average loan-to-value ratio at origination of the Initial
Mortgage Loans is approximately 80.24% and approximately 27.19% of the Initial
Mortgage Loans had loan-to-value ratios (or, with respect to Initial Mortgage
Loans that are second lien mortgage loans, combined loan-to-value ratios) at origination exceeding 80.00%.

      No more than approximately 0.41% of the Initial Mortgage Loans are secured by mortgaged properties located in any one zip code area.

                                      S-25

      Each of the Originators has made certain representations with respect to each Initial Mortgage Loan sold by it. See "Description of the Certificates -
Representations and Warranties Relating to the Mortgage Loans" in this free writing prospectus.

      On or prior to August 24, 2006, the issuing entity is expected to purchase, subject to availability, Subsequent Mortgage Loans. The maximum aggregate principal balance of Subsequent Mortgage Loans that may be purchased is expected to be approximately $175,581,429.

      The following tables set forth certain statistical information with respect to the Initial Mortgage Loans as of May 1, 2006. Due to rounding, the percentages shown may not precisely total 100.00%.

                                      S-26

                                                      PRODUCT TYPES

                                                                          % OF
                                                                        MORTGAGE
                                                                      LOAN POOL BY     WEIGHTED      WEIGHTED    WEIGHTED
                                                       AGGREGATE       AGGREGATE        AVERAGE       AVERAGE     AVERAGE
                                         NUMBER OF    CUT-OFF DATE    CUT-OFF DATE       GROSS       REMAINING   ORIGINAL
                                         MORTGAGE      PRINCIPAL       PRINCIPAL     INTEREST RATE     TERM      COMBINED
PRODUCT TYPES:                             LOANS       BALANCE ($)      BALANCE           (%)        (MONTHS)     LTV (%)
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------

Fixed--5 Year                                    1   $        9,629        0.00%        11.988%          57       88.20%
Fixed--10 Year                                   1           19,726        0.00         11.300          117       51.03
Fixed--15 Year                                  25        2,220,307        0.27          8.596          177       79.00
Fixed--20 Year                                  12          962,530        0.12          9.162          236       78.38
Fixed--30 Year                                 275       30,674,309        3.72          8.717          357       81.92
Balloon--15/30                                 325       20,924,705        2.54         11.221          176       98.17
Balloon--30/40                                  31        5,686,622        0.69          7.733          358       73.56
ARM--2 Year/6 Month Balloon 30/40              764      200,082,545       24.27          8.227          357       79.59
ARM--3 Year/6 Month Balloon 30/40               75       15,966,462        1.94          8.267          358       76.81
ARM--5 Year/6 Month Balloon 30/40                4          637,977        0.08          8.967          357       68.30
ARM--6 Month                                     2          777,690        0.09          9.043          356       83.41
ARM--1 Year/6 Month                             12        2,901,748        0.35          8.088          355       82.00
ARM--2 Year/6 Month                          1,417      278,303,169       33.76          8.422          357       79.08
ARM--3 Year/6 Month                            214       38,067,325        4.62          8.508          357       79.06
ARM--5 Year/6 Month                              5          972,235        0.12          8.297          357       82.66
Dual Amort--10/40--2 Year/6 Month               69       20,836,168        2.53          7.837          355       77.74
IO Fixed--30 Year--60 mo. IO term                5        1,993,298        0.24          7.073          354       80.71
IO ARM--2 Year/6 Month--60 mo. IO term         629      182,433,513       22.13          7.597          356       81.32
IO ARM--3 Year/6 Month--60 mo. IO term          73       19,353,615        2.35          7.529          356       81.67
IO ARM--5 Year/6 Month--60 mo. IO term           5        1,506,927        0.18          7.354          356       79.17
IO Fixed--30 Year--120 mo. IO term               1           88,073        0.01          6.425          352       55.56
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------
TOTAL OR WEIGHTED AVERAGE:                   3,945   $  824,418,571      100.00%         8.230%         351       80.24%
======================================   =========   ==============   ============   =============   =========   ========

                                               ORIGINAL INTEREST ONLY TERM

                                                                          % OF
                                                                        MORTGAGE
                                                                      LOAN POOL BY     WEIGHTED      WEIGHTED    WEIGHTED
                                                       AGGREGATE       AGGREGATE        AVERAGE       AVERAGE     AVERAGE
                                         NUMBER OF    CUT-OFF DATE    CUT-OFF DATE       GROSS       REMAINING   ORIGINAL
ORIGINAL INTEREST ONLY TERM              MORTGAGE      PRINCIPAL       PRINCIPAL     INTEREST RATE     TERM      COMBINED
(MONTHS):                                  LOANS       BALANCE ($)      BALANCE           (%)        (MONTHS)     LTV (%)
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------

Non Interest-Only Loans                      3,232   $  619,043,145       75.09%         8.445%         350       79.89%
60                                             712      205,287,354       24.90          7.584          356       81.33
120                                              1           88,073        0.01          6.425          352       55.56
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------
TOTAL OR WEIGHTED AVERAGE:                   3,945   $  824,418,571      100.00%         8.230%         351       80.24%
======================================   =========   ==============   ============   =============   =========   ========

                                      S-27

                                                      LIEN POSITION

                                                                          % OF
                                                                        MORTGAGE
                                                                      LOAN POOL BY     WEIGHTED      WEIGHTED    WEIGHTED
                                                       AGGREGATE       AGGREGATE        AVERAGE       AVERAGE     AVERAGE
                                         NUMBER OF    CUT-OFF DATE    CUT-OFF DATE       GROSS       REMAINING   ORIGINAL
                                         MORTGAGE      PRINCIPAL       PRINCIPAL     INTEREST RATE     TERM      COMBINED
LIEN POSITION:                             LOANS       BALANCE ($)      BALANCE           (%)        (MONTHS)     LTV (%)
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------

1st Lien                                     3,466   $  794,757,941       96.40%         8.117%         356       79.55%
2nd Lien                                       479       29,660,630        3.60         11.263          225       98.76
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------
TOTAL OR WEIGHTED AVERAGE:                   3,945   $  824,418,571      100.00%         8.230%         351       80.24%
======================================   =========   ==============   ============   =============   =========   ========

                                              RANGE OF GROSS INTEREST RATES

                                                                          % OF
                                                                        MORTGAGE
                                                                        POOL BY         WEIGHTED      WEIGHTED   WEIGHTED
                                                       AGGREGATE       AGGREGATE        AVERAGE       AVERAGE     AVERAGE
                                         NUMBER OF    CUT-OFF DATE    CUT-OFF DATE       GROSS       REMAINING   ORIGINAL
RANGE OF GROSS INTEREST                  MORTGAGE      PRINCIPAL       PRINCIPAL     INTEREST RATE     TERM      COMBINED
RATES (%):                                 LOANS       BALANCE ($)      BALANCE           (%)        (MONTHS)     LTV (%)
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------

5.000 - 5.999                                   31   $    8,514,014        1.03%         5.777%         354       78.23%
6.000 - 6.999                                  362       99,299,099       12.04          6.708          354       77.74
7.000 - 7.999                                1,223      299,557,157       36.34          7.588          356       79.45
8.000 - 8.999                                1,132      256,056,580       31.06          8.524          356       80.03
9.000 - 9.999                                  599      103,808,562       12.59          9.482          353       81.40
10.000 - 10.999                                282       34,050,927        4.13         10.455          321       83.95
11.000 - 11.999                                197       15,719,780        1.91         11.487          270       91.65
12.000 - 12.999                                 86        5,887,652        0.71         12.382          255       98.63
13.000 - 13.999                                 32        1,470,590        0.18         13.440          208       96.54
14.000 - 14.999                                  1           54,210        0.01         14.300          175      100.00
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------
TOTAL OR WEIGHTED AVERAGE:                   3,945   $  824,418,571      100.00%         8.230%         351       80.24%
======================================   =========   ==============   ============   =============   =========   ========

Minimum: 5.290%
Maximum: 14.300%
Weighted Average: 8.230%

                                      S-28

                                        RANGE OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                          % OF
                                                                        MORTGAGE
                                                                      LOAN POOL BY     WEIGHTED      WEIGHTED    WEIGHTED
                                                       AGGREGATE       AGGREGATE        AVERAGE       AVERAGE     AVERAGE
                                         NUMBER OF    CUT-OFF DATE    CUT-OFF DATE       GROSS       REMAINING   ORIGINAL
RANGE OF CUT-OFF DATE                    MORTGAGE      PRINCIPAL       PRINCIPAL     INTEREST RATE     TERM      COMBINED
PRINCIPAL BALANCES ($):                    LOANS       BALANCE ($)      BALANCE           (%)        (MONTHS)     LTV (%)
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------

      0.01 -       25,000.00                    51   $    1,021,643        0.12%        10.983%         261       97.66%
 25,000.01 -       50,000.00                   189        7,247,780        0.88         10.819          251       89.58
 50,000.01 -       75,000.00                   297       18,897,940        2.29          9.976          295       86.20
 75,000.01 -      100,000.00                   320       28,110,134        3.41          9.372          322       81.97
100,000.01 -      125,000.00                   353       39,670,905        4.81          8.729          339       79.99
125,000.01 -      150,000.00                   369       50,754,957        6.16          8.546          349       78.49
150,000.01 -      175,000.00                   316       51,063,884        6.19          8.453          356       77.90
175,000.01 -      200,000.00                   314       59,132,723        7.17          8.259          356       77.97
200,000.01 -      225,000.00                   294       62,565,487        7.59          8.116          357       79.35
225,000.01 -      250,000.00                   214       50,948,653        6.18          8.132          357       79.77
250,000.01 -      275,000.00                   197       51,620,904        6.26          7.923          356       80.66
275,000.01 -      300,000.00                   183       52,683,038        6.39          8.027          357       78.87
300,000.01 -      325,000.00                   139       43,447,244        5.27          8.034          357       81.15
325,000.01 -      350,000.00                   125       42,192,888        5.12          7.971          357       80.31
350,000.01 -      375,000.00                   103       37,249,707        4.52          7.900          357       79.98
375,000.01 -      400,000.00                    84       32,731,773        3.97          8.027          357       80.83
400,000.01 -      425,000.00                    72       29,772,747        3.61          7.807          357       82.17
425,000.01 -      450,000.00                    61       26,773,385        3.25          7.889          357       80.53
450,000.01 -      475,000.00                    57       26,452,907        3.21          8.012          357       80.80
475,000.01 -      500,000.00                    66       32,298,714        3.92          7.833          354       79.20
500,000.01 -      750,000.00                   138       77,296,948        9.38          7.998          357       81.77
750,000.01 - 1,000.00,000.00                     3        2,484,211        0.30          8.198          354       88.84
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------
TOTAL OR WEIGHTED AVERAGE:                   3,945   $  824,418,571      100.00%         8.230%         351       80.24%
======================================   =========   ==============   ============   =============   =========   ========

Minimum: $9,629
Maximum: $881,811
Average: $208,978

                                               ORIGINAL TERMS TO MATURITY

                                                                          % OF
                                                                        MORTGAGE
                                                                      LOAN POOL BY     WEIGHTED      WEIGHTED    WEIGHTED
                                                       AGGREGATE       AGGREGATE        AVERAGE       AVERAGE     AVERAGE
                                         NUMBER OF    CUT-OFF DATE    CUT-OFF DATE       GROSS       REMAINING   ORIGINAL
ORIGINAL TERMS TO                        MORTGAGE      PRINCIPAL       PRINCIPAL     INTEREST RATE     TERM      COMBINED
MATURITY (MONTHS):                         LOANS       BALANCE ($)      BALANCE           (%)        (MONTHS)     LTV (%)
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------

60                                               1   $        9,629        0.00%        11.988%          57       88.20%
120                                              1           19,726        0.00         11.300          117       51.03
180                                            350       23,145,012        2.81         10.970          176       96.33
240                                             12          962,530        0.12          9.162          236       78.38
360                                          3,581      800,281,675       97.07          8.150          357       79.78
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------
TOTAL OR WEIGHTED AVERAGE:                   3,945   $  824,418,571      100.00%         8.230%         351       80.24%
======================================   =========   ==============   ============   =============   =========   ========

Minimum: 60 months
Maximum: 360 months
Weighted Average: 355 months

                                      S-29

                                          RANGE OF REMAINING TERMS TO MATURITY

                                                                          % OF
                                                                        MORTGAGE
                                                                      LOAN POOL BY     WEIGHTED      WEIGHTED    WEIGHTED
                                                       AGGREGATE       AGGREGATE        AVERAGE       AVERAGE     AVERAGE
RANGE OF REMAINING                       NUMBER OF    CUT-OFF DATE    CUT-OFF DATE       GROSS       REMAINING   ORIGINAL
TERMS TO MATURITY                        MORTGAGE      PRINCIPAL       PRINCIPAL     INTEREST RATE     TERM      COMBINED
(MONTHS):                                  LOANS       BALANCE ($)      BALANCE           (%)        (MONTHS)     LTV (%)
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------

49 - 60                                          1   $        9,629        0.00%        11.988%          57       88.20%
109 - 120                                        1           19,726        0.00         11.300          117       51.03
169 - 180                                      350       23,145,012        2.81         10.970          176       96.33
229 - 240                                       12          962,530        0.12          9.162          236       78.38
337 - 348                                        8        1,281,246        0.16          7.894          348       88.75
349 - 360                                    3,573      799,000,430       96.92          8.150          357       79.77
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------
TOTAL OR WEIGHTED AVERAGE:                   3,945   $  824,418,571      100.00%         8.230%         351       80.24%
======================================   =========   ==============   ============   =============   =========   ========

Minimum: 57 months
Maximum: 359 months
Weighted Average: 351 months

                                          RANGE OF ORIGINAL COMBINED LTV RATIOS

                                                                          % OF
                                                                        MORTGAGE
                                                                      LOAN POOL BY     WEIGHTED      WEIGHTED    WEIGHTED
                                                       AGGREGATE       AGGREGATE        AVERAGE       AVERAGE     AVERAGE
                                         NUMBER OF    CUT-OFF DATE    CUT-OFF DATE       GROSS       REMAINING   ORIGINAL
RANGE OF ORIGINAL                        MORTGAGE      PRINCIPAL       PRINCIPAL     INTEREST RATE     TERM      COMBINED
COMBINED LTV RATIOS (%):                   LOANS       BALANCE ($)      BALANCE           (%)        (MONTHS)     LTV (%)
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------

10.01 - 15.00                                    1   $       49,919        0.01%         9.100%         357       14.86%
15.01 - 20.00                                    3          267,806        0.03          7.984          356       17.17
20.01 - 25.00                                    8          634,365        0.08          8.658          341       22.93
25.01 - 30.00                                    9          569,250        0.07          8.253          341       27.95
30.01 - 35.00                                   13        1,789,194        0.22          7.965          357       33.57
35.01 - 40.00                                    8          855,389        0.10          8.408          357       38.16
40.01 - 45.00                                   28        4,357,432        0.53          8.407          347       42.79
45.01 - 50.00                                   41        7,159,908        0.87          8.144          357       47.79
50.01 - 55.00                                   40        5,114,285        0.62          8.168          355       53.11
55.01 - 60.00                                   73       13,121,415        1.59          8.365          354       58.08
60.01 - 65.00                                  117       22,340,362        2.71          8.408          355       63.24
65.01 - 70.00                                  163       34,563,511        4.19          8.129          356       68.67
70.01 - 75.00                                  284       64,538,833        7.83          8.114          356       74.15
75.01 - 80.00                                1,866      444,878,892       53.96          7.984          356       79.82
80.01 - 85.00                                  243       57,583,716        6.98          8.219          356       84.34
85.01 - 90.00                                  394       88,677,788       10.76          8.291          355       89.58
90.01 - 95.00                                  156       39,204,997        4.76          8.667          353       94.69
95.01 - 100.00                                 498       38,711,508        4.70         10.646          267       99.94
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------
TOTAL OR WEIGHTED AVERAGE:                   3,945   $  824,418,571      100.00%         8.230%         351       80.24%
======================================   =========   ==============   ============   =============   =========   ========

Minimum: 14.86%
Maximum: 100.00%
Weighted Average: 80.24%

                                      S-30

                                                 RANGE OF GROSS MARGINS

                                                                          % OF
                                                                        MORTGAGE
                                                                      LOAN POOL BY     WEIGHTED      WEIGHTED    WEIGHTED
                                                       AGGREGATE       AGGREGATE        AVERAGE       AVERAGE     AVERAGE
                                         NUMBER OF    CUT-OFF DATE    CUT-OFF DATE       GROSS       REMAINING   ORIGINAL
RANGE OF GROSS MARGINS                   MORTGAGE      PRINCIPAL       PRINCIPAL     INTEREST RATE     TERM      COMBINED
(%):                                       LOANS       BALANCE ($)      BALANCE           (%)        (MONTHS)     LTV (%)
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------

Fixed Rate Loans                               676   $   62,579,197        7.59%         9.413%         288       86.35%
<= 3.500                                        40        9,073,373        1.10          7.913          357       78.84
3.501 - 4.000                                   34        7,566,522        0.92          7.557          356       80.09
4.001 - 4.500                                   48       12,291,538        1.49          7.588          358       76.47
4.501 - 5.000                                  125       32,347,269        3.92          7.610          357       80.06
5.001 - 5.500                                  397      103,954,427       12.61          7.844          356       80.84
5.501 - 6.000                                  854      204,795,179       24.84          7.960          356       80.07
6.001 - 6.500                                  740      166,584,857       20.21          8.080          357       79.73
6.501 - 7.000                                  401       89,479,123       10.85          8.480          357       77.99
7.001 - 7.500                                  439       94,054,947       11.41          8.558          357       79.59
7.501 - 8.000                                  102       24,512,300        2.97          8.695          357       80.69
8.001 - 8.500                                   62       11,896,040        1.44          9.151          356       79.72
8.501 - 9.000                                   18        3,992,503        0.48          9.458          356       79.83
9.001 - 9.500                                    8        1,225,726        0.15          9.767          354       82.84
9.501 - 10.000                                   1           65,570        0.01          9.850          359       80.00
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------
TOTAL OR WEIGHTED AVERAGE:                   3,945   $  824,418,571      100.00%         8.230%         351       80.24%
======================================   =========   ==============   ============   =============   =========   ========

Non-Fixed Rate Minimum: 1.000%
Non-Fixed Rate Maximum: 9.600%
Non-Fixed Rate Weighted Average: 6.187%

                                      S-31

                                                 RANGE OF MINIMUM RATES

                                                                          % OF
                                                                        MORTGAGE
                                                                      LOAN POOL BY     WEIGHTED      WEIGHTED    WEIGHTED
                                                       AGGREGATE       AGGREGATE        AVERAGE       AVERAGE     AVERAGE
                                         NUMBER OF    CUT-OFF DATE    CUT-OFF DATE       GROSS       REMAINING   ORIGINAL
RANGE OF MINIMUM                         MORTGAGE      PRINCIPAL       PRINCIPAL     INTEREST RATE     TERM      COMBINED
INTEREST RATES (%):                        LOANS       BALANCE ($)      BALANCE           (%)        (MONTHS)     LTV (%)
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------

Fixed Rate Loans                               676   $   62,579,197        7.59%         9.413%         288       86.35%
<=5.000                                          3          901,499        0.11          6.670          353       85.22
5.001 - 5.500                                    7        1,854,343        0.22          6.052          354       79.71
5.501 - 6.000                                  139       34,316,772        4.16          7.545          356       79.85
6.001 - 6.500                                  115       28,997,565        3.52          7.059          355       76.88
6.501 - 7.000                                  266       72,838,803        8.84          6.886          355       78.64
7.001 - 7.500                                  435      109,444,429       13.28          7.335          357       79.21
7.501 - 8.000                                  661      161,925,473       19.64          7.809          357       80.14
8.001 - 8.500                                  504      120,658,520       14.64          8.318          357       79.74
8.501 - 9.000                                  506      113,252,885       13.74          8.803          357       80.09
9.001 - 9.500                                  267       55,274,799        6.70          9.310          357       81.70
9.501 - 10.000                                 206       36,644,596        4.44          9.763          357       80.29
10.001 -10.500                                  81       13,046,016        1.58         10.251          357       80.90
10.501 - 11.000                                 53        8,067,279        0.98         10.786          357       75.47
11.001 - 11.500                                 14        2,736,605        0.33         11.173          358       86.17
11.501 - 12.000                                 10        1,735,670        0.21         11.715          358       69.14
12.001 - 12.500                                  1           71,981        0.01         12.350          359       80.00
13.501 - 14.000                                  1           72,140        0.01         13.850          357       65.00
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------
TOTAL OR WEIGHTED AVERAGE:                   3,945   $  824,418,571      100.00%         8.230%         351       80.24%
======================================   =========   ==============   ============   =============   =========   ========

Non-Fixed Rate Minimum: 4.490%
Non-Fixed Rate Maximum: 13.850%
Non-Fixed Rate Weighted Average: 8.014%

                                      S-32

                                                 RANGE OF MAXIMUM RATES

                                                                          % OF
                                                                        MORTGAGE
                                                                      LOAN POOL BY     WEIGHTED      WEIGHTED    WEIGHTED
                                                       AGGREGATE       AGGREGATE        AVERAGE       AVERAGE     AVERAGE
                                         NUMBER OF    CUT-OFF DATE    CUT-OFF DATE       GROSS       REMAINING   ORIGINAL
RANGE OF MAXIMUM                         MORTGAGE      PRINCIPAL       PRINCIPAL     INTEREST RATE     TERM      COMBINED
INTEREST RATES (%):                        LOANS       BALANCE ($)      BALANCE           (%)        (MONTHS)     LTV (%)
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------

Fixed Rate Loans                               676   $   62,579,197        7.59%         9.413%         288       86.35%
<= 12.500                                       59       18,952,720        2.30          6.514          354       78.87
12.501 - 13.000                                 99       29,815,545        3.62          6.827          355       80.46
13.001 - 13.500                                128       33,102,706        4.02          6.997          355       76.71
13.501 - 14.000                                298       74,505,360        9.04          7.237          356       77.81
14.001 - 14.500                                480      121,880,365       14.78          7.541          357       79.21
14.501 - 15.000                                670      163,103,620       19.78          7.924          357       80.26
15.001 - 15.500                                469      109,573,013       13.29          8.393          357       80.10
15.501 - 16.000                                475      102,749,946       12.46          8.848          357       80.17
16.001 - 16.500                                253       50,220,178        6.09          9.360          357       81.26
16.501 - 17.000                                204       35,699,146        4.33          9.846          357       79.80
17.001 - 17.500                                 72       12,601,553        1.53         10.290          357       83.57
17.501 - 18.000                                 42        6,403,124        0.78         10.924          357       77.96
18.001 - 18.500                                 13        2,408,515        0.29         11.175          358       88.10
18.501 - 19.000                                  5          679,463        0.08         11.672          358       82.09
19.001 - 19.500                                  1           71,981        0.01         12.350          359       80.00
20.501 - 21.000                                  1           72,140        0.01         13.850          357       65.00
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------
TOTAL OR WEIGHTED AVERAGE:                   3,945   $  824,418,571      100.00%         8.230%         351       80.24%
======================================   =========   ==============   ============   =============   =========   ========

Non-Fixed Rate Minimum: 8.750%
Non-Fixed Rate Maximum: 20.850%
Non-Fixed Rate Weighted Average: 14.898%

                                      S-33

                                               NEXT RATE ADJUSTMENT DATES

                                                                          % OF
                                                                        MORTGAGE
                                                                      LOAN POOL BY     WEIGHTED      WEIGHTED    WEIGHTED
                                                       AGGREGATE       AGGREGATE        AVERAGE       AVERAGE     AVERAGE
                                         NUMBER OF    CUT-OFF DATE    CUT-OFF DATE       GROSS       REMAINING   ORIGINAL
MONTHS TO NEXT RATE                      MORTGAGE      PRINCIPAL       PRINCIPAL     INTEREST RATE     TERM      COMBINED
ADJUSTMENT:                                LOANS       BALANCE ($)      BALANCE           (%)        (MONTHS)     LTV (%)
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------

Fixed Rate Loans                               676   $   62,579,197        7.59%         9.413%         288       86.35%
2                                                1          530,133        0.06          9.240          356       85.00
3                                                1          247,557        0.03          8.620          357       80.00
7                                                6        1,461,412        0.18          8.037          355       79.48
8                                                6        1,440,336        0.17          8.138          356       84.57
12                                               2          306,249        0.04          7.867          348       95.92
13                                              18        2,269,893        0.28          7.684          349       77.93
14                                              24        4,923,921        0.60          7.549          350       86.26
15                                              14        3,104,103        0.38          7.028          351       79.83
16                                              74       14,627,708        1.77          7.401          352       78.69
17                                              96       20,841,976        2.53          7.495          353       78.07
18                                             189       48,955,970        5.94          7.516          354       80.20
19                                             274       62,234,120        7.55          7.830          355       79.65
20                                             485      119,761,856       14.53          8.177          356       79.53
21                                             538      126,224,271       15.31          8.332          357       79.59
22                                             558      139,657,199       16.94          8.326          358       80.57
23                                             607      138,748,131       16.83          8.266          359       79.45
24                                               3          488,838        0.06          8.440          348       80.59
26                                               3          852,711        0.10          6.847          350       73.52
27                                               7        1,199,407        0.15          7.326          351       76.81
28                                              10        2,010,890        0.24          6.663          352       77.17
29                                              17        3,176,378        0.39          7.308          353       76.94
30                                              20        4,032,083        0.49          7.554          354       80.84
31                                              11        2,523,085        0.31          7.641          355       80.40
32                                              51       11,031,846        1.34          8.131          356       79.00
33                                              43        8,808,443        1.07          8.488          357       79.50
34                                              98       19,678,898        2.39          8.594          358       79.35
35                                              99       19,584,824        2.38          8.319          359       79.69
49                                               1          148,400        0.02          5.750          349       80.00
53                                               1          204,527        0.02          6.125          353       84.89
55                                               1          211,590        0.03          6.990          355       80.00
56                                               3        1,146,544        0.14          8.544          356       82.52
57                                               3          588,385        0.07          7.321          357       75.66
58                                               2          357,225        0.04          7.904          358       60.75
59                                               3          460,468        0.06          9.463          359       78.73
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------
TOTAL OR WEIGHTED AVERAGE:                   3,945   $  824,418,571      100.00%         8.230%         351       80.24%
======================================   =========   ==============   ============   =============   =========   ========

Non-Fixed Rate Minimum: 2 months
Non-Fixed Rate Maximum: 59 months
Non-Fixed Rate Weighted Average: 22 months

                                      S-34

                                     GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                          % OF
                                                                        MORTGAGE
                                                                      LOAN POOL BY     WEIGHTED      WEIGHTED    WEIGHTED
                                                       AGGREGATE       AGGREGATE        AVERAGE       AVERAGE     AVERAGE
GEOGRAPHIC DISTRIBUTION                  NUMBER OF    CUT-OFF DATE    CUT-OFF DATE       GROSS       REMAINING   ORIGINAL
OF MORTGAGED                             MORTGAGE      PRINCIPAL       PRINCIPAL     INTEREST RATE     TERM      COMBINED
PROPERTIES:                                LOANS       BALANCE ($)      BALANCE           (%)        (MONTHS)     LTV (%)
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------

California                                     975   $  287,086,649       34.82%         7.952%         350       79.97%
Florida                                        841      149,338,003       18.11          8.370          348       80.98
Illinois                                       200       39,651,478        4.81          8.279          356       80.58
Maryland                                       144       32,602,574        3.95          8.199          357       79.17
New Jersey                                     128       32,360,494        3.93          8.452          357       77.31
New York                                        97       28,664,671        3.48          8.265          357       79.95
Arizona                                        152       28,154,071        3.42          8.373          353       79.85
Nevada                                          94       19,840,289        2.41          7.935          353       81.32
Virginia                                        87       19,179,749        2.33          8.578          356       79.46
Massachusetts                                   76       18,980,137        2.30          8.267          357       78.84
Texas                                          150       18,397,247        2.23          8.646          352       80.82
Washington                                      74       14,288,336        1.73          8.221          350       81.60
Colorado                                        74       13,137,272        1.59          7.883          350       82.22
Connecticut                                     62       11,424,128        1.39          8.694          356       78.12
Georgia                                         68       11,189,323        1.36          8.484          355       81.14
Other                                          723      100,124,153       12.14          8.563          353       81.06
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------
TOTAL OR WEIGHTED AVERAGE:                   3,945   $  824,418,571      100.00%         8.230%         351       80.24%
======================================   =========   ==============   ============   =============   =========   ========

Number of jurisdictions, including the District of Columbia, represented: 50

                                                        OCCUPANCY

                                                                          % OF
                                                                        MORTGAGE
                                                                      LOAN POOL BY     WEIGHTED      WEIGHTED    WEIGHTED
                                                       AGGREGATE       AGGREGATE        AVERAGE       AVERAGE     AVERAGE
                                         NUMBER OF    CUT-OFF DATE    CUT-OFF DATE       GROSS       REMAINING   ORIGINAL
                                         MORTGAGE      PRINCIPAL       PRINCIPAL     INTEREST RATE     TERM      COMBINED
OCCUPANCY TYPE:                            LOANS       BALANCE ($)      BALANCE           (%)        (MONTHS)     LTV (%)
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------

Primary                                      3,682   $  776,001,547       94.13%         8.194%         351       80.22%
Non-Owner Occupied                             221       40,820,693        4.95          8.739          356       79.50
Second Home                                     42        7,596,332        0.92          9.241          357       86.54
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------
TOTAL OR WEIGHTED AVERAGE:                   3,945   $  824,418,571      100.00%         8.230%         351       80.24%
======================================   =========   ==============   ============   =============   =========   ========

                                      S-35

                                                      PROPERTY TYPE

                                                                          % OF
                                                                        MORTGAGE
                                                                      LOAN POOL BY     WEIGHTED      WEIGHTED    WEIGHTED
                                                       AGGREGATE       AGGREGATE        AVERAGE       AVERAGE     AVERAGE
                                         NUMBER OF    CUT-OFF DATE    CUT-OFF DATE       GROSS       REMAINING   ORIGINAL
                                         MORTGAGE      PRINCIPAL       PRINCIPAL     INTEREST RATE     TERM      COMBINED
PROPERTY TYPE:                             LOANS       BALANCE ($)      BALANCE           (%)        (MONTHS)     LTV (%)
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------

Single Family Residence                      2,907   $  601,642,461       72.98%         8.222%         352       80.09%
Planned Unit Development                       438       95,305,494       11.56          8.140          348       80.88
Condominium                                    366       64,195,866        7.79          8.315          349       81.41
2-4 Family                                     234       63,274,751        7.68          8.362          355       79.57
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------
TOTAL OR WEIGHTED AVERAGE:                   3,945   $  824,418,571      100.00%         8.230%         351       80.24%
======================================   =========   ==============   ============   =============   =========   ========

                                                      LOAN PURPOSE

                                                                          % OF
                                                                        MORTGAGE
                                                                      LOAN POOL BY     WEIGHTED      WEIGHTED    WEIGHTED
                                                       AGGREGATE       AGGREGATE        AVERAGE       AVERAGE     AVERAGE
                                         NUMBER OF    CUT-OFF DATE    CUT-OFF DATE       GROSS       REMAINING   ORIGINAL
                                         MORTGAGE      PRINCIPAL       PRINCIPAL     INTEREST RATE     TERM      COMBINED
LOAN PURPOSE:                              LOANS       BALANCE ($)      BALANCE           (%)        (MONTHS)     LTV (%)
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------

Refinance - Cashout                          1,888   $  407,727,350       49.46%         8.234%         354       77.89%
Purchase                                     1,936      395,693,315       48.00          8.221          349       82.57
Refinance - Rate/Term                          121       20,997,906        2.55          8.329          354       82.07
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------
TOTAL OR WEIGHTED AVERAGE:                   3,945   $  824,418,571      100.00%         8.230%         351       80.24%
======================================   =========   ==============   ============   =============   =========   ========

                                                   DOCUMENTATION LEVEL

                                                                          % OF
                                                                        MORTGAGE
                                                                      LOAN POOL BY     WEIGHTED      WEIGHTED    WEIGHTED
                                                       AGGREGATE       AGGREGATE        AVERAGE       AVERAGE     AVERAGE
                                         NUMBER OF    CUT-OFF DATE    CUT-OFF DATE       GROSS       REMAINING   ORIGINAL
                                         MORTGAGE      PRINCIPAL       PRINCIPAL     INTEREST RATE     TERM      COMBINED
DOCUMENTATION LEVEL:                       LOANS       BALANCE ($)      BALANCE           (%)        (MONTHS)     LTV (%)
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------

Stated Documentation                         1,996   $  451,447,057       54.76%         8.470%         351       80.63%
Full Documentation                           1,769      331,790,992       40.25          7.963          352       79.75
Limited/Alternate Documentation                180       41,180,522        5.00          7.760          356       79.92
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------
TOTAL OR WEIGHTED AVERAGE:                   3,945   $  824,418,571      100.00%         8.230%         351       80.24%
======================================   =========   ==============   ============   =============   =========   ========

                                      S-36

                                            ORIGINAL PREPAYMENT PENALTY TERM

                                                                          % OF
                                                                        MORTGAGE
                                                                      LOAN POOL BY     WEIGHTED      WEIGHTED    WEIGHTED
                                                       AGGREGATE       AGGREGATE        AVERAGE       AVERAGE     AVERAGE
                                         NUMBER OF    CUT-OFF DATE    CUT-OFF DATE       GROSS       REMAINING   ORIGINAL
ORIGINAL PREPAYMENT                      MORTGAGE      PRINCIPAL       PRINCIPAL     INTEREST RATE     TERM      COMBINED
PENALTY TERM (MONTHS):                     LOANS       BALANCE ($)      BALANCE           (%)        (MONTHS)     LTV (%)
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------

No Prepayment Penalty                          989   $  190,200,315       23.07%         8.616%         353       80.17%
6                                               32        7,427,531        0.90          8.297          354       79.55
12                                             282       79,326,127        9.62          8.252          352       80.07
18                                               6        1,569,523        0.19          7.383          356       78.14
24                                           1,998      438,114,714       53.14          8.078          353       80.46
30                                               1          264,000        0.03          7.250          358       80.00
36                                             603      101,677,908       12.33          8.146          341       79.70
48                                               2          570,846        0.07          8.217          359       84.23
60                                              32        5,267,607        0.64          8.476          357       78.78
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------
TOTAL OR WEIGHTED AVERAGE:                   3,945   $  824,418,571      100.00%         8.230%         351       80.24%
======================================   =========   ==============   ============   =============   =========   ========

Minimum: 6 months
Maximum: 60 months
Weighted Average: 25 months

                                      S-37

CREDIT SCORES

      Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness (the "Credit
Scores"). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit
Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender,
i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of determining Credit Scores and, as a result, the determination of Credit
Scores across the industry is not consistent. In addition, it should be noted
that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

      The following table sets forth information as to the Credit Scores of the related mortgagors obtained by the originators in connection with the origination of each Initial Mortgage Loan.

                                                 RANGE OF CREDIT SCORES

                                                                          % OF
                                                                        MORTGAGE
                                                                      LOAN POOL BY     WEIGHTED      WEIGHTED    WEIGHTED
                                                       AGGREGATE       AGGREGATE        AVERAGE       AVERAGE     AVERAGE
                                         NUMBER OF    CUT-OFF DATE    CUT-OFF DATE       GROSS       REMAINING   ORIGINAL
                                         MORTGAGE      PRINCIPAL       PRINCIPAL     INTEREST RATE     TERM      COMBINED
RANGE OF CREDIT SCORES:                    LOANS       BALANCE ($)      BALANCE           (%)        (MONTHS)     LTV (%)
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------

500 - 524                                      223   $   40,051,747        4.86%         9.211%         357       73.20%
525 - 549                                      281       55,126,241        6.69          8.846          356       73.03
550 - 574                                      245       47,573,982        5.77          8.696          355       73.22
575 - 599                                      401       78,843,061        9.56          8.246          354       77.70
600 - 624                                      662      142,792,405       17.32          8.128          354       81.42
625 - 649                                      806      166,257,212       20.17          8.233          350       82.47
650 - 674                                      583      128,428,705       15.58          8.026          349       82.14
675 - 699                                      356       78,575,485        9.53          7.975          346       82.48
700 - 724                                      188       41,382,225        5.02          7.830          349       83.62
725 - 749                                      102       23,625,945        2.87          7.778          352       82.28
750 - 774                                       73       16,860,056        2.05          7.759          351       84.17
775 - 799                                       20        3,679,984        0.45          7.997          336       80.78
800 +                                            5        1,221,524        0.15          8.080          358       80.92
--------------------------------------   ---------   --------------   ------------   -------------   ---------   --------
TOTAL OR WEIGHTED AVERAGE:                   3,945   $  824,418,571      100.00%         8.230%         351       80.24%
======================================   =========   ==============   ============   =============   =========   ========

Minimum: 500
Maximum: 810
Weighted Average: 629

                                      S-38

                     CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

      The pooling and servicing agreement permits the issuing entity to acquire
Subsequent Mortgage Loans with the funds on deposit in the pre-funding account during the pre-funding period. The pre-funding period is the period beginning on the closing date and ending on the earliest of (i) the date on which the amount on deposit in the pre-funding account is less than $100,000, (ii) the date on which an event of default occurs under the terms of the pooling and servicing agreement, or (iii) the close of business on August 24, 2006. It is expected that the amount on deposit in the pre-funding account on the closing date will be approximately $175,581,429 which represents approximately 17.56% of the total pool of Mortgage Loans. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the Initial Mortgage
Loans will vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented in this free writing prospectus, although such variance is not expected to be material. The securities administrator may, at the direction of the sponsor, invest the funds in the pre-funding account in one or more eligible investments.

      The depositor must satisfy certain conditions specified in the pooling and servicing agreement before it can sell Subsequent Mortgage Loans to the issuing entity. The obligation of the issuing entity to purchase the Subsequent Mortgage
Loans on any subsequent transfer date during the pre-funding period is subject to the requirements that, following the purchase of such Subsequent Mortgage
Loans and with respect to the entire mortgage loan pool:

      o   no more than 4.00% may be second-lien mortgage loans;

      o   no more than 44.50% of the mortgage loans will be first-lien mortgage loans, which are secured by properties that also secure second-lien mortgage loans;

      o   no less than 6.00% and no more than 9.00% may be fixed-rate mortgage loans;

      o   the weighted average original term to maturity may not exceed 360 months;

      o   the weighted average gross coupon rate must not be less than 8.100% or more than 8.400%;

      o   the weighted average original loan-to-value ratio must not exceed
          81.00%, and no more than 28.00% of the mortgage loans may have loan-to-value ratios in excess of 80.00%;

      o   at least 70.00% of the mortgage loans must have prepayment penalties;

      o   the weighted average gross margin for the adjustable-rate mortgage loans must be at least 6.000%;

      o   the weighted average credit score must be at least 620, and none of the mortgage loans may have credit scores below 500;

      o   the weighted average credit score for the second-lien mortgage loans must be at least 650;

      o   no more than 30.00% of the mortgage loans will have an interest-only period;

      o   no more than 5.00% of the mortgage loans will be 10 year/40 year dual amortization mortgage loans;

      o   the weighted average initial periodic rate cap for the adjustable-rate mortgage loans may not exceed 2.400%; and

      o   no mortgage loan will be a "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or "high cost," "threshold,"
          "covered" or "predatory" loans under any other applicable federal, state or local law.

      The pooling and servicing agreement will provide that any of such requirements may be waived or modified in any respect upon prior written consent of the rating agencies. No other independent verification of such requirements will be performed by any entity.

      To the extent that the issuing entity is unable to satisfy the foregoing requirements or the conditions set forth in the pooling and servicing agreement, any amounts are remaining in the pre-funding account after the end of the pre-funding period, the holders of the Class A certificates will receive the remaining amount as a principal distribution on the following distribution date in the manner described under "Description of the Certificates--Allocation of
Principal Payments to Class A Certificates" in this free writing prospectus.

                                      S-39

      On the first distribution date following the end of the pre-funding period, the securities administrator will include in the monthly distribution report to certificateholders updated pool composition information to the extent that it has materially changed since the closing date solely based upon the information provided by the servicers and only upon written notice that such reporting is required.

                             STATIC POOL INFORMATION

      Information concerning the sponsor's prior residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at
http://www.morganstanley.com/institutional/abs_spi/IXIS.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this free writing prospectus. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust fund that will issue the certificates offered by this free writing prospectus. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates.
Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust fund related to this offering.

      In the event any changes or updates are made to the information available on the website, the depositor will provide to any person a copy of the information as it existed as of the date of this free writing prospectus upon request who writes or calls the depositor at 1585 Broadway, New York, New York
10036, Attention: Prospectus Department, telephone number (212) 761-4000.

      The information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this free writing prospectus, the prospectus or the depositor's registration statement.

                                 THE ORIGINATORS

      General. The Initial Mortgage Loans have been, and the Subsequent Mortgage
Loans will be, originated or acquired by Accredited Home Lenders, Inc.
("Accredited"), First NLC Financial Services ("First NLC"), NC Capital
Corporation ("NC Capital Corporation"), Master Financial, Inc.("Master
Financial"), Encore Credit Corp.("Encore"), Chapel Mortgage Corporation
("Chapel"), Lenders Direct Capital Corp. ("Lenders Direct"), Rose Mortgage, Inc.
("Rose Mortgage"), First Bank Mortgage, Inc. ("First Bank"), FlexPoint Funding
Corporation ("FlexPoint"), First Horizon Home Loan Corporation ("First
Horizon"), Fremont Investment & Loan ("Fremont"), Mandalay Mortgage LLC
("Mandalay"), Town & Country Credit Corporation ("Town & Country), Platinum
Capital Group ("Platinum"), Lime Financial Services ("Lime") , Ltd. and Funding
America Warehouse Trust, a Delaware statutory trust and a wholly owned subsidiary of Funding America, LLC (together, "Funding America"), (collectively, the "Originators") in accordance with the underwriting guidelines described below (the "Underwriting Guidelines").

      Of the Initial Mortgage Loans, approximately 18.17% of the Initial
Mortgage Loans were originated or acquired by Accredited, approximately 15.34%
of the Initial Mortgage Loans were originated or acquired by First NLC, approximately 13.65% of the Initial Mortgage Loans were originated or acquired by NC Capital, approximately 11.94% of the Initial Mortgage Loans were originated or acquired by Master Financial, approximately 9.35% of the Initial
Mortgage Loans were originated or acquired by Encore, approximately 8.21% of the
Initial Mortgage Loans were originated or acquired by Chapel, approximately
8.20% of the Initial Mortgage Loans were originated or acquired by Lenders
Direct, approximately 4.02% of the Initial Mortgage Loans were originated or acquired by Rose Mortgage, approximately 3.21% of the Initial Mortgage Loans were originated or acquired by First Bank, approximately 1.66% of the Initial
Mortgage Loans were originated or acquired by FlexPoint, approximately 1.65% of the Initial Mortgage Loans were originated or acquired by First Horizon, approximately 1.16% of the Initial Mortgage Loans were originated or acquired by
Fremont, approximately 0.93% of the Initial Mortgage Loans were originated or acquired by Mandalay, approximately 0.80% of the Initial Mortgage Loans were originated or acquired by Town & Country, approximately 0.65% of the Initial
Mortgage Loans were originated or acquired by Platinum, approximately 0.61% of the Initial Mortgage Loans were originated or acquired by Lime and approximately
0.46% of the Initial Mortgage Loans were

                                      S-40

originated or acquired by Funding America. Funding America's obligations under the agreement pursuant to which the Sponsor acquired mortgage loans from Funding
America are guaranteed by Ocwen Financial Corporation. On a case-by-case basis, exceptions to the Underwriting Guidelines are made where compensating factors exist. It is expected that a substantial portion of the mortgage loans in the mortgage loan pool originated or acquired by the Originators will represent these exceptions.

                             UNDERWRITING STANDARDS

      The following discussion provides a general description of the underwriting guidelines and is applicable to all of the mortgage loans.

      The information set forth in the following paragraphs and tables has been provided by the Originators and none of the depositor, the sponsor, the underwriters, the servicers, the master servicer, the trustee, the securities administrator or any other person makes any representation as to the accuracy or completeness of such information. The Initial Mortgage Loans have been, and the
Subsequent Mortgage Loans will be, purchased by the sponsor from the
Originators, and were or will be, as the case may be, originated generally in accordance with the underwriting criteria described in this free writing prospectus.

      The underwriting guidelines applicable to the mortgage loans typically differ from, and, with respect to a substantial number of mortgage loans, are generally less stringent than, the underwriting standards established by Fannie
Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, mortgagor income, debt-to-income ratios, mortgagor credit history, mortgagor employment history, required documentation, interest rates, mortgagor occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of
Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect relatively higher delinquency rates and/or credit losses. The underwriting guidelines are generally intended to evaluate the credit risk of mortgage loans made to borrowers with imperfect credit histories ranging from minor delinquencies to bankruptcy, or borrowers with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. Certain exceptions to the underwriting guidelines described herein may be made in the event that compensating factors are demonstrated by a prospective mortgagor. Compensating factors may include, but are not limited to, relatively low loan-to-value ratio, relatively low debt-to-income ratio, better than required credit history, stable employment, financial reserves, and time in residence at the applicant's current address. A significant number of the mortgage loans may represent such underwriting exceptions.

      Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, such mortgagor generally will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two-to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain mortgagors meeting certain underwriting parameters, no income will have been required to be verified in connection with the loan application.

      Based on the data provided in the application and certain verifications
(if required), a determination will have been made by the original lender that the mortgagor's monthly income (if required to be stated) should be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the mortgaged property (such as property taxes, standard hazard insurance and other fixed obligations other than housing expenses). Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and other fixed obligations equal no more than a specified percentage of the prospective mortgagor's gross income.
The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the loan-to-value ratio of the mortgage loan.
The Originator may also have considered the amount of liquid assets available to the mortgagor after origination.

      In general, a substantial majority of the mortgage loans were originated consistent with and generally conform to "Full Documentation,"
"Limited/Alternate Documentation," or "Stated Documentation," residential loan programs.

                                      S-41

Under each of these programs, the Originator generally reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the type and use of the property being financed. The underwriting guidelines generally require that mortgage loans be underwritten according to a standardized procedure that complies with applicable federal and state laws and regulations and require underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal, supports the outstanding loan balance. The underwriting guidelines generally permit one- to four-family loans to have loan-to-value ratios at origination of generally up to 100%, depending on, among other things, the loan documentation program, the purpose of the mortgage loan, the borrower's credit history, and repayment ability, as well as the type and use of the property.

      Under the Full Documentation programs, applicants generally are required to submit two written forms of verification of stable income for at least 12 months. Under the Limited/Alternate Documentation programs, generally one such form of verification is required for at least six months. Under the Stated
Documentation programs, generally an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. Under the No Ratio program, generally, the applicant is not required to provide income information. All the foregoing programs typically require that with respect to each applicant, there be a telephone verification of the applicant's employment.

      The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the Originator. In certain circumstances, the value of the related property has been determined through an automated valuation model. These appraisals conform to the Uniform Standards of Professional
Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal
Foundation. Appraisers may be staff appraisers employed by the Originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by or acceptable to the Originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

      Under the underwriting guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These categories generally establish the maximum permitted loan-to-value ratio, credit bureau risk scores, and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt-to-income ratio. In evaluating the credit quality of borrowers, the
Originators utilize credit bureau risk scores ("FICO Score"), a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories: Equifax, Trans Union, and
Experian. In general, higher credit risk mortgage loans are graded in categories that permit higher debt-to-income ratios, lower FICO Scores and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the underwriting guidelines establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such categories.

                                      S-42

                                   THE SPONSOR

                         THE SPONSOR AND THE IXIS GROUP

      General. IXIS Real Estate Capital Inc. ("IXIS RE" or the "Sponsor"),
formerly known as CDC Mortgage Capital Inc., is a New York corporation. The
Sponsor is a wholly-owned subsidiary of IXIS Capital Markets North America Inc., which is more than a 95% owned subsidiary of IXIS North America Inc., a wholly owned subsidiary of IXIS Corporate & Investment Bank ("IXIS CIB"), a fully licensed bank under French laws.

      IXIS RE is an affiliate of IXIS Financial Products Inc., the interest rate swap provider, and IXIS Securities North America Inc., one of the underwriters.
The executive offices of IXIS RE are located at 9 West 57th Street, New York,
New York 10019, telephone number (212) 891-6152.

      IXIS RE primarily engages in originating, lending against, purchasing and securitizing commercial and residential mortgage loans. IXIS RE provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. IXIS RE also originates commercial mortgage loans. IXIS RE does not currently service loans. Instead, IXIS RE contracts with other entities to service the loans on its behalf.

      IXIS RE acquires residential mortgage loans through bulk purchases. Prior to acquiring any residential mortgage loans, IXIS RE conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. IXIS RE's review process also includes reviewing select financial information for credit and risk assessment, conducting an underwriting guideline review, and performing senior level management interviews and/or background checks.

      IXIS RE re-underwrites the residential mortgage loans it purchases. This review includes a full credit re-underwriting based on each loan seller's underwriting guidelines, a data integrity check, a compliance review including recalculation of APRs and a desktop appraisal review.

      The underwriting guideline review also entails a review of the mortgage loan origination processes and systems. In addition, such review also includes a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, and any pending significant litigation, if any.

      As mentioned above, IXIS RE currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are also assessed based upon the servicer rating and the credit quality of the servicing institution. A typical servicer audit would include a review of its systems and reporting capabilities, collection procedures, quality control policies, and confirmation of the servicers' ability to provide loan-level data. In addition, IXIS RE monitors servicer performance on an ongoing basis.

      IXIS RE has been the sponsor of securitizations backed by residential mortgage loans, including subprime mortgage loans, since 2001. The following table sets forth the approximate initial principal amount of securities issued in subprime mortgage loan securitizations sponsored by IXIS RE since 2001.

                 ----------------------------------------------
                                         APPROXIMATE INITIAL
                                         PRINCIPAL BALANCE OF
                    YEAR                      SECURITIES
                 ----------------------------------------------
                    2001                    $0.21 billion
                 ----------------------------------------------
                    2002                    $1.57 billion
                 ----------------------------------------------
                    2003                    $2.82 billion
                 ----------------------------------------------
                    2004                    $2.91 billion
                 ----------------------------------------------
                    2005                    $3.19 billion
                 ----------------------------------------------
                  2006 YTD                  $0.91 billion
                 ----------------------------------------------
                    Total                   $11.61 billion
                 ----------------------------------------------

As a sponsor, IXIS RE acquires mortgage loans and initiates their securitization by transferring the mortgage loans to a depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be

                                      S-43

transferred to the issuing entity for the related securitization. IXIS RE works with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction.

      With respect to some of the securitizations organized by the sponsor, a
"step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related offered certificates, from the certificates with the highest credit rating to the one with the lowest rating.

      Relationships with Transaction Parties. The Sponsor, the Swap Provider and
IXIS Securities North America Inc. (one of the underwriters) are each wholly-owned subsidiaries of IXIS Capital Markets North America, Inc. In addition, during 2005 and 2006, the Sponsor entered into a series of financing transactions with Master Financial, Inc. The Sponsor provides Master Financial,
Inc. with a mortgage warehouse repurchase facility, a mortgage servicing advance facility and a working capital facility. The Sponsor also acquired rights to acquire a substantial majority of the voting shares of Master Financial, Inc. As a result, Master Financial, Inc. could be deemed an affiliate of the Sponsor.

      IXIS Corporate & Investment Bank. IXIS Corporate & Investment Bank is a
limited liability company (societe anonyme a Directoire et Conseil de
Surveillance), incorporated on March 31, 1987. Initially named CDC
International, the company changed its name to CDC Marches, and subsequently to
CDC IXIS Capital Markets. Its name was changed from CDC IXIS Capital Markets to
IXIS Corporate & Investment Bank on November 1, 2004. Its registered office is at 47, Quai d'Austerlitz 75648 Paris Cedex 13.

      IXIS Corporate & Investment Bank originally was licensed as a finance company (societe financiere), a type of credit institution, in 1996 by the
Comite des etablissements de credit et des entreprises d'investissement (the
"CECEI"). In June 2004, the CECEI extended its license to enable it to conduct business as a bank. IXIS CIB now is able to provide a full range of core and ancillary banking services (except management of means of payment -"gestion des moyens de paiement") and investment services (including custodian-accountholder on own account and clearing broker - "teneur de compte conservateur pour compte propre et compensateur"). IXIS CIB is subject to French and European Union laws and regulations applicable to credit institutions and is regulated pursuant to the French Monetary and Financial Code.

      Background. Until October 1999, IXIS CIB was a wholly-owned subsidiary of
Caisse des depots et consignations ("CDC"), a French public financial institution. In October 1999, CDC transferred 19.9 percent of its holdings in
IXIS CIB to Caisse Nationale des Caisses d'Epargne et de Prevoyance ("CNCEP").

      In April 2000, CDC transferred the entirety of its holdings in IXIS CIB to another of its subsidiaries, CDC Finance-CDC IXIS ("CDC IXIS"), a limited liability company (societe anonyme a Directoire et Conseil de surveillance).
This transfer took place as part of a broader restructuring of the CDC Group.

      In December 2001, the CDC Group and the Caisse d'Epargne Group
consolidated their competitive financial activities in a joint holding company bearing the commercial name EULIA.

      Capital Structure. Pursuant to an agreement between CDC and CNCEP, on June
30, 2004, CDC transferred its interest in CDC IXIS to the Caisses d'Epargne.

      The agreement between CDC and CNCEP also provided for the purchase by CDC of the major part of CDC IXIS's proprietary portfolio and the reorganization of the CDC IXIS group into business line divisions. Consistent with this agreement,
CDC IXIS transferred to CDC its portfolio of listed equity, real estate, private equity and other holdings, and, since November 1, 2004, the remaining activities of CDC IXIS have been reorganized around three major subsidiaries:

      IXIS Corporate & Investment Bank, which forms the basis of the CNCEP group's investment banking arm by taking over CDC IXIS's own banking and financing operations, back office and spreadbooks, as well as its U.S. capital market affiliates and its 38.7 percent interest in Nexgen;

      IXIS Asset Management, a holding company which encompasses CDC IXIS's asset management activities; and

      IXIS Investor Services, a new company formed as a spin-off of the custodian and fund administration activities for institutional investors previously within CDC IXIS.

                                      S-44

      As of January 1, 2005, CDC IXIS was merged into CNCEP (resulting in the automatic dissolution of CDC IXIS pursuant to the operation of French Law), leaving each operational subsidiary under the direct ownership and management of
CNCEP.

      Relationship with CDC. CDC was created in 1816 as an Etablissement public a statut legislatif special (a public entity with a specific statutory status).
CDC is regulated pursuant to the French Monetary and Financial Code and is subject to the supervision of the French Parliament. CDC is a separate legal entity from the French State. In addition to the Chairman and the Chief
Executive Officer, the supervisory board is composed of state representatives, including members of parliament, magistrates, a representative of the French
Treasury, and the Governor of the French Central Bank. CDC carries out public service activities and also supports public development programs with its own funds.

      Relationship with CNCEP. Caisse Nationale des Caisses d'Epargne et de
Prevoyance ("CNCEP") is a bank organized as a societe anonyme a directoire et conseil de surveillance (governed by a Management Board and a Supervisory Board)
and is regulated pursuant to the French Commercial Code and regulations promulgated thereunder.

      CNCEP is a credit institution, licensed as a bank. It conducts, both in
France and abroad, all the banking business permitted to banks with French and foreign customers and, notably, with the Caisses d'Epargne and all entities and companies contributing to the development of the Caisse d'Epargne Group.

      Business Activities of IXIS CIB. IXIS CIB's principal activity is financial intermediation, in particular, in fixed-income and equity products.
Its financial intermediation activities take many forms, including acting as a primary dealer in French and certain foreign government securities, underwriting offerings of debt or equity securities, market-making in a wide range of financial instruments and providing investment banking advisory services.

      CDC developed its financial markets intermediation activity in the early
1980s. As capital markets activities in Paris grew, CDC continued to develop its core financial business, namely investing for its own account or as an agent for others under management agreements. From the mid-1980s, as part of this development, CDC began to create specialized subsidiaries for each of its financial sector businesses. In this context, CDC decided to transfer its intermediation activities in fixed-income, equity and foreign-exchange markets, as well as its financial engineering activities, to its subsidiary, IXIS CIB.

      At the beginning of 1997, it was decided to diversify the business of IXIS
CIB by expanding its proprietary trading activities to encompass a portfolio of capital markets instruments. As part of its strategy to diversify its business,
IXIS CIB also continued developing its international activities in addition to maintaining its position in the French domestic markets. In this context, during the course of 1998 IXIS CIB set up a network of branches in London, Frankfurt and Tokyo. A subsidiary was set up in Hong-Kong in September 2004.

      Activities of IXIS Corporate & Investment Bank. The business activities of
IXIS CIB are now carried out by seven principal departments: Corporate Finance;
Equity Derivatives and Arbitrage; Structured Products; Derivatives and Spreads;
Money Market and Government Bonds, Complex Credit and Securitization, and
Financing. Its business activities are supplemented by the Finance Department and supported by the Research Department.

      IXIS North America Group. The IXIS North America Group was part of the transfer (apport partiel d'actifs) from CDC IXIS to IXIS CIB on November 1,
2004.

      IXIS North America's more than 95 percent owned subsidiary, IXIS Capital
Markets North America Inc., (previously named CDC IXIS Capital Markets North
America Inc.), has established itself as a leader in the development and management of complex financial instruments. Its range of products and services includes: asset securitization, financing, balance sheet restructuring, asset-backed commercial paper conduits, cash and off-balance sheet credit products, real estate financing and loan packaging, interest rate derivative products, structured equity products, structured fund linked products and
European equities sales and research.

                                  THE DEPOSITOR

      The depositor is Morgan Stanley ABS Capital I Inc., a Delaware corporation. The depositor is an affiliate, through common ownership, of Morgan
Stanley & Co. Incorporated (one of the underwriters), and is a direct, wholly-owned subsidiary of Morgan Stanley (NYSE:MS).

                                      S-45

      The depositor has been engaged since its incorporation in the securitization of loans and other asset types included within the description of the issuing entity's assets in this prospectus. The depositor is engaged in the business of acting as depositor of issuing entities that issue series of notes that are secured by, or certificates that represent interests in, the assets of the issuing entity. The depositor acquires assets specifically for inclusion in a securitization from the sellers in privately negotiated transactions.

      The certificate of incorporation of the depositor limits its activities to those necessary or convenient to carry out its securitization activities. The depositor will have limited obligations with respect to a series of securities.
The depositor will obtain the mortgage loans from the sponsor, and may also assign to the trustee certain rights of the sponsor with respect to the mortgage loans. See "Description of the Certificates--Assignment of the Mortgage Loans"
in this free writing prospectus. In addition, after the issuance of a series of securities, the depositor may have limited obligations with respect to that series which may include appointing a successor trustee if the trustee resigns or is otherwise removed and preparing, or causing to be prepared, certain reports filed under the Securities Exchange Act of 1934, as amended.

                               THE ISSUING ENTITY

      IXIS Real Estate Capital Trust 2006-HE2, the issuing entity, will be formed on the closing date pursuant to the pooling and servicing agreement. The issuing entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the mortgage loans and related assets and issue the certificates. The fiscal year end for the issuing entity will be December 31, commencing with December 31, 2006.

                               THE MASTER SERVICER

      The Master Servicer is JPMorgan Chase Bank, National Association
("JPMorgan"), a national banking association organized under the laws of the
United States and a wholly owned subsidiary of JPMorgan Chase & Co., a holding company with assets in excess of $1.2 trillion and operations in more than 50 countries. The operations include investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity. JPMorgan acts as Master Servicer through its
Worldwide Securities Services division of the Treasury & Securities Services line of business. JPMorgan's master servicing office is located at 6525 West
Campus Oval, New Albany, Ohio 43054. Fitch Ratings has rated JPMorgan Chase
Bank, National Association, in its capacity as master servicer, with a RMS1 rating as of 2005.

      JPMorgan commenced its master servicing operations through its affiliates in the early 1990s. The master servicing portfolio includes: fixed rate loans, various adjustable-rate mortgage products and jumbo hybrid adjustable-rate mortgage products, conventional, Government, 1st and 2nd liens, non-performing, reperforming, subprime and interest only loans.

      The following table describes size, composition and growth of JPMorgan's total master servicing portfolio as of the dates indicated:

---------------------------------------------------------------------------------------------------------------------------
                     MARCH 31, 2006             DECEMBER 31, 2005          DECEMBER 31, 2004          DECEMBER 31, 2003
---------------------------------------------------------------------------------------------------------------------------
                          TOTAL PORTFOLIO             TOTAL PORTFOLIO            TOTAL PORTFOLIO            TOTAL PORTFOLIO
  LOAN TYPE     NUMBER       OF LOANS       NUMBER       OF LOANS       NUMBER      OF LOANS       NUMBER      OF LOANS
---------------------------------------------------------------------------------------------------------------------------

  MBS LOANS     164,912   $27,819,600,055   161,518   $26,571,026,888   95,777   $16,919,858,275   50,383   $12,105,091,429
---------------------------------------------------------------------------------------------------------------------------
NON-MBS LOANS    2,101      $265,686,114     2,251      $299,188,610    2,717      $358,630,660    3,882     $633,861,097
---------------------------------------------------------------------------------------------------------------------------

      There are no material changes to the Master Servicer's policies and procedures in the servicing function it will perform for this transaction for assets of the same type included in this transaction for the past three years.

      JPMorgan will act as the Master Servicer for the mortgage loans pursuant to the terms of the pooling and servicing agreement. The servicers will directly service the Mortgage Loans under the supervision and oversight of

                                      S-46

the Master Servicer. The Master Servicer, however, will not be ultimately responsible for the servicing of the Mortgage Loans except to the extent described herein and as provided in the pooling and servicing agreement. In no event, however, will the Master Servicer be responsible for supervising, monitoring, or overseeing the administration and servicing by any Servicer of any defaulted Mortgage Loans and any related REO properties.

      JPMorgan Chase & Co. has entered into an agreement with The Bank of New
York Company ("BNY") pursuant to which JPMorgan Chase & Co intends to exchange select portions of its corporate trust business, including municipal and corporate and structured finance trusteeships and agency appointments, for BNY's consumer, small business and middle market banking businesses. This transaction has been approved by both companies' boards of directors and is subject to regulatory approvals. It is expected to close in the late third quarter or fourth quarter of 2006. Following the closing date, JPMorgan will continue to act as Master Servicer until BNY succeeds to that role in accordance with the terms of the pooling and servicing agreement and applicable law.

                                  THE SERVICERS

                          SAXON MORTGAGE SERVICES, INC.

      The information contained in this free writing prospectus under the heading "The Servicers--Saxon Mortgage Services, Inc." has been provided by
Saxon Mortgage Services, Inc.

                                     History

      One of the Servicers is SMSI, a Texas corporation, and an indirect subsidiary of Saxon Capital, Inc., a publicly held mortgage REIT (NYSE: SAX).
SMSI began its mortgage loan servicing operations in 1960 under the name Cram
Mortgage Service, Inc., changed its name in September 1994 to Meritech Mortgage
Services, Inc., and changed its name to the current name in May 2002. SMSI services mortgage loans for its affiliates as well as other non-affiliated lenders and investors.

                      Experience and Procedures of Servicer

      In 2001, SMSI began acquiring servicing from third parties in addition to servicing the mortgage loans of affiliates. Currently a substantial majority of the loans in SMSI's servicing portfolio are serviced for third parties. Of the
70 securitizations SMSI services, 15 were issued by an affiliate of SMSI and the rest were issued by third party issuers. At this time , substantially all of
SMSI's servicing portfolio consists of sub-prime mortgage loans, comprised of fixed-rate and adjustable-rate, first and second lien conventional mortgage loans. SMSI's servicing platform, MortgageServ, is able to service virtually any type of mortgage loan product. Presently, SMSI has not programmed its servicing platform for any HELOC products. SMSI has serviced interest-only products for two years and in 2005 started servicing mortgage loans with amortization periods of up to forty years.

      SMSI services all mortgage loans according to its life of loan credit risk management strategy which was developed substantially for the servicing of sub-prime mortgage loans. The risk of delinquency and loss associated with sub-prime mortgage loans requires active communication with borrowers. Beginning with an introductory call made as soon as seven days following the origination or purchase of a mortgage loan, SMSI attempts to establish a consistent payment relationship with the borrower. In addition, SMSI's call center uses a predictive dialer, where permitted, to create calling campaigns for delinquent loans based upon the borrower's historical payment patterns and the borrower's risk profile. SMSI's technology delivers extensive data regarding the loan and the borrower to the desktop of the individual providing service. Contact with borrowers is tailored to reflect the borrower's payment habit, loan risk profile, and loan status. Borrower contact is initiated through outbound telephone campaigns, monthly billing statements, and direct mail. SMSI's website provides borrowers with access to account information and online payment alternatives

      SMSI's goal is to provide the most efficient and economical solutions to the processes SMSI manages in the servicing area. Outsourcing of appropriate servicing functions has allowed SMSI to maintain a high quality of performance and reduced costs while allowing SMSI to apply its expertise to managing the outsourced service providers. In the past, SMSI has successfully outsourced areas including tax tracking, insurance tracking and foreclosure and bankruptcy tracking. In 2005, SMSI outsourced the document management area, resulting in faster imaging of mortgage loan documents with fewer document exception rates.

                                      S-47

      SMSI is now able to deliver online access to selected mortgage loan documents and an online interview guiding the borrower through alternatives to foreclosure.

      Once a mortgage loan becomes thirty days delinquent, the related borrower receives a breach notice allowing thirty days, or more if required by applicable law, to cure the default before the account is referred for foreclosure. The call center continues active collection campaigns and may offer the borrower relief through a forbearance plan designed to resolve the delinquency in ninety days or less.

      Accounts moving from thirty days delinquent to sixty or more days delinquent are transferred to the Loss Mitigation department, which is supported by the predictive dialer, as well as the Mortgage Serv system. The Loss
Mitigation department continues to actively attempt to resolve the delinquency while SMSI's Foreclosure department refers the file to local counsel to begin the foreclosure process.

      The Mortgage Serv system is SMSI's core servicing platform. It provides all the mortgage loan level detail and interacts with all of SMSI's supplemental products such as the dialer, pay-by-phone and website activity. The Mortgage
Serv system provides functionality that was not available with SMSI's prior systems, allowing the retirement of proprietary systems supporting SMSI's Loss
Mitigation, Foreclosure, and REO departments. Incorporating those automated processes while providing direct interfaces with service providers enhances
SMSI's efficiency.

      Delinquent accounts not resolved through collection and loss mitigation activities are foreclosed in accordance with state and local laws. Foreclosure timelines are managed through an outsourcing relationship that uploads data into the Mortgage Serv system. The Mortgage Serv system schedules key dates throughout the foreclosure process, enhancing the outsourcer's ability to monitor and manage foreclosure counsel. Properties acquired through foreclosure are transferred to the REO department to manage eviction and marketing of the properties.

      Once REO properties are vacant, they are listed with one of three national asset management firms that develop a marketing strategy designed to ensure the highest net recovery upon liquidation. The REO department monitors these asset managers. Property listings are reviewed monthly to ensure the properties are properly maintained and actively marketed.

      SMSI services nine securitizations for which servicer events of default have occurred. Eight were triggered by delinquency levels, and one was triggered by the cumulative loss level. Each of these securitizations was issued in or prior to 2001. SMSI has never been removed as servicer and has not failed to comply with servicing criteria in any servicing agreements. In addition to the nine securitizations above, SMSI services another three securitizations issued before 2001, two of which have more than one servicer, in which performance triggers have occurred due to delinquency levels. Typically, this results in a re-direction of bond principal payments to the most senior classes. SMSI has not failed to make required advances with respect to any securitizations for which it is servicer.

     Size, Composition and Growth of Servicer's Portfolio of Serviced Assets

      Currently, substantially all of SMSI's servicing portfolio consists of non-prime mortgage loans, represented by fixed-rate and adjustable-rate, first and second lien conventional mortgage loans. The following table reflects the size and composition of SMSI's affiliate-owned and third party servicing portfolio as of the end of each indicated period.

SERVICER'S PORTFOLIO OF MORTGAGE LOANS

                                    Unpaid Principal Balance as of:
                                     (Dollar Amounts, in thousands)
                        December 31    December 31    December 31    December 31
                           2005           2004           2003           2002
                        --------------------------------------------------------
SMSI Affiliate          $ 6,394,873    $ 5,950,965    $ 4,665,770    $ 3,505,255
Third Party              18,365,897     14,214,977      5,233,753      4,070,305
                        -----------    -----------    -----------    -----------
Total                   $24,760,780    $20,165,942    $ 9,899,523    $ 7,575,560
                        ===========    ===========    ===========    ===========

                             SMSI Rating Information

      SMSI's residential sub-prime servicing operations are currently rated as
"Above Average" by S&P. Fitch has rated SMSI "RPS2+" as a primary servicer of residential Alt-A and sub-prime products. Moody's has rated SMSI

                                      S-48

"SQ2" as a primary servicer of residential sub-prime mortgage loans. SMSI is an approved Freddie Mac and Fannie Mae servicer.

                  SMSI's Delinquency and Foreclosure Experience

      The following tables set forth the delinquency and foreclosure experience of the mortgage loans serviced by SMSI at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. A mortgage loan is considered delinquent for these purposes if the full monthly payment of principal and interest has not been paid by the next scheduled due date. Saxon's portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience on the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted
that if the residential real estate market should experience an overall decline in property values, the rates of delinquencies and foreclosures could increase.
In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for Saxon's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool. These statistics were derived by using one generally accepted method of calculating and reporting delinquency. SMSI may change its method of reporting delinquency experience to another generally accepted method. Such a change may affect these statistics.

                                      S-49

                     SMSI Mortgage Loan Servicing Portfolio
                         Delinquencies and Foreclosures

                                                                 (Dollar Amounts in Thousands)
                                                                         December 31,
                                                      ---------------------------------------------------
                                                         2005          2004          2003         2002
                                                      -----------   -----------   ----------   ----------
                                                         Total         Total        Total        Total
                                                       Servicing     Servicing    Servicing    Servicing
                                                       Portfolio     Portfolio    Portfolio    Portfolio
                                                      -----------   -----------   ----------   ----------
                                                                     ($ in thousands)

Total outstanding principal balance (at period end)   $24,760,770   $20,165,942   $9,899,523   $7,575,560

Delinquency (at period end):
     30-59 days:
         Principal balance ........................   $ 1,442,450   $   956,478   $  605,980   $  504,229
         Delinquency percentage ...................          5.83%         4.74%        6.12%        6.66%

     60-89 days:
         Principal balance ........................   $   465,173   $   247,863   $  138,253   $  160,058
         Delinquency percentage ...................          1.88%         1.23%        1.40%        2.11%

     90 days or more:
         Principal balance ........................   $   391,147   $   172,124   $   96,388   $  110,260
         Delinquency percentage ...................          1.58%         0.85%        0.97%        1.46%

Bankruptcies (1):
         Principal balance ........................   $   491,243   $   279,331   $  300,282   $  277,447
         Delinquency percentage ...................          1.98%         1.39%        3.03%        3.66%

Foreclosures:
         Principal balance ........................   $   595,905   $   314,253   $  298,658   $  245,069
         Delinquency percentage ...................          2.41%         1.56%        3.02%        3.23%

Real Estate Owned:
         Principal balance ........................   $   187,449   $   107,939   $  107,202   $  118,960
         Delinquency percentage ...................          0.76%         0.54%        1.08%        1.57%
Total Seriously Delinquent including real
estate owned (2) ..................................          7.92%         5.26%        8.89%       11.25%
Total Seriously Delinquent excluding real
estate owned ......................................          7.16          4.73%        7.81%        9.68%

__________________
(1)   Bankruptcies include both non-performing and performing mortgage loans in which the related borrower is in bankruptcy. Amounts included for contractually current bankruptcies for the total servicing portfolio for
      December 31, 2005, 2004, 2003, and 2002 are $133.5 million, $47.5 million,
      $43.7 million and $46.6 million, respectively.

(2)   Seriously delinquent is defined as mortgage loans that are 60 or more days delinquent, foreclosed, REO, or held by a borrower who has declared bankruptcy and is 60 or more days contractually delinquent.

             No Material Changes to Servicer Policies and Procedures

      There have been no material changes in SMSI's servicing policies and procedures during the past three years.

                     Relationships with Transaction Parties

      SMSI and several of its affiliates may be deemed to be affiliated with
JPMorgan Chase Bank, N.A. (the Master Servicer, the Backup Servicer and the
Securities Administrator) through a lending arrangement whereby SMSI and several of its affiliates are party to a senior secured revolving syndicated credit facility entered into in March 2004 and amended from time to time thereafter, pursuant to which JPMorgan Chase Bank, N.A. acts as a lender and the administrative agent. The initial amount available under such credit facility was $300 million and was subsequently increased to $375 million. SMSI may use the facility to finance (i) principal and interest advances made in respect of
SMSI's servicing portfolio, (ii) SMSI's funding of recoverable advances made to
(a) preserve, restore and protect property securing SMSI-serviced first and second lien mortgage loans that are in default, in foreclosure or REO

                                      S-50

property, (b) enforce remedies in respect of such loans and REO property, (c)
manage and liquidate property acquired through foreclosure or similar proceedings and (d) maintain property insurance and keep taxes current on such property and (iii) the acquisition and retention of servicing rights.

                             MASTER FINANCIAL, INC.

                                     General

      The information contained in this free writing prospectus under the heading "The Servicers - Master Financial, Inc.", has been provided by Master
Financial, Inc.

      Master Financial Inc. ("Master Financial"), a California corporation founded in 1981, is a privately held mortgage origination and servicing company.
The principal executive office of Master Financial is located at 505 City
Parkway West, Suite 800, Orange, California 92868 and its telephone number is
(714) 456-1000. Master Financial conducts its business through its Orange,
California headquarters and through a regional production center located in
Jacksonville, Florida. As of year end 2005, Master Financial employed approximately 150 personnel. Master Financial is a HUD/FHA-approved mortgagee and is approved by Fannie Mae and Freddie Mac.

                       Servicing Background and Portfolio

      Master Financial began servicing mortgage loans in 1991. Currently, substantially all of Master Financial's servicing portfolio consists of non-prime mortgage loans, comprised of fixed-rate and adjustable-rate, first and second lien conventional mortgage loans. Mortgage loans serviced include mortgage loans originated by Master Financial and loans originated by third parties.

      As of December 31, 2005, Master Financial serviced a portfolio of approximately 7,213 one-to four-family conventional residential mortgage loans totaling approximately $525.7 million. The following table summarizes Master
Financial's servicing portfolio by origin for the fiscal years ending December
31st, 2002 through 2005:

                                                   AT DECEMBER 31,
                                      ------------------------------------------
                                        2005        2004       2003       2002
                                      ---------   --------   --------   --------
PORTFOLIO BALANCE ($000S)
-------------------------
Master Financial Service ..........   $  50,139   $ 97,225   $329,150   $500,839
Subservice ........................   $ 475,602   $520,548   $616,944   $196,298
                                      ------------------------------------------
   TOTAL PORTFOLIO ................   $ 525,741   $617,773   $946,094   $697,137

LOAN COUNT
----------
Master Financial Service ..........         684      1,349      7,214     11,892
Subservice ........................       6,529      9,234      8,531      3,833
                                      ------------------------------------------
    TOTAL PORTFOLIO ...............       7,213     10,583     15,745     15,725

                                      S-51

      The following table sets forth certain unaudited information concerning the delinquency experience, including loans in foreclosure and mortgage loans foreclosed with respect to Master Financial's loan servicing portfolio as of the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                                                                   DECEMBER 31,
                                                   ---------------------------------------------
                                                     2005        2004        2003        2002
                                                   ---------   ---------   ---------   ---------
                                                     TOTAL       TOTAL       TOTAL       TOTAL
                                                   SERVICING   SERVICING   SERVICING   SERVICING
                                                   PORTFOLIO   PORTFOLIO   PORTFOLIO   PORTFOLIO
                                                   ---------   ---------   ---------   ---------
                                                                 ($ IN THOUSANDS)

Total outstanding principal balance (at period .   $ 525,741   $ 617,773   $ 946,094   $ 697,137
end)

Delinquency (at period end):
     30-59 days:
         Principal balance .....................   $   6,071    $  3,201    $  5,026    $  4,834
         Delinquency percentage ................        1.15%        .52%        .53%        .69%

     60-89 days:
         Principal balance .....................   $   1,504    $  1,274    $  2,018    $  2,328
         Delinquency percentage ................         .29%        .21%        .21%        .33%

     90 days or more:
         Principal balance .....................   $   5,199    $  5,880    $  4,847    $  7,253
         Delinquency percentage ................         .99%        .95%        .51%       1.04%

Bankruptcy (1):
         Principal balance .....................   $  39,561    $ 57,920    $ 55,478    $ 54,344
         Delinquency percentage ................        7.52%       9.38%       5.86%       7.80%

Foreclosures:
         Principal balance .....................   $   1,512    $  3,076    $  1,472    $     -0-
         Delinquency percentage ................         .29%        .50%        .16%       N/A%

Real Estate Owned:
         Principal balance .....................   $     242    $  2,624    $  2,082          --
         Delinquency percentage ................         .05%        .42%        .22%         --
Total Seriously Delinquent including real estate
owned (2) ......................................        4.40%       5.54%       3.47%       5.77%
Total Seriously Delinquent excluding real estate
owned ..........................................        4.35%       5.11%       3.25%       5.77%

(1)   Bankruptcies include both non-performing and performing mortgage loans in which the related borrower is in bankruptcy.

(2)   Seriously delinquent is defined as mortgage loans that are 60 or more days delinquent, foreclosed, REO, or held by a borrower who has declared bankruptcy and is 60 or more days contractually delinquent.

(3)   Master Financial recently revised the methodology for calculating certain delinquency data, and as such the data presented in the table above may differ from data previously disclosed.

      There can be no assurance that the delinquency and foreclosure experience on the Mortgage Loans included in the trust will correspond to the delinquency and foreclosure experience set forth in the foregoing table. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the mortgage loans and any secondary financing on the related mortgaged properties become equal to or greater than the value of the related mortgaged properties, rates of delinquencies and foreclosure could be significantly higher than might otherwise be the case. In addition, adverse economic conditions may affect the timely payment by borrowers of monthly payments, and accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loans in the trust.

                                      S-52

                       Servicing Organizational Structure

      Master Financial's loan servicing functions are performed at its servicing center located in Orange, California. Master Financial operates in a functionally designed organization that emphasizes a continuous flow of information between the departments to minimize mortgage loan servicing issues.
Records management performs document processing and file tracking, while the mortgage loan servicing department handles most non-default related functions including payment processing, new mortgage loan boarding, and customer service.
A separate manager handles investor reporting activities. The collection area attempts to contact the delinquent borrower base, and the loss mitigation unit attempts mortgage loan workouts and tracks foreclosure activity. The bankruptcy department monitors such proceedings, while the REO group markets assets and initiates recovery actions on the borrower.

      Management continually refines and improves its technology to enhance automated workflow processes and boost productivity throughout the operation.
Master Financial utilizes Mortgage Servicer, a mortgage servicing system developed by Financial Industry Computer Systems (FICS). Mortgage Servicer is
used as Master Financial's main servicing system, along with a number of ancillary vendor and proprietary systems.

      In order to improve servicing efficiency and effectiveness, Master
Financial outsources certain servicing tasks to a variety of third-party vendors. Such servicing tasks may include: property tax processing and tracking, hazard insurance tracking and related force placed insurance coverage tasks, certain field services, foreclosure, bankruptcy, loss mitigation and real estate owned related tasks, lien release services and customer service functions.
Master Financial's outsource vendor agreements provide that each vendor strictly comply with Master Financial's guidelines, policies and procedures and that any significant or material decisions are not made by the outsource vendor but are elevated to Master Financial servicing employees. Master Financial maintains extensive quality control and review processes to assure that the outsource vendors are performing their functions in accordance with service level agreements and investor requirements and are in compliance with applicable federal and state law. Master Financial also retains the right to perform audits of outsource vendor's operations at Master Financial's sole discretion.

      All of Master Financial's mortgage loan document custodial responsibilities are performed by an independent custodian or, if applicable, a trustee in accordance with the related servicing agreement.

                               Default Management

      Master Financial defines and measures delinquencies in accordance with applicable investor guidelines and agreements. Master Financial employs a proactive approach to resolving delinquencies with an emphasis on expedient timeline management. Master Financial pursues a dual track loss mitigation and foreclosure policy. A net present value analysis is performed to help determine the best course of action on each mortgage loan. Collectors are trained to identify loss mitigation opportunities and solicit workout opportunities during the collection process. Workout specialists maintain contact with borrowers while an account is in foreclosure in an attempt to arrange an alternate resolution to the delinquency and mitigate future losses. Master Financial offers borrowers alternatives, all within specific investor guidelines, to foreclosure that may include reinstatement, repayment and forbearance plans, modifications, short-sales, and deed in lieu of foreclosure. When properties become REO, Master Financial obtains property valuations and analyzes each property individually to determine what sales decisions will result in the highest net return while limiting the marketing time. Master Financial's REO assets are marketed and listed with local real estate agents and published on local multiple listing services.

                   Training, Internal Controls and Compliance

      Master Financial has a training program established for its servicing employees, offering a wide range of core job specific and non-job-specific training (corporate, soft skills, and mortgage fundamentals). Training curriculums are tailored for both new and seasoned associates. All associates typically receive job-specific training annually. The training program includes an extensive new hire orientation, process improvement methodologies, computer-based training, system usage techniques, leadership development, and soft-skill development classes. The training is structured to ensure that new representatives are sufficiently knowledgeable of the subject matter and all applicable mortgage industry regulations. Training can take the form of classroom instruction, a simulated work environment exercise, and side-by-side monitoring and mentoring.

      Master Financial has controls in place to protect the company and its investors against risk of loss. An internal audit function is utilized to evaluate the company's internal controls and safeguard against risk of loss due to noncompliance with regulatory, investor, company, and prudent servicing practices. In addition to oversight from

                                      S-53

the audit function, Master Financial also has a dedicated compliance team for servicing-related issues, regulations, and laws. Senior servicing employees benchmark and measure adherence to best practices, identify risk areas in servicing operations, centralize communication for regulatory, investor, and industry updates, and ensure that employees are being properly trained on topics related to best practices and servicing risk. Master Financial uses its own proprietary lock-box, which provides increased cash management controls resulting from direct oversight over the payment posting process. Master
Financial maintains separate bank accounts for each investor relationship in accordance with the related servicing agreement requirements. These custodial accounts are maintained with Union Bank of California, N.A. and are not commingled.

      During the three years preceding the date of this free writing prospectus,
Master Financial is not aware and has not received notice that any default, early amortization or other performance-triggered event has occurred as to any other securitization due to any servicing act or servicing failure to act on the part of Master Financial. Master Financial has not been terminated as servicer on a residential mortgage loan securitization due to a servicer default or the application of a servicing performance test or trigger. There have been no previous disclosures of material noncompliance by Master Financial with servicing criteria relating to any other portfolio serviced by Master Financial.
During such time, Master Financial has not failed to make any required advance with respect to any issuance of residential mortgage-backed securities. In addition, there have been no material changes in Master Financial's servicing policies and procedures during the past three years.

                  Relationship with Certain Transaction Parties

      For information regarding certain transactions between Master Financial and the Sponsor, see "The Sponsor--The Sponsor and the IXIS Group--Relationships
with Transaction Parties" in this free writing prospectus.

                          THE SECURITIES ADMINISTRATOR

      The Securities Administrator is JPMorgan Chase Bank, National Association
("JPMorgan"), a national banking association organized under the laws of the
United States and a wholly owned subsidiary of JPMorgan Chase & Co., a holding company with assets in excess of $1.2 trillion and operations in more than 50 countries. The operations include investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity. JPMorgan acts as Securities Administrator through its Worldwide Securities Services division of the Treasury & Securities Services line of business. JPMorgan Worldwide Securities Services offers a full range of trust and administrative services for prime and sub-prime asset-backed transactions from its office at 4 New York Plaza, 6th Floor, New York, NY 10004 and other offices worldwide.

      Asset classes for which JPMorgan Worldwide Securities Services has been responsible for calculating or making distributions include residential and commercial mortgages, credit cards, auto loans, equipment loans and leases, home equity loans, trade receivables, commercial leases, franchise loans, and student loans.

      Since 1990, JPMorgan Chase Bank, N.A. or its predecessors have been responsible for calculating and making distributions to holders of asset-backed securities. As of March 31, 2006, JPMorgan Worldwide Securities Services
performed such functions for approximately 855 asset-backed securities transactions, including about 442 residential mortgage receivables transactions.

       JPMorgan Chase & Co. has entered into an agreement with The Bank of New
York Company ("BNY") pursuant to which JPMorgan Chase & Co intends to exchange select portions of its corporate trust business, including municipal and corporate and structured finance trusteeships, for BNY's consumer, small business and middle market banking businesses. This transaction has been approved by both companies' boards of directors and is subject to regulatory approvals. It is expected to close in the late third quarter or fourth quarter of 2006. Following the closing date, JPMorgan will continue to act as Securities
Administrator until BNY succeeds to that role in accordance with the terms of the pooling and servicing agreement and applicable law.

                            THE TRUSTEE AND CUSTODIAN

      Deutsche Bank National Trust Company ("DBNTC") will act as Trustee. DBNTC is a national banking association which has an office in Santa Ana, California.
DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has

                                      S-54

significant experience in this area. DBNTC also will act as a custodian of the mortgage files pursuant to the pooling and servicing agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since
1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC's custody but they will be kept in shared facilities.
However, DBNTC's proprietary document tracking system will show the location within DBNTC's facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the trust. DBNTC may perform certain of its obligations through one or more third party vendors. However,
DBNTC shall remain liable for the duties and obligations required of it under the pooling and servicing agreement. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as trustee on behalf of the holders of the Certificates or as custodian.

      DBNTC is providing the information in the foregoing paragraph at the depositor's request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB.
Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

                                THE SWAP PROVIDER

      IXIS Financial Products Inc. ("IXIS FP" or the "Swap Provider"), a
Delaware corporation, is a wholly-owned subsidiary of IXIS Capital Markets North
America Inc., which is a subsidiary of IXIS Corporate & Investment Bank ("IXIS
CIB"), a French bank organized as a societe anonyme. IXIS FP trades in U.S.
Treasury and mortgage-backed securities, municipal bonds and other fixed-income instruments, derivatives and other structured products and participates in other financing activities in the capital markets. IXIS FP changed its name from CDC
Financial Products Inc. in November 2004.

      On the closing date, IXIS FP has long-term debt ratings from Standard &
Poor's and Moody's of AAA and Aaa, respectively, and short-term debt ratings from Standard & Poor's and Moody's of A-1+ and P-1, respectively, with respect to its obligations that are entered into on or before January 23, 2007 with a scheduled maturity date on or before January 23, 2017, based upon a guarantee of its obligations by IXIS CIB with recourse to Caisse des Depots et Consignations.
IXIS FP has long-term debt ratings from Standard & Poor's and Moody's of AA and
Aa2, respectively, with respect to its obligations that are entered into either
(i) on or before January 23, 2007 with a scheduled maturity date after January
23, 2017 or (ii) after January 23, 2007 regardless of the scheduled maturity date, based upon a guarantee of its obligations by IXIS CIB with no recourse to
Caisse des Depots et Consignations. IXIS CIB has long-term debt ratings from
Standard & Poor's, Moody's and Fitch of AAA, Aaa and AAA, respectively, and short-term debt ratings from Standard & Poor's, Moody's and Fitch of A-1+, P-1 and F1+, respectively, with respect to its obligations that have recourse to
Caisse des Depots et Consignations. IXIS CIB has long-term debt ratings from
Standard & Poor's, Moody's and Fitch of AA, Aa2 and AA, respectively, with respect to its obligations that do not have recourse to Caisse des Depots et
Consignations. These ratings reflect the respective rating agency's current assessment of the creditworthiness of the Swap Provider and may be subject to revision or withdrawal at any time by the applicable rating agency. IXIS CIB changed its name from CDC IXIS Capital Markets in November 2004.

      IXIS CIB is a subsidiary of Caisse Nationale des Caisses d'Epargne et de
Prevoyance ("CNCEP"), a French bank organized as a societe anonyme a directoire et conseil de surveillance. CNCEP is a credit institution, licensed as a bank.

      Caisse des Depots et Consignations is a special national legislative public entity of the Republic of France which operates under the supervision of an independent supervisory board composed of representatives of the French
Parliament, magistrates, the director of the French Treasury and the Governor of
Banque de France, the French central bank.

      IXIS Capital Markets North America Inc. will provide without charge a copy of the most recent publicly available annual report of IXIS Capital Markets
North America Inc., IXIS CIB, CNCEP and Caisse des Depots et Consignations.
Written requests should be directed to David L. Askren, Corporate Secretary,
IXIS Capital Markets North America Inc., 9 West 57th Street, New York, New York
10019; telephone (212) 891-6152.

                                      S-55

      IXIS FP has not participated in the preparation of this offering document and has not reviewed and is not responsible for any information contained herein, other than the information contained in the immediately preceding five paragraphs.

      The Swap Provider and the Sponsor are affiliates and the interest rate swap agreement will contain arm's-length terms. See "The Sponsor--The Sponsor and the IXIS Group--Relationships with Transaction Parties" in this free writing prospectus.

                         DESCRIPTION OF THE CERTIFICATES

      On the closing date, the issuing entity will be created and the depositor will cause the issuing entity to issue the certificates. The certificates will be issued in seventeen classes, the Class A-1, Class A-2, Class A-3, Class A-4,
Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1,
Class B-2, Class B-3, Class B-4, Class P, Class X and Class R certificates. Only the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3,
Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4
certificates (collectively, the "Offered Certificates") will be offered under this free writing prospectus. The Offered Certificates will be referred to as the "LIBOR CERTIFICATES" in this free writing prospectus. The certificates will collectively represent the entire undivided ownership interest in the issuing entity created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

      The trust fund held by the issuing entity will consist of:

      o   the mortgage loans, together with the related mortgage files and all related collections and proceeds due and collected after the cut-off date;

      o   such assets as from time to time are identified as REO property and related collections and proceeds; and

      o   assets that are deposited in the accounts, including, without limitation, the pre-funding account, and invested in accordance with the pooling and servicing agreement.

      In addition, the issuing entity will hold a subtrust, which subtrust will hold an interest rate swap agreement for the benefit of the certificateholders.

      The LIBOR Certificates will be issued and available only in book-entry form, in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000, except that one certificate of each class may be issued in a different amount. Voting rights will be allocated among holders of the LIBOR Certificates in proportion to the Class Certificate
Balances of their respective certificates on such date, except that the Class X and Class P certificates will each be allocated 1% of the voting rights.

                                      S-56

      The following chart illustrates generally the distribution priorities and subordination features as among the classes of the Offered Certificates.

                  ---------------------------------------------
                  Class A-1   Class A-2   Class A-3   Class A-4
                  ---------------------------------------------
                                     Class M-1
                  ---------------------------------------------
                                     Class M-2
                  ---------------------------------------------
   Accrued                           Class M-3
 certificate      ---------------------------------------------   Losses
  interest,                          Class M-4
then principal    ---------------------------------------------
                                     Class M-5
                  ---------------------------------------------
                                     Class M-6
                  ---------------------------------------------
                                     Class B-1
                  ---------------------------------------------
                                     Class B-2
                  ---------------------------------------------
                                     Class B-3
                  ---------------------------------------------
                                     Class B-4
                  ---------------------------------------------

                             BOOK-ENTRY REGISTRATION

      The LIBOR Certificates are sometimes referred to in this free writing prospectus as "book-entry certificates." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the issuing entity, except under the limited circumstances described in this free writing prospectus. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream
Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the LIBOR Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "holder" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of
Clearstream or Euroclear, respectively, and each a participating member of DTC.
The interests of the beneficial owners of interests in the LIBOR Certificates will be represented by book-entries on the records of DTC and its participating members. All references in this free writing prospectus to the LIBOR
Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

      The beneficial owners of the LIBOR Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear if
they are participants in such systems, or indirectly through organizations which are participants in such systems. The LIBOR Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only holder of the LIBOR Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

      The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such

                                      S-57

purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of
Clearstream or Euroclear, as appropriate.

      DTC is a limited purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a "clearing agency"
registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the LIBOR Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates.
Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

      Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the securities administrator, or a paying agent on behalf of the securities administrator, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the securities administrator, the trustee or any paying agent as holders of the LIBOR Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the LIBOR Certificates only indirectly through DTC and its participants.

      Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a
DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or
Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between participants will occur in accordance with DTC rules.
Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

      Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between
Clearstream participants through electronic book-entry changes in accounts of
Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of

                                      S-58

internationally traded securities and securities lending and borrowing.
Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

      Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The
Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in the LIBOR Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the LIBOR Certificates through one or more securities intermediaries standing between such other securities intermediary and the
Euroclear Operator. Securities clearance accounts and cash accounts with the
Euroclear Operator are governed by the Terms and Conditions Governing Use of
Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Distributions on the book-entry certificates will be made on each
Distribution Date by the securities administrator to Cede & Co., as nominee of
DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

      Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the securities administrator to Cede &
Co., as nominee of DTC. Distributions with respect to certificates held through
Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant
United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports made available by the securities administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

      DTC has advised the depositor that it will take any action permitted to be taken by a holder of the LIBOR Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

                                      S-59

      None of the issuing entity, the depositor, the servicers, the master servicer, the trustee or the securities administrator will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "Description of the Securities -- Book-Entry Registration of
Securities" in the prospectus.

      See also the attached Annex I for certain information regarding U.S.
federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

                             DEFINITIVE CERTIFICATES

      The LIBOR Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if
(a) DTC or the depositor advises the securities administrator in writing that
DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the securities administrator or the depositor is unable to locate a qualified successor or (b)
the depositor, at its option (but with the securities administrator's consent), notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

      Upon the occurrence of any event described in the immediately preceding paragraph, the securities administrator will be required to notify all participants through DTC of the availability of definitive certificates. Upon return of the book-entry certificates from DTC to the securities administrator, the securities administrator will reissue the book-entry certificates as definitive certificates to the beneficial owners thereof. Distributions of principal of, and interest on, the certificates will thereafter be made by the securities administrator, or a paying agent on behalf of the securities administrator, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

      Definitive certificates will be transferable and exchangeable at the offices of the securities administrator, the certificate registrar, or their respective agents, in each case designated from time to time for those purposes.
As of the closing, the securities administrator designates the offices of its agent located at its office at 2001 Bryan Street, 10th Floor, Dallas, Texas
75201 for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the securities administrator may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

                    ASSIGNMENT OF THE INITIAL MORTGAGE LOANS

      Pursuant to mortgage loan purchase and warranties agreements, the
Originators sold, transferred, assigned, set over and otherwise conveyed the
Initial Mortgage Loans, without recourse, to the sponsor, and the sponsor will sell, transfer, assign, set over and otherwise convey the Initial Mortgage
Loans, including all principal outstanding as of, and interest due and accruing after the close of business on the cut-off date, without recourse, to the depositor on the closing date. Pursuant to the pooling and servicing agreement, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the issuing entity, all right, title and interest in and to each
Initial Mortgage Loan, including all principal outstanding as of, and interest due after the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received), and (b) interest due and accrued on each such Initial Mortgage Loan on or after the cut-off date.
However, the sponsor will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each Initial
Mortgage Loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments), received on each such mortgage loan prior to the cut-off date and (y) interest due and accrued on each Initial
Mortgage Loan prior to the cut-off date.

                                      S-60

                     ASSIGNMENT OF SUBSEQUENT MORTGAGE LOANS

      The issuing entity may acquire Subsequent Mortgage Loans representing approximately 17.56% of the total mortgage loan pool with the funds on deposit in the pre-funding account at any time during the period from the closing date until the earliest of,

      o   the date on which the amount on deposit in the pre-funding account is less than $100,000,

      o   the date on which an event of default occurs under the terms of the pooling and servicing agreement, or

      o   the close of business on August 24, 2006.

      The amount on deposit in the pre-funding account will be reduced during this period by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the terms of the pooling and servicing agreement. The sponsor expects that the amount on deposit in the pre-funding account will be reduced to less than $100,000 by or on August 24, 2006. The securities administrator may, at the direction of the sponsor, invest the funds in the pre-funding account in one or more eligible investments. To the extent funds in the pre-funding account are not used to purchase Subsequent Mortgage Loans by or on August 24, 2006, such funds will be used to prepay principal on the Class A Certificates, as described under "-Allocation of Principal Payments to Class A Certificates"
below, on the following distribution date. Subsequent Mortgage Loans will be transferred by the Originators to the sponsor, transferred by the sponsor to the depositor and transferred by the depositor to the issuing entity. The issuing entity will then pledge the Subsequent Mortgage Loans to the trustee, on behalf of the holders of the certificates. The Subsequent Mortgage Loans will be acquired and transferred to the issuing entity in a similar manner to that described above with respect to the Initial Mortgage Loans.

                          CAPITALIZED INTEREST ACCOUNT

      On the closing date, a portion of the sale proceeds of each class of LIBOR
Certificates may be deposited in a capitalized interest account to be used, as necessary, by the securities administrator during the pre-funding period to make up for any interest shortfalls that may arise in the event that interest collected on the mortgage loans is insufficient to pay all of the interest due on the certificates and expenses during that period. Any amounts remaining in the capitalized interest account which were not used for these purposes will be released to the sponsor on the distribution date immediately following the end of the pre-funding period.

                       DELIVERY OF MORTGAGE LOAN DOCUMENTS

      In connection with the sale, transfer, assignment or pledge of the mortgage loans to the issuing entity, the depositor will cause to be delivered to the custodian on behalf of the trustee, on or before the closing date or the subsequent transfer date, as applicable, the following documents with respect to each mortgage loan which constitute the mortgage file:

      (a)   the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

      (b)   the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the Originator, escrow company, title company, or closing attorney;

      (c)   except with respect to each MERS Designated Loan, the mortgage assignment(s), or copies of them certified by the applicable
            Originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee -- which assignment may, at the Originator's option, be combined with the assignment referred to in clause (d) below;

      (d)   except with respect to each MERS Designated Loan, a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

      (e)   originals of all assumption, modification, consolidation and extension agreements, if provided, in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed; and

      (f)   an original title insurance policy or attorney's opinion of title and abstract of title.

                                      S-61

      Pursuant to the pooling and servicing agreement, the custodian will agree to execute and deliver on or prior to the closing date or the subsequent transfer date, as applicable, an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans delivered to the custodian, with any exceptions noted. The custodian will agree, for the benefit of the trustee and the holders of the certificates, to review, or cause to be reviewed, each mortgage file within ninety days after the closing date or the subsequent transfer date, as applicable - or, with respect to any
Substitute Mortgage Loan delivered to the custodian, within thirty days after the receipt of the mortgage file by the custodian- and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans:

      o   all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession;

      o   each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan; and

      o   based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date.

      If the custodian, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of mortgage loans, the custodian is required to promptly so notify the sponsor, the related Originator, the servicers, the master servicer, the securities administrator, the trustee and the depositor in writing. The related Originator is required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the custodian. If, however, within thirty days after the depositor's notice of such defect, the related Originator has not caused the defect to be remedied, such
Originator is required under the related mortgage loan purchase and warranties agreement to either (a) if so provided under the related mortgage loan purchase and warranties agreement, substitute in lieu of such mortgage loan a Substitute
Mortgage Loan in accordance with the requirements of such mortgage loan purchase and warranties agreement or (b) purchase such mortgage loan at a price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus all other amounts required to be paid in connection with such repurchase in accordance with such mortgage loan purchase and warranties agreement, which purchase price shall be deposited in the distribution account on the next succeeding Servicer Remittance Date after deducting from the account any amounts received in respect of such repurchased mortgage loan or loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan. The obligation of the related Originator to cure such defect or to substitute or repurchase the defective mortgage loan will constitute the sole remedies against such Originators with respect to any such defective mortgage file to the holders of the certificates and the trustee.

          REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS

      Pursuant to each of the assignment and recognition agreements among the related Originator, the sponsor and the depositor, each Originator will make representations and warranties, with respect to each mortgage loan transferred by it, including, but not limited to:

            (1)   Except with respect to the Delinquent mortgage loans described under "The Mortgage Loan Pool--General," and as set forth on the mortgage loan schedule no payment required under the mortgage loan is 30 days or more contractually delinquent.

            (2)   Except with respect to the Delinquent mortgage loans described under "The Mortgage Loan Pool--General," there are no defaults in complying with the terms of the mortgage, and, to the best of the
      Originator's knowledge, all taxes, water, or sewer charges which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

            (3)   The terms of the mortgage note and mortgage have not been
      impaired, waived, altered or modified in any respect, except by an instrument which has been recorded;

                                      S-62

            (4)   The mortgage loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (5)   All buildings upon the mortgaged property are insured against loss by fire, hazards of extended coverage and such other hazards;

            (6)   The mortgage has not been satisfied or subordinated, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part;

            (7)   The mortgage is a valid and subsisting first lien or second lien on the mortgaged property. The lien of the mortgage is subject only to:

                  (a)   the lien of current real property taxes and assessments
            and, with respect to some originators, water and sewer rents not yet due and payable;

                  (b)   covenants, conditions and restrictions, rights of way,
            easements and other matters acceptable to mortgage lending institutions generally and which do not adversely affect the value of the mortgaged property; and

                  (c)   with respect to each second lien mortgage loan, the lien
            of the related first lien mortgage.

            (8)   The mortgage note and the mortgage and any other agreement executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of the signatory enforceable in accordance with its terms. All parties to the mortgage note, the mortgage and any other such related agreement had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note, the mortgage and any such agreement, and the mortgage note, the mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a mortgage loan has taken place on the part of any person, including without limitation, the mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the mortgage loan;

            (9)   Except with respect to the Delinquent mortgage loans described under "The Mortgage Loan Pool--General," there is no default, breach, violation or event which would permit acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Originator nor its affiliates or any of their respective predecessors have waived any default, breach, violation or event which would permit acceleration;

            (10)  Either (a) the mortgage loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to
      Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority, or (b) the following requirements have been met with respect to the mortgage loan: the applicable originator meets the requirements set forth in clause (a), and (i) such mortgage loan was underwritten by a correspondent of the applicable originator in accordance with standards established by the applicable originator, using application forms and related credit documents approved by the applicable originator,
      (ii) the applicable originator approved each application and the related credit documents before a commitment by the correspondent was issued, and no such commitment was issued until the applicable originator agreed to fund such mortgage loan, (iii) the closing documents for such mortgage loan were prepared on forms approved by the applicable originator, and
      (iv) such mortgage loan was actually funded by the applicable originator or was purchased by the applicable originator at closing or soon thereafter;

            (11)  The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including,
      (a) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure;

            (12)  To the Originator's knowledge, the mortgaged property is lawfully occupied under applicable law. To the Originator's knowledge, all inspections, licenses and certificates required to be made or issued with

                                      S-63

      respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (13)  The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage;

            (14)  To the Originator's knowledge, (a) there is no proceeding pending or threatened for the total or partial condemnation of the mortgaged property, (b) the mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended, and (c) each mortgaged property is in good repair;

            (15)  No action or inaction by the originator or, to the best of the originator's knowledge, no event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any insurance policy related to the mortgage loans, irrespective of the cause of such failure of coverage;

            (16)  The mortgage file contains an appraisal of the related mortgaged property;

            (17)  No mortgage loan is classified as a "high cost" loan under the
      Home Ownership and Equity Protection Act of 1994 ("HOEPA") and no mortgage loan is in violation of, or classified as a "high cost," "threshold,"
      "predatory" or similar loan under, any other applicable state, federal or local law;

            (18)  No mortgage loan that was originated on or after October 1,
      2002 and before March 7, 2003 is secured by property located in the State of Georgia;

            (19)  No mortgage loan that was originated on or after March 7,
      2003, is a "high cost home loan" as defined under the Georgia Fair Lending
      Act;

            (20)  No mortgagor is offered or required to purchase single premium credit insurance in connection with the origination of the related mortgage loan;

            (21)  Except as specified on the mortgage loan schedule attached to the related mortgage loan purchase and warranties agreement, no mortgage loan originated on or after October 1, 2002 will impose a Prepayment
      Premium for a term in excess of three years. No mortgage loan originated prior to October 1, 2002 will impose Prepayment Premiums in excess of five years;

            (22)  With respect to each mortgage loan, the related mortgage is secured by a "single family residence" within the meaning of Section
      25(e)(10) of the Internal Revenue Code of 1986 (as amended) (the "Code").
      Each related mortgage is a "qualified mortgage" under Section 860G(a)(3)
      of the Code; and

            (23)  Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending and disclosure laws applicable to the mortgage loan have been complied with.

      Certain of the Originators will make certain of the representations and warranties listed above and certain other representations and warranties as of the respective dates the related mortgage loans were transferred to the sponsor or as of the respective dates servicing on the mortgage loans was transferred to the related servicer, as applicable. In addition to the representations and warranties made by the Originators, with respect to certain mortgage loans, the sponsor will make certain representations and warranties to the depositor including that no event has occurred from (i) the date on which it purchased such mortgage loan from the related Originator or (ii) the date on which servicing on such mortgage loan transferred from the related Originator, as applicable, to the closing date or related subsequent transfer date, as applicable, which would render the representations and warranties as to such mortgage loan made by the applicable Originator to be untrue in any material respect as of the closing date.

      Pursuant to the pooling and servicing agreement, upon the discovery by any of the servicers, the master servicer, the depositor, the sponsor, the trustee or the securities administrator that any of the representations and warranties contained in the pooling and servicing agreement or the assignment and recognition agreements have been breached in any material respect as of the date made, with the result that value of, or the interests of the holders of the certificates in the related mortgage loan were materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Subject to certain provisions of the pooling and

                                      S-64

servicing agreement, the related mortgage loan purchase and warranties agreements and the assignment and recognition agreements, within no more than ninety days of the earlier to occur of an Originator's discovery or its receipt of notice of any such breach of a representation or warranty with respect to a mortgage loan transferred by it, such Originator will,

      o   use its best efforts to promptly cure such breach in all material respects,

      o   if substitution is permitted pursuant to the terms of the related mortgage loan purchase and warranties agreement, remove each mortgage loan which has given rise to the requirement for action by the responsible party, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage
          Loans as of the date of such substitution is less than the outstanding principal balance of the replaced mortgage loans as of the date of substitution, deliver to the issuing entity as part of the amounts remitted by the applicable servicer with respect to the related
          Distribution Date the amount of such principal shortfall plus, with respect to certain Originators, all related accrued and unpaid interest on the related mortgage loans and all related unreimbursed servicing advances (the "Substitution Adjustment Amount"), or

      o   repurchase such mortgage loan at a price equal to the unpaid principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed P&I Advances, servicing advances made by the applicable servicer and unpaid servicing fees, plus any costs or expenses incurred by or on behalf of the issuing entity in connection with such breach of representation or warranty.

In the event of a breach of a representation or warranty with respect to a mortgage loan by the sponsor, or with respect to certain Originators, in the event that such Originators fail to repurchase such mortgage loan, the sponsor will be obligated to cure, substitute or repurchase such mortgage loan in the same manner set forth above. The obligation of the sponsor to cure such breach or to substitute or repurchase any mortgage loan constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the trustee and the depositor. In the event that an
Originator or the sponsor repurchases any such mortgage loan, the securities administrator will direct the applicable servicer to deposit such repurchase price into the distribution account on the next succeeding Servicer Remittance
Date after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

      In addition, under each of the mortgage loan purchase and warranties agreements and assignment and recognition agreements the Originator shall be obligated to indemnify the depositor for any third-party claims arising out of a breach by such Originator of its representations or warranties regarding the mortgage loans. The obligation of each Originator to cure such breach or to substitute or repurchase any mortgage loan and to indemnify constitutes the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the trustee and the depositor.

                         PAYMENTS ON THE MORTGAGE LOANS

      The pooling and servicing agreement provides that each servicer is required to establish and maintain a collection account. The pooling and servicing agreement permits each servicer to direct any depository institution maintaining a collection account to invest the funds in such collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

      Each servicer is obligated to deposit or cause to be deposited in its collection account within two business days after receipt, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the cut-off date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

      o   all payments on account of principal, including prepayments of principal on the mortgage loans;

      o   all payments on account of interest, net of the servicing fee, on the mortgage loans;

      o   all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements

                                      S-65

          of law or in accordance with prudent and customary servicing practices, Condemnation Proceeds and Liquidation Proceeds;

      o   all other amounts required to be deposited in the collection account pursuant to the pooling and servicing agreement; and

      o   any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

      The servicers are not permitted to commingle funds in the collection accounts with any other funds or assets. The securities administrator, as paying agent for the benefit of the trustee and the certificateholders, will be obligated to set up a distribution account with respect to the certificates into which the servicers will be required to deposit or cause to be deposited the funds required to be remitted by the servicers on the Servicer Remittance Date, and the securities administrator, as paying agent, is not permitted to commingle such funds with any other funds or assets.

      The pooling and servicing agreement permits, upon the provision of the requisite investment directions, but does not require the securities administrator to invest the funds in the distribution account in one or more eligible investments that mature on or prior to the next distribution date.

      The funds required to be remitted by each servicer for a Servicer
Remittance Date will be equal to the sum, without duplication, of,

      o   all collections of scheduled principal and interest on the mortgage loans, received by such servicer on or prior to the related
          Determination Date;

      o   all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by such servicer during the related Prepayment Period;

      o   all P&I Advances made by such servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

      o   any other amounts required to be placed in the collection account by such servicer pursuant to the pooling and servicing agreement;

but excluding the following:

      o   for any mortgage loan with respect to which such servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan that represent late payments of principal and interest,
          Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to
          the extent of such unreimbursed P&I Advance;

      o   amounts received on a particular mortgage loan with respect to which such servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

      o   for such Servicer Remittance Date, the aggregate servicing fee;

      o   all net income from eligible investments that are held in the collection account for the account of such servicer;

      o   all amounts actually recovered by such servicer in respect of late fees, assumption fees and similar fees; and

      o   certain other amounts which are reimbursable to the depositor or the applicable servicer, as provided in the pooling and servicing agreement including reimbursement for non-recoverable P&I Advances.

      The amounts described in clauses (a) through (f) above may be withdrawn by a servicer from the collection account on or prior to each Servicer Remittance
Date.

                                  DISTRIBUTIONS

      Distributions on the certificates will be required to be made by the securities administrator on the 25th day of each month, or if that day is not a business day, on the first business day thereafter, commencing on June 26, 2006

                                      S-66

(each, a "Distribution Date"), to the persons in whose names the certificates are registered on the related Record Date.

      Distributions on each Distribution Date will be made by wire transfer in immediately available funds to the account of the applicable certificateholder at a bank or other depository institution having appropriate wire transfer facilities or, in the case of a certificateholder who has not provided such wire transfer instructions to the securities administrator in writing in accordance with the pooling and servicing agreement, by check mailed to the address of the person entitled to the distribution as it appears on the applicable certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the securities administrator designated from time to time for those purposes. Initially, the securities administrator designates its offices at 2001 Bryan Street, 10th Floor, Dallas, Texas 75201 for those purposes.

                               ADMINISTRATION FEES

      As described under the definition of "Available Funds" included in the
"Glossary" in this free writing prospectus, funds collected on the mortgage loans that are available for distribution to certificateholders will be net of the servicing fees, the securities administrator, master servicer and backup servicer fee and the custodial fee payable on each mortgage loan. On each distribution date, the servicers, the securities administrator, master servicer and backup servicer and the custodian will be entitled to their fee prior to the certificateholders receiving any distributions. The trustee is entitled to an annual fee which will be remitted to the trustee by the securities administrator out of its own fee. . The servicing fee for each servicer will be an amount equal to interest at one-twelfth of a rate equal to 0.50% on the Stated
Principal Balance of each mortgage loan serviced by that servicer as of the end of the prior due period. The securities administrator, master servicer and backup servicer fee, and custodial fee for any distribution date for any mortgage loan will be an amount equal to one-twelfth of the securities administrator, master servicer and backup servicer fee rate or the custodial fee rate, as applicable, multiplied by the sum of (i) the aggregate Stated Principal
Balance of the mortgage loans as of the end of the prior due period and (ii) the amount on deposit in the pre-funding account at the end of the prior due period.
The following table identifies the per annum fee rate applicable in calculating the servicing fees, the securities administrator, master servicer and backup servicer fee and the custodial fee.

        ------------------------------------------------------------------
        FEE                                  PER ANNUM FEE RATE
        ------------------------------------------------------------------
        Servicing Fee                        0.50%
        ------------------------------------------------------------------
        Securities Administrator, Master     less than or equal to 0.0035%
        Servicer and Backup Servicer Fee
        ------------------------------------------------------------------
        Custodial Fee                        less than or equal to 0.0015%
        ------------------------------------------------------------------

      In addition to the servicing fee, the securities administrator, master servicer and backup servicer fee and the custodial fee, funds collected on the mortgage loans that are available for distribution to the certificateholders will also be net of any indemnification payments made to the depositor, the servicers, the securities administrator, master servicer and backup servicer or the trustee, as described under "The Pooling and Servicing Agreement--Certain
Matters Regarding the Depositor, the Servicers, the Custodian and the Trustee"
in this free writing prospectus and "The Agreements--Matters Regarding the
Master Servicer and the Depositor" in the prospectus, and reimbursements for certain unanticipated expenses borne by the depositor, the servicers, the securities administrator, master servicer and backup servicer or the trustee, as described in this free writing prospectus and the prospectus.

                  PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

      As more fully described in this free writing prospectus, distributions on the certificates will be made monthly on each Distribution Date from Available
Funds and will be made to the classes of certificates generally in the following order of priority:

            (1)   to make certain payments to the Swap Account for the benefit of the swap provider, as further described below under "--Distributions of
      Interest and Principal";

                                      S-67

            (2)   to current interest on each class of certificates and
      previously unpaid interest on the Class A certificates, in the order and subject to the priorities set forth below under "-- Distributions of
      Interest and Principal";

            (3)   to principal on the classes of certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under "-- Distributions of Interest and
      Principal";

            (4)   to unpaid interest and Unpaid Realized Loss Amounts on the
      Subordinated Certificates in the order and subject to the priorities described below under "-- Distributions of Interest and Principal";

            (5)   to deposit into the Excess Reserve Fund Account to cover any
      Basis Risk Carry Forward Amount subject to certain limitations set forth below under "-- Distributions of Interest and Principal";

            (6)   to make certain termination payments, if any, to the Swap
      Account for the benefit of the swap provider as set forth below under "--
      Distributions of Interest and Principal"; and

            (7)   to be released to the Class X certificates, in each case
      subject to certain limitations set forth below under "-- Distributions of
      Interest and Principal."

                     DISTRIBUTIONS OF INTEREST AND PRINCIPAL

      For any Distribution Date, the "Pass-Through Rate" for each class of LIBOR
Certificates will be a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for those classes and that Distribution Date, and
(2) the WAC Cap.

      The "WAC Cap" for any Distribution Date, is the weighted average of the interest rates for each mortgage loan (less the applicable Expense Fee Rate)
then in effect on the beginning of the related Due Period on the mortgage loans less the Swap Payment Rate (as defined below), adjusted, in each case, to accrue on an "actual/360" basis.

      The "Swap Payment Rate" for any Distribution Date is a fraction, the numerator of which is any Net Swap Payment or Swap Termination Payment (other than a defaulted Swap Termination Payment) owed to the swap provider for such
Distribution Date and the denominator of which is the Stated Principal Balance of the mortgage loans at the beginning of the related Due Period plus amounts from the pre-funding account, multiplied by 12.

      The "fixed margin" for each class of LIBOR Certificates is as follows:
Class A-1, [______]%; Class A-2, [______]%; Class A-3, [______]%; Class A-4,
[______]%; Class M-1, [______]%; Class M-2, [______]%; Class M-3, [______]%;
Class M-4, [______]%; Class M-5, [______]%; Class M-6, [______]%; Class B-1,
[______]%; Class B-2, [______]%; Class B-3, [______]%; and Class B-4, [______]%.
On the Distribution Date immediately following the first Distribution Date on which the servicer or majority Class X certificateholder(s) has the right to purchase all of the mortgage loans as described under "The Pooling and Servicing
Agreement --Termination; Optional Clean-up Call" in this free writing prospectus and each Distribution Date thereafter, the fixed margin for each class of LIBOR
Certificates will increase to the following: Class A-1, [______]%; Class A-2,
[______]%; Class A-3, [______]%; Class A-4, [______]%; Class M-1, [______]%;
Class M-2, [______]%; Class M-3, [______]%; Class M-4, [______]%; Class M-5,
[______]%; Class M-6, [______]%; Class B-1, [______]%; Class B-2, [______]%;
Class B-3, [______]%; and Class B-4, [______]%.

      On each Distribution Date, principal will be allocated for distributions in reduction of the Class Certificate Balance of the LIBOR Certificates entitled to receive distributions of principal in an amount equal to the Principal
Distribution Amount. The "Principal Distribution Amount" for each Distribution
Date will equal the sum of (i) the Basic Principal Distribution Amount for that
Distribution Date and (ii) the Extra Principal Distribution Amount for that
Distribution Date.

      On each Distribution Date and based on the information provided by the master servicer to the securities administrator in the master servicer remittance report, the securities administrator will be required to allocate the
Available Funds then on deposit in the distribution account specified below in the following order of priority:

                  (i)   to the holders of each class of LIBOR Certificates and
            to the Swap Account in the following order of priority:

                  (a)   to the Swap Account, the sum of (x) all Net Swap
                        Payments and (y) any Swap Termination Payment, other
                        than a Defaulted Swap Termination Payment, owed to the
                        swap provider, if any;

                                      S-68

                  (b)   from the Interest Remittance Amount, after taking into
                        account payments to the Swap Account pursuant to clause
                        (i)(a) above, in the following order of priority:

                        (1)   to the holders of the Class A certificates, pro
                              rata, the Accrued Certificate Interest and any
                              Unpaid Interest Amount for each class of Class A
                              certificates;

                        (2)   payable from any remaining Interest Remittance
                              Amounts, to the Class M-1 certificates, the
                              Accrued Certificate Interest for that class;

                        (3)   payable from any remaining Interest Remittance
                              Amounts, to the Class M-2 certificates, the
                              Accrued Certificate Interest for that class;

                        (4)   payable from any remaining Interest Remittance
                              Amounts, to the Class M-3 certificates, the
                              Accrued Certificate Interest for that class;

                        (5)   payable from any remaining Interest Remittance
                              Amounts, to the Class M-4 certificates, the
                              Accrued Certificate Interest for that class;

                        (6)   payable from any remaining Interest Remittance
                              Amounts, to the Class M-5 certificates, the
                              Accrued Certificate Interest for that class;

                        (7)   payable from any remaining Interest Remittance
                              Amounts, to the Class M-6 certificates, the
                              Accrued Certificate Interest for that class;

                        (8)   payable from any remaining Interest Remittance
                              Amounts, to the Class B-1 certificates, the
                              Accrued Certificate Interest for that class;

                        (9)   payable from any remaining Interest Remittance
                              Amounts, to the Class B-2 certificates, the
                              Accrued Certificate Interest for that class;

                        (10)  payable from any remaining Interest Remittance
                              Amounts, to the Class B-3 certificates, the
                              Accrued Certificate Interest for that class; and

                        (11)  payable from any remaining Interest Remittance
                              Amounts to the Class B-4 certificates, the Accrued
                              Certificate Interest for that class;

                  (ii) (A) on each Distribution Date (x) before the Stepdown
            Date or (y) with respect to which a Trigger Event is in effect, to the holders of the class or classes of LIBOR Certificates then entitled to distributions of principal as set forth below an amount equal to the Principal Distribution Amount in the following order of priority:

                  (a)   to the Class A Certificates, allocated among the Class A
                        Certificates as described under "-Allocation of
                        Principal Payments to Class A Certificates" below, until
                        the Class Certificate Balances of those classes have
                        been reduced to zero;

                  (b)   to the Class M-1 certificates, until the Class
                        Certificate Balance of that class is reduced to zero;

                  (c)   to the Class M-2 certificates, until the Class
                        Certificate Balance of that class is reduced to zero;

                  (d)   to the Class M-3 certificates, until the Class
                        Certificate Balance of that class is reduced to zero;

                  (e)   to the Class M-4 certificates, until the Class
                        Certificate Balance of that class is reduced to zero;

                  (f)   to the Class M-5 certificates, until the Class
                        Certificate Balance of that class is reduced to zero;

                  (g)   to the Class M-6 certificates, until the Class
                        Certificate Balance of that class is reduced to zero;

                  (h)   to the Class B-1 certificates, until the Class
                        Certificate Balance of that class is reduced to zero;

                                      S-69

                  (i)   to the Class B-2 certificates, until the Class
                        Certificate Balance of that class is reduced to zero;

                  (j)   to the Class B-3 certificates, until the Class
                        Certificate Balance of that class is reduced to zero;
                        and

                  (k)   to the Class B-4 certificates, until the Class
                        Certificate Balance of that class is reduced to zero;

                        (B) on each Distribution Date (x) on and after the
            Stepdown Date and (y) as long as a Trigger Event is not in effect, to the holders of the class or classes of LIBOR Certificates then entitled to distribution of principal in an amount equal to the
            Principal Distribution Amount in the following amounts and order of priority:

                  (a)   to the Class A Certificates, the lesser of the Principal
                        Distribution Amount and the Class A Principal
                        Distribution Amount, allocated among the Class A
                        Certificates as described under "- Allocation of
                        Principal Payments to Class A Certificates" below, until
                        the Class Certificate Balances of those classes are
                        reduced to zero;

                  (b)   to the Class M-1 certificates, the lesser of the
                        remaining Principal Distribution Amount and the Class
                        M-1 Principal Distribution Amount, until the Class
                        Certificate Balance of that class is reduced to zero;

                  (c)   to the Class M-2 certificates, the lesser of the
                        remaining Principal Distribution Amount and the Class
                        M-2 Principal Distribution Amount, until the Class
                        Certificate Balance of that class is reduced to zero;

                  (d)   to the Class M-3 certificates, the lesser of the
                        remaining Principal Distribution Amount and the Class
                        M-3 Principal Distribution Amount, until the Class
                        Certificate Balance of that class is reduced to zero;

                  (e)   to the Class M-4 certificates, the lesser of the
                        remaining Principal Distribution Amount and the Class
                        M-4 Principal Distribution Amount, until the Class
                        Certificate Balance of that class is reduced to zero;

                  (f)   to the Class M-5 certificates, the lesser of the
                        remaining Principal Distribution Amount and the Class
                        M-5 Principal Distribution Amount, until the Class
                        Certificate Balance of that class is reduced to zero;

                  (g)   to the Class M-6 certificates, the lesser of the
                        remaining Principal Distribution Amount and the Class
                        M-6 Principal Distribution Amount, until the Class
                        Certificate Balance of that class is reduced to zero;

                  (h)   to the Class B-1 certificates, the lesser of the
                        remaining Principal Distribution Amount and the Class
                        B-1 Principal Distribution Amount, until the Class
                        Certificate Balance of that class is reduced to zero;

                  (i)   to the Class B-2 certificates, the lesser of the
                        remaining Principal Distribution Amount and the Class
                        B-2 Principal Distribution Amount, until the Class
                        Certificate Balance of that class is reduced to zero;

                  (j)   to the Class B-3 certificates, the lesser of the
                        remaining Principal Distribution Amount and the Class
                        B-3 Principal Distribution Amount, until the Class
                        Certificate Balance of that class is reduced to zero;
                        and

                  (k)   to the Class B-4 certificates, the lesser of the
                        remaining Principal Distribution Amount and the Class
                        B-4 Principal Distribution Amount, until the Class
                        Certificate Balance of that class is reduced to zero;

                  (iii) any amount remaining after the distributions in  clauses
            (i) and (ii) above is required to be distributed in the following order of priority with respect to the certificates:

                  (a)   to the holders of the Class M-1 certificates, any Unpaid
                        Interest Amount for that class;

                                      S-70

                  (b)   to the holders of the Class M-1 certificates, any Unpaid
                        Realized Loss Amount for that class;

                  (c)   to the holders of the Class M-2 certificates, any Unpaid
                        Interest Amount for that class;

                  (d)   to the holders of the Class M-2 certificates, any Unpaid
                        Realized Loss Amount for that class;

                  (e)   to the holders of the Class M-3 certificates, any Unpaid
                        Interest Amount for that class;

                  (f)   to the holders of the Class M-3 certificates, any Unpaid
                        Realized Loss Amount for that class;

                  (g)   to the holders of the Class M-4 certificates, any Unpaid
                        Interest Amount for that class;

                  (h)   to the holders of the Class M-4 certificates, any Unpaid
                        Realized Loss Amount for that class;

                  (i)   to the holders of the Class M-5 certificates, any Unpaid
                        Interest Amount for that class;

                  (j)   to the holders of the Class M-5 certificates, any Unpaid
                        Realized Loss Amount for that class;

                  (k)   to the holders of the Class M-6 certificates, any Unpaid
                        Interest Amount for that class;

                  (l)   to the holders of the Class M-6 certificates, any Unpaid
                        Realized Loss Amount for that class;

                  (m)   to the holders of the Class B-1 certificates, any Unpaid
                        Interest Amount for that class;

                  (n)   to the holders of the Class B-1 certificates, any Unpaid
                        Realized Loss Amount for that class;

                  (o)   to the holders of the Class B-2 certificates, any Unpaid
                        Interest Amount for that class;

                  (p)   to the holders of the Class B-2 certificates, any Unpaid
                        Realized Loss Amount for that class;

                  (q)   to the holders of the Class B-3 certificates, any Unpaid
                        Interest Amount for that class;

                  (r)   to the holders of the Class B-3 certificates, any Unpaid
                        Realized Loss Amount for that class;

                  (s)   to the holders of the Class B-4 certificates, any Unpaid
                        Interest Amount for that class;

                  (t)   to the holders of the Class B-4 certificates, any Unpaid
                        Realized Loss Amount for that class;

                  (u)   to the Excess Reserve Fund Account, the amount of any
                        Basis Risk Payment for that Distribution Date;

                  (v)   from funds on deposit in the Excess Reserve Fund
                        Account, an amount equal to any remaining unpaid Basis
                        Risk Carry Forward Amount, prior to application of any
                        amounts on deposit in the Swap Account, with respect to
                        the LIBOR Certificates in the same order and priority in
                        which the Accrued Certificate Interest is allocated
                        among those classes of certificates, with the allocation
                        to the Class A certificates being allocated: (a) first,
                        between the Class A-1, Class A-2, Class A-3 and Class
                        A-4 certificates pro rata, based upon their respective
                        Class Certificate Balances and (b) second, any remaining
                        amounts to the Class A-1, Class A-2, Class A-3 and Class
                        A-4 certificates, pro rata, based on any Basis Risk
                        Carry Forward Amounts remaining unpaid, in order to
                        reimburse such unpaid amounts;

                  (w)   to the Swap Account, the amount of any Defaulted Swap
                        Termination Payment owed to the swap provider;

                  (x)   to the Class X certificates, those amounts as described
                        in the pooling and servicing agreement; and

                  (y)   to the holders of the Class R certificates, any
                        remaining amount.

      In addition to the foregoing, if any amounts remain on deposit in the pre-funding account at the end of the pre-funding period, those remaining amounts will be applied to the mandatory payment of the Certificates. Any such amounts remaining on deposit in the pre-funding account at the end of the pre-funding period with respect to the mortgage loans will be applied as described under "-Allocation of Principal Payments to Class A Certificates"
below, to the Class A Certificates, until those certificates are reduced to zero. The pre-funding period will end on the earlier to occur of (a) the date on which the amount on deposit in the pre-funding account is reduced to below
$100,000, (b) the date on which an event of default occurs under the terms of the pooling and servicing agreement, or (c) the close of business on August 24,
2006.

                                      S-71

      On each Distribution Date, prior to the distribution on any other class of certificates, the securities administrator is required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received during the related Prepayment Period.

      If on any Distribution Date, after giving effect to the allocation of principal as described above and allocations of payments from the Swap Account to pay principal as described under "-- Swap Account" below, the aggregate Class
Certificate Balances of the LIBOR Certificates exceeds the Current Maximum
Amount for that Distribution Date, the Class Certificate Balance of the applicable Subordinated Certificates will be reduced, in inverse order of seniority (beginning with the Class B-4 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. Any such reduction of a Class Certificate Balance for Realized Losses is referred to as an "Applied Realized Loss Amount." In the event Applied Realized Loss Amounts are allocated to any class of certificates, their Class Certificate Balances will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class
Certificate Balance of any class of Subordinated Certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "SUBSEQUENT RECOVERY"), the Class Certificate Balance of each class of Subordinated Certificates that has been previously reduced by Applied
Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable class of certificates for the related Distribution
Date); provided that the Class Certificate Balance of any class that had previously been reduced to zero shall not be increased as a result of any
Subsequent Recoveries. Any Subsequent Recovery that is received during a
Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

      On any Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law and any prepayment interest shortfalls not covered by Compensating Interest payments from the servicers (as further described in "The Pooling and Servicing
Agreement--Prepayment Interest Shortfalls" in this free writing prospectus) will be allocated first to reduce the amounts otherwise distributable on the Class X certificates, and thereafter as a reduction to the Accrued Certificate Interest for the LIBOR Certificates on a pro rata basis based on their respective amounts of interest accrued on those certificates for that Distribution Date. The holders of the LIBOR Certificates will not be entitled to reimbursement for the allocation of any shortfalls resulting from the application of the
Servicemembers Civil Relief Act or similar state law or prepayment interest shortfalls described in the preceding sentence.

            ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS A CERTIFICATES

      All principal distributions to the holders of the Class A Certificates on any Distribution Date will be allocated first to the Class A-1 Certificates until their Class Certificate Balance has been reduced to zero, second to the
Class A-2 Certificates until their Class Certificate Balance has been reduced to zero, third to the Class A-3 Certificates until their Class Certificate Balance has been reduced to zero and fourth to the Class A-4 Certificates until their
Class Certificate Balance has been reduced to zero.

      Notwithstanding the foregoing, on and after the Distribution Date on which the aggregate Class Certificate Balances of the Subordinated Certificates and
the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Class A Certificates are required to be allocated pro rata among the Class A Certificates based on their respective
Class Certificate Balances until their respective Class Certificate Balances have been reduced to zero.

                                  SWAP ACCOUNT

      On any Distribution Date, Swap Termination Payments, Net Swap Payments
owed to the swap provider and Net Swap Receipts for that Distribution Date will be deposited into a trust account (the "Swap Account") established by the securities administrator as part of the trust fund. Funds in the Swap Account will be distributed in the following order of priority:

      (a)   to the swap provider, all Net Swap Payments, if any, owed to the swap provider for that Distribution Date;

      (b)   to the swap provider, any Swap Termination Payment, other than a
      Defaulted Swap Termination Payment, if any, owed to the swap provider for that Distribution Date;

                                      S-72

      (c)   to the Class A certificates, to pay Accrued Certificate Interest and, if applicable, any Unpaid Interest Amounts, in each case, in accordance with the priorities set forth in "--Distributions of Interest and Principal" above, to the extent unpaid from Available Funds;

      (d)   sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4,
      Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4
      certificates, in that order to pay Accrued Certificate Interest and, if applicable, Unpaid Interest Amounts as described in "--Distributions of
      Interest and Principal" above, to the extent unpaid from Available Funds;

      (e)   to the LIBOR Certificates, to pay principal as described and, in the same manner and order of priority as set forth, in "--Distributions of
      Interest and Principal" above, but only to the extent necessary to maintain the Subordinated Amount at the Specified Subordinated Amount,
      after giving effect to payments and distributions from Available Funds;

      (f)   to the Class A certificates, to pay any Basis Risk Carry Forward
      Amounts, pro rata, based on their Class Certificate Balances for such
      Distribution Date, up to the Swap Payment Allocation for each class of
      Class A certificates and to the extent unpaid from Available Funds
      (including funds on deposit in the Excess Reserve Fund Account);

      (g)   sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4,
      Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4
      certificates, to pay any Basis Risk Carry Forward Amounts, up to the Swap
      Payment Allocation for each class of Class M and Class B certificates and to the extent unpaid from Available Funds (including funds on deposit in the Excess Reserve Fund Account);

      (h)   to the LIBOR Certificates, any remaining unpaid Basis Risk Carry
      Forward Amount, pro rata, based on their respective remaining unpaid Basis
      Risk Carry Forward Amount after the allocation of payments as set forth in clauses (f) and (g) above;

      (i)   sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4,
      Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4
      certificates, to pay any Unpaid Realized Loss Amounts, to the extent unpaid from Available Funds;

      (j)   to the swap provider, any Defaulted Swap Termination Payment owed to the swap provider for that Distribution Date; and

      (k)   to the holders of the Class X certificates, any remaining amounts.

      The "Swap Payment Allocation" for any class of certificates and any
Distribution Date, is that class's pro rata share of the Net Swap Receipts, if any, for that Distribution Date, based on the Class Certificate Balances of the classes of certificates.

      The Swap Account will not be an asset of any REMIC.

                         CALCULATION OF ONE-MONTH LIBOR

      On each LIBOR Determination Date, the securities administrator will be required to determine One-Month LIBOR for the next Interest Accrual Period for the LIBOR Certificates.

                           EXCESS RESERVE FUND ACCOUNT

      The "Basis Risk Payment" for any Distribution Date will be the aggregate of the Basis Risk Carry Forward Amounts. However, the Basis Risk Payment with respect to any Distribution Date cannot exceed the amount otherwise distributable on the Class X certificates.

      On any Distribution Date the sum of (x) the excess, if any, of (i) the amount of interest that any given class of LIBOR certificates would have been entitled to receive on that Distribution Date had the Pass-Through Rate not been subject to the WAC Cap, over (ii) the amount of interest that class of certificates received on that Distribution Date based on the WAC Cap; (y) the unpaid portion of any such excess described in clause (x) from prior
Distribution Dates; and (z) interest on the amount described in clause (y) at the respective Pass-Through Rate had the Pass-Through Rate not been subject to the WAC Cap is the "Basis Risk Carry Forward Amount" on those classes of certificates. Any Basis Risk Carry Forward Amount on any class of certificates will be allocated on that Distribution Date or on future Distribution Dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account, with respect to such distribution date (as described in this

                                      S-73

free writing prospectus) and from Net Swap Receipts that are available for payment of Basis Risk Carry Forward Amounts from the Swap Account. The ratings on the certificates do not address the likelihood of the payment of any Basis
Risk Carry Forward Amount.

      Pursuant to the pooling and servicing agreement, an account (referred to as the "Excess Reserve Fund Account") will be established, which is held in trust, as part of a subtrust held by the issuing entity, by the securities administrator. Amounts on deposit in the Excess Reserve Fund Account will not be invested. The Excess Reserve Fund Account will not be an asset of any REMIC.
Holders of each of the LIBOR Certificates will be entitled to receive payments from the Excess Reserve Fund Account, in the manner described in this free writing prospectus, in an amount equal to any Basis Risk Carry Forward Amount for that class of certificates. The Excess Reserve Fund Account is required to be funded from amounts otherwise to be paid to the Class X certificates. Any distribution by the securities administrator from amounts in the Excess Reserve
Fund Account is required to be made on the applicable Distribution Date. Any
Basis Risk Carry Forward Amounts remaining after amounts in the Excess Reserve
Fund Account are used are payable from the Swap Account in the priority specified in "--Swap Account" above.

                        THE INTEREST RATE SWAP AGREEMENT

      On the closing date, a subtrust held by the issuing entity will enter into an interest rate swap agreement with IXIS Financial Products Inc., as swap provider (the "Swap Provider"), whose payment obligations are guaranteed by IXIS
Corporate & Investment Bank, a societe anonyme. Under the interest rate swap agreement, with respect to the first 53 distribution dates, the issuing entity will pay to the swap provider fixed payments at a rate of 5.339% per annum, determined on a "30/360" basis (or, in the case of the first distribution date, the number of days in the period from the closing date to the day immediately preceding the first distribution date, determined on a "30/360" basis), and the swap provider will pay to the issuing entity, floating payments at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), determined on an "actual/360" basis, in each case calculated on the product of the scheduled notional amount and the multiplier set forth on the schedule attached as Annex II to this free writing prospectus for that distribution date.
To the extent that a fixed payment exceeds the floating payment payable with respect to any of the first 53 distribution dates, amounts otherwise available to certificateholders will be applied on such distribution date to make a net payment to the swap provider (each, a "Net Swap Payment"), and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first 53 distribution dates, the swap provider will owe a net payment to the issuing entity on such distribution date (each, a "Net Swap Receipt").

      All payments due to the swap provider under the interest rate swap agreement shall be paid from Available Funds on each applicable distribution date in accordance with the priority of payments described under
"--Distributions of Interest and Principal" above. Any Swap Termination Payment
(as defined below) other than a Defaulted Swap Termination Payment (as defined below) due to the swap provider shall be paid on a senior basis on each applicable distribution date in accordance with the priority of payments and any
Defaulted Swap Termination Payment owed by the issuing entity to the swap provider shall be paid by the issuing entity on a subordinated basis. However, to the extent any payments are received by the issuing entity as a result of entering into replacement transaction(s) following a Collateralization Event (as defined below), the swap provider that is being replaced shall have first priority to those payments over certificateholders, the servicers, the master servicer, the securities administrator and the trustee, and the issuing entity shall pay to the swap provider the lesser of (x) the amount so received and (y)
any Swap Termination Payment owed to the swap provider (to the extent not already paid by the issuing entity) that is being replaced immediately upon receipt. See "--Distributions of Interest and Principal" above.

      A "Swap Termination Payment" is a termination payment required to be made by either the issuing entity or the swap provider pursuant to the interest rate swap agreement as a result of termination of the interest rate swap agreement.

      The interest rate swap agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement.
Events of default under the interest rate swap agreement include, among other things, the following:

          o   failure to pay,

          o   bankruptcy and insolvency events, and

                                      S-74

          o   a merger by the swap provider without an assumption of its obligations under the interest rate swap agreement.

      Early termination events under the interest rate swap agreement include, among other things:

          o   illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if
              applicable) to perform its obligations under the interest rate swap agreement or guaranty, as applicable),

          o   a tax event (which generally relates to either party to the interest rate swap agreement receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

          o   a tax event upon merger (which generally relates to either party receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an
              indemnifiable tax, in each case, resulting from a merger),

          o   upon the irrevocable direction to dissolve or otherwise terminate the issuing entity following which all assets of the issuing entity will be liquidated and the proceeds of such liquidation will be distributed to certificateholders,

          o   upon the exercise of the optional termination of the issuing entity by any servicer as described under "The Pooling and
              Servicing Agreement--Termination; Optional Clean-up Call", and

          o   the pooling and servicing agreement is amended without the consent of the swap provider and such amendment materially and adversely affects the rights or interests of the swap provider.

      "Defaulted Swap Termination Payment" means any termination payment required to be made by the issuing entity to the swap provider pursuant to the interest rate swap agreement as a result of an event of default under the interest rate swap agreement with respect to which the swap provider is the defaulting party or a termination event (including, but not limited to, the additional termination events described below) under that agreement (other than illegality, a tax event or a tax event upon merger of the swap provider) with respect to which the swap provider is the sole affected party.

      In addition to the termination events specified above, it will be an additional termination event under the interest rate swap agreement if so long as a Substitution Event has not occurred, the Swap Provider (or its guarantor)
is downgraded below the Required Swap Counterparty Rating and at least one of the following events has not occurred within the time period specified in the interest rate swap agreement (except to the extent otherwise approved by the rating agencies):

      (i)   within the time period specified in the interest rate swap agreement with respect to such downgrade, the swap provider shall transfer the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating
Agency Condition;

      (ii)  within the time period specified in the interest rate swap agreement with respect to such downgrade, the swap provider shall collateralize its exposure to the issuing entity pursuant to an ISDA Credit Support Annex, subject to the satisfaction of the Rating Agency Condition; provided that such ISDA
Credit Support Annex shall be made a credit support document for the swap provider pursuant to an amendment to the interest rate swap agreement;

      (iii) within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of such Swap Provider under the interest rate swap agreement shall be guaranteed by a person or entity that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition; or

      (iv)  within the time period specified in the interest rate swap agreement with respect to such downgrade, such Swap Provider shall take such other steps, if any, to enable the issuing entity to satisfy the Rating Agency Condition.

      It will also be an additional termination event under the interest rate swap agreement if the swap provider (or its guarantor) has a rating of less than
BBB- or A-3, if applicable, by S&P, a rating of less than P2 or A3, if applicable, by Moody's (if rated by Moody's), or if such counterparty or entity has only a long-term rating by Moody's, a rating of A2 by Moody's or, a rating of less than F-2 or BBB+, if applicable, by Fitch and within the time period specified

                                      S-75

in the interest rate swap agreement, such Swap Provider, while collateralizing its exposure to the issuing entity, fails to transfer the interest rate swap agreement at its sole cost and expense, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to satisfaction of the Rating Agency Condition (a "Substitution Event").

      If the issuing entity is unable to or, if applicable, chooses not to obtain a substitute interest rate swap agreement in the event that the interest rate swap agreement is terminated, interest distributable on the certificates will be paid from amounts received on the mortgage loans without the benefit of an interest rate swap agreement or a substitute interest rate swap agreement.

      On or after the closing date and so long as the Rating Agency Condition has been satisfied, (i) the issuing entity may, with the consent of the swap provider, assign or transfer all or a portion of the interest rate swap agreement, (ii) the swap provider may assign its obligations under the interest rate swap agreement to any institution, (iii) the interest rate swap agreement may be amended and/or (iv) the interest rate swap agreement may be terminated or replaced.

      The interest rate swap agreement is scheduled to terminate by its terms following the distribution date in October 2010 and upon termination of the interest rate swap agreement no further amounts will be paid to the swap provider by the issuing entity and no further amounts will be paid to the issuing entity by the swap provider.

      The Swap Provider is an affiliate of the sponsor and IXIS Securities North
America Inc., one of the underwriters, which arrangement may create certain conflicts of interest.

      We estimate that, as of the closing date, the significance percentage
(i.e. the maximum probable exposure that the interest rate swap agreement represents of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date plus the amount on deposit in the pre-funding account on the closing date) is less than 10%. For the duration of the issuing entity, in any such year in which the issuing entity has an obligation to file periodic reports under the Securities Exchange Act of 1934, as amended, (or of the interest rate swap agreement, if shorter), the Swap Provider and the interest rate swap agreement may be replaced if the aggregate significance percentage of the interest rate swap agreement increases to 10% or higher.

                        OVERCOLLATERALIZATION PROVISIONS

      The pooling and servicing agreement requires that the Total Monthly Excess
Spread, if any, on each Distribution Date be applied as an accelerated payment of principal of the LIBOR Certificates, but only to the limited extent described below.

      The application of Total Monthly Excess Spread to the payment of Extra
Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal has the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds and any Interest
Rate Swap Payments not required to be allocated to holders of the LIBOR
Certificates or paid to the Swap Account as described above on any Distribution
Date will be paid to the holders of the Class X certificates and will not be available on any future Distribution Date to cover Extra Principal Distribution
Amounts, Unpaid Interest Amounts, Basis Risk Carry Forward Amounts or Unpaid
Realized Loss Amounts.

      With respect to any Distribution Date, the excess, if any, of (a) the
Current Maximum Amount over (b) the aggregate Class Certificate Balance of the
LIBOR Certificates as of that date plus the Class Certificate Balance of the
Class P Certificates (after taking into account the allocation of the Principal
Remittance Amount on those certificates on that Distribution Date) is the
"Subordinated Amount" as of that Distribution Date. The pooling and servicing agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Subordinated Amount exceeds the Subordinated Amount as of that Distribution Date (the excess is referred to as a "Subordination Deficiency"). Any amount of Total Monthly Excess
Spread actually applied as an accelerated payment of principal is an "Extra
Principal Distribution Amount." The required level of the Subordinated Amount with respect to a Distribution Date is the "Specified Subordinated Amount" and
is set forth in the definition of Specified Subordinated Amount in the
"Glossary" in this free writing prospectus. As described above, the Specified
Subordinated Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event (as defined in the "Glossary" in this free writing prospectus) exists, the Specified Subordinated Amount may not "step down." Total
Monthly Excess Spread (only to the extent needed to maintain the Specified
Subordinated Amount) will then

                                      S-76

be applied to the payment of principal of the class or classes of certificates then entitled to distributions of principal during the period that a Trigger
Event exists.

      In the event that the Specified Subordinated Amount is permitted to decrease or "step down" on a Distribution Date in the future, or in the event that an Excess Subordinated Amount otherwise exists, the pooling and servicing agreement provides that some or all of the principal that would otherwise be distributed to the holders of the LIBOR Certificates on that Distribution Date will be distributed to the Holders of the Class X certificates on that
Distribution Date (to the extent not required to pay Unpaid Interest Amounts,
Unpaid Realized Loss Amounts or Basis Risk Carry Forward Amounts to the LIBOR
Certificates) until the Excess Subordinated Amount is reduced to zero. This has the effect of decelerating the amortization of the LIBOR Certificates relative to the amortization of the mortgage loans, and of reducing the related
Subordinated Amount. With respect to any Distribution Date, the excess, if any, of (a) the Subordinated Amount on that Distribution Date over (b) the Specified
Subordinated Amount is the "Excess Subordinated Amount" with respect to that
Distribution Date. If, on any Distribution Date on or after the Stepdown Date on which a Trigger Event does not exist, the Excess Subordinated Amount is, after taking into account all other distributions and allocations to be made on that
Distribution Date, greater than zero (i.e., the related Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the LIBOR Certificates on that Distribution Date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis
Risk Carry Forward Amounts to the LIBOR Certificates) in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the Net Monthly Excess Cash
Flow (referred to as the "Subordination Reduction Amount" for that Distribution
Date). The "Net Monthly Excess Cash Flow" is the amount of Available Funds remaining after the amount necessary to make all payments of interest and principal to the LIBOR Certificates and amounts required to be paid to the Swap
Provider.

                          REPORTS TO CERTIFICATEHOLDERS

      On each Distribution Date the securities administrator will make available to the depositor and each holder of a LIBOR Certificate a distribution report, based solely on information provided to the securities administrator by the master servicer in accordance with the pooling and servicing agreement, containing the following information:

      o   the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and
          Liquidation Proceeds included in that distribution;

      o   the amount of the distribution allocable to interest, any Unpaid
          Interest Amounts included in such distribution and any remaining
          Unpaid Interest Amounts after giving effect to such distribution, any
          Basis Risk CarryForward Amount for such distribution date and the amount of all Basis Risk CarryForward Amounts covered by withdrawals from the Excess Reserve Fund Account on such distribution date;

      o   if the distribution to the holders of such class of certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available for such distribution, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk CarryForward Amount not covered by amounts in the Excess Reserve Fund Account;

      o   the Class Certificate Balance of each class of certificates after giving effect to the distribution of principal on such distribution date;

      o   the aggregate Stated Principal Balance of the mortgage loans for the following distribution date;

      o   the amount of the expenses and fees paid to or retained by the applicable servicer and paid to or retained by the trustee with respect to such distribution date;

      o   the Pass-Through Rate for each such class of certificates with respect to such distribution date;

      o   the amount of advances included in the distribution on such distribution date and the aggregate amount of advances reported by the servicers (and the trustee as successor servicer and any other successor servicer, if applicable) as outstanding as of the close of business on the Determination Date immediately preceding such distribution date;

      o   the number and aggregate outstanding principal balances of mortgage loans (1) as to which the scheduled payment is Delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO

                                      S-77

          property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month;

      o   for each of the preceding 12 calendar months, or all calendar months since the related cut-off date, whichever is less, the aggregate dollar amount of the scheduled payments (A) due on all outstanding mortgage loans on each of the due dates in each such month and (B)
          Delinquent 60 days or more on each of the due dates in each such month;

      o   with respect to all mortgage loans that became REO properties during the preceding calendar month, the aggregate number of such mortgage loans and the aggregate Stated Principal Balance of such mortgage loans as of the close of business on the last Business Day of the immediately preceding month;

      o   the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the
          Determination Date preceding such distribution date;

      o   whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event and the aggregate outstanding balance of all mortgage loans 60 or more days
          Delinquent);

      o   the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such distribution date);

      o   in the aggregate and for each class of certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such distribution date;

      o   the amount of any Net Monthly Excess Cash Flow on such distribution date and the allocation of it to the certificateholders with respect to Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk
          CarryForward Amounts;

      o   the Subordinated Amount and Specified Subordinated Amount;

      o   Prepayment Premiums collected by the servicers;

      o   the percentage equal to the aggregate realized losses divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date;

      o   the amount distributed to the Class X certificates;

      o   the amount of any Subsequent Recoveries for such distribution date;

      o   the amount on deposit in the pre-funding account as of the end of the prior due period;

      o   the amount of any principal prepayment on the certificates resulting from the application of unused moneys in the pre-funding account; and

      o   the Net Swap Payment or Net Swap Receipt, as applicable, or any
          Defaulted Swap Termination Payment, if any, for such distribution date.

      The securities administrator will provide the monthly distribution report via the securities administrator's internet website. The securities administrator's website will initially be located at
https://www.jpmorgan.com/sfr and assistance in using the website can be obtained by calling the securities administrator's investor relations desk at
1-877-722-1095.

                       THE POOLING AND SERVICING AGREEMENT

                      THE MASTER SERVICER AND THE SERVICERS

      JPMorgan Chase Bank, N.A. will act as the master servicer for the mortgage loans pursuant to the terms of the pooling and servicing agreement. The servicers will service the mortgage loans under the supervision and oversight of the master servicer. The master servicer, however, will not be ultimately responsible for the servicing of the mortgage loans except to the extent described in this free writing prospectus and as provided in the pooling and

                                      S-78

servicing agreement and in no event will the master servicer, solely in its capacity as master servicer, have any responsibility with respect to the servicing of defaulted mortgage loans or REO properties.

      The Master Servicer will be responsible for master servicing the mortgage loans. Master servicing responsibilities include:

                o   receiving funds from servicers,

                o   reconciling servicing activity with respect to the mortgage loans,

                o   sending remittances to the securities administrator for
                    distributions to certificateholders,

                o   oversight of all servicing activity, including servicers,

                o   providing certain notices and other responsibilities as
                    detailed in the pooling and servicing agreement.

      The master servicer may, from time to time, outsource certain of its master servicing functions, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

      Saxon Mortgage Services, Inc. will act as servicer with respect to approximately 85-87% of the mortgage loans. Master Financial, Inc. will act as servicer with respect to approximately 13-15% of the mortgage loans. Each servicer will service the mortgage loans in accordance with the pooling and servicing agreement. In servicing the mortgage loans, each servicer will be required to use the same care as it customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans. Each servicer's obligations with respect to the mortgage loans are limited to its contractual servicing obligations.

      Servicers are generally responsible for the following duties:

                o   communicating with borrowers;

                o   sending monthly remittance statements to borrowers;

                o   collecting payments from borrowers;

                o   recommending a loss mitigation strategy for borrowers who
                    have defaulted on their loans (i.e. repayment plan,
                    modification, foreclosure, etc.);

                o   accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other
                    sums paid by borrowers that are required to be remitted;

                o   accurate and timely accounting and administration of escrow and impound accounts, if applicable;

                o   accurate and timely reporting of negative amortization
                    amounts, if any;

                o   paying escrows for borrowers, if applicable;

                o   calculating and reporting payoffs and liquidations;

                o   maintaining an individual file for each loan; and

                o   maintaining primary mortgage insurance commitments or
                    certificates if required, and filing any primary mortgage
                    insurance claims.

      Compensation of the Master Servicer

      As compensation for its services as securities administrator, master servicer and backup servicer, JPMorgan Chase Bank, N.A. will be entitled to receive a securities administrator, master servicer and backup servicer fee, in addition to the interest or investment income earned by it on amounts deposited in, or credited to, the distribution account. The securities administrator, master servicer and backup servicer fee for each distribution date will be an amount equal to one-twelfth of the securities administrator, master servicer and backup servicer fee rate multiplied by the sum of (i) the Stated Principal
Balance of each mortgage loan as of the prior distribution date (or as of the cut-off date in the case of the first distribution date) and (ii) the pre-funding amount. The securities administrator, master servicer and backup servicer fee rate will be 0.0035% per annum. In the event the master servicer assumes the duties of a servicer under the pooling and servicing agreement, it shall be entitled to receive as compensation, the servicing fees and other compensation that would have been payable to that servicer under the pooling and servicing agreement.

      Under the terms of the pooling and servicing agreement, the securities administrator may withdraw from the distribution account (i) the securities administrator, master servicer and backup servicer fee with respect to each distribution date, (ii) investment income payable to the master servicer; (iii)
amounts necessary to reimburse the

                                      S-79

master servicer or a servicer for any previously unreimbursed advances and any advance that the master servicer deems to be nonrecoverable from the applicable mortgage loan proceeds, (iv) amounts in respect of reimbursements to which the master servicer or a servicer is entitled in accordance with the terms of the pooling and servicing agreement, subject to the limit on such amounts described below under "--Indemnification and Third Party Claims," and (v) any certain other amounts permitted to be withdrawn under the terms of the pooling and servicing agreement. The master servicer will be required to pay all ordinary expenses incurred by it in connection with its activities as master servicer without reimbursement.

      The master servicer will be required to pay the costs associated with monitoring Saxon and Master Financial without any right of reimbursement. The costs of terminating Saxon and Master Financial, appointing any successor servicer or the costs of transferring servicing from Saxon or Master Financial or any other servicer to the master servicer shall be borne by the terminated servicer pursuant to the terms of the pooling and servicing agreement. To the extent such servicing transfer costs are not paid by the terminated servicer, the issuing entity shall pay any and all costs associated with the transfer of servicing of any of the mortgage loans from a servicer to the master servicer or to any other successor servicer.

      Indemnification and Third Party Claims

      The master servicer will be required to indemnify the depositor, the trustee, the securities administrator, the custodian and the issuing entity and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the master servicer's representations and warranties set forth in the pooling and servicing agreement.
The enforcement of the obligation of the master servicer to indemnify the depositor, the trustee, the securities administrator, the custodian and the issuing entity constitutes the sole remedy of the depositor, the trustee, the securities administrator, the custodian and the issuing entity in the event of a breach of the master servicer's representations and warranties. Such indemnification shall survive termination of the master servicer under the pooling and servicing agreement, and the termination of the pooling and servicing agreement. Any cause of action against the master servicer relating to or arising out of the breach of any representations and warranties made by the master servicer in the pooling and servicing agreement shall accrue upon discovery of such breach by any of the depositor, the trustee, the securities administrator or the custodian or notice of such breach by any one of such parties to the other parties.

      The master servicer will be required to indemnify the depositor, the trustee, the securities administrator, the custodian and the issuing entity, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that they may sustain as a result of the master servicer's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the pooling and servicing agreement. The depositor, the trustee, the securities administrator, the custodian and the issuing entity will be required to notify the master servicer if a claim is made by a third party as required under the pooling and servicing agreement. The master servicer will be obligated to assume the defense of any such claim and pay all expenses in connection with the claim, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the depositor, the trustee, the securities administrator, the custodian or the issuing entity in respect of such claim.

      The issuing entity will be obligated to indemnify the master servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the master servicer may incur or sustain in connection with, arising out of or related to the pooling and servicing agreement or the certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the master servicer's representations and warranties in the pooling and servicing agreement or (ii) the master servicer's willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under the pooling and servicing agreement. The master servicer shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the distribution account. Amounts available to pay indemnified cost and expenses may also be applied to reimburse the master servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described in "--Compensation of the Master Servicer" above.

                                      S-80

      Limitation of Liability of the Master Servicer

      Neither the master servicer nor any of its directors, officers, employees or agents will be under any liability to the trustee or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith, or for errors in judgment. However, the master servicer shall remain liable for its willful misfeasance, bad faith or negligence or reckless disregard in the performance of its duties under the pooling and servicing agreement. The master servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the mortgage loans in accordance with the pooling and servicing agreement and that in the opinion of the master servicer may involve it in any expenses or liability. However, the master servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of the pooling and servicing agreement and the rights and duties of the parties to that agreement and the interests of the certificateholders under that agreement.
In the event of any litigation regarding the master servicer's duties, the legal expenses and costs of such action and any liability resulting from such action shall be borne by the issuing entity.

      The master servicer will not be liable for any acts or omissions of the servicers except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the master servicer in supervising, monitoring and overseeing the obligations of the servicers.

      Assignment or Delegation of Duties by the Master Servicer; Resignation

      Except as described below, the master servicer will not be permitted to assign or transfer any of its rights, benefits or privileges under the pooling and servicing agreement to any other entity, or delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the master servicer. However, the master servicer will have the right with the prior written consent of the depositor
(which consent shall not be unreasonably withheld or delayed), and upon delivery to the securities administrator, the trustee and the depositor of a letter from each rating agency to the effect that such action shall not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the certificates, and in compliance with the other requirements set forth in the pooling and servicing agreement, to sell and assign its rights and delegate to any qualified entity its duties and obligations to be performed and carried out as the master servicer. If the duties of the master servicer are transferred to a successor master servicer, the fees and other compensation payable to the master servicer under the pooling and servicing agreement shall be payable to such successor master servicer after such transfer, but in no event shall exceed the compensation payable to the master servicer.

      Any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the master servicer shall be a party, or any entity which succeeds to the business of the master servicer, will become the successor to the master servicer, without the execution or filing of any paper or any further act on the part of any of the parties to the pooling and servicing agreement. However, the successor master servicer must be an entity that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac and shall have a net worth of not less than $25,000,000.

      The master servicer will be permitted to resign if the master servicer's duties under the pooling and servicing agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured. Any resignation of the master servicer shall be evidenced by an opinion of counsel prepared by counsel to the master servicer and delivered to the trustee. No such resignation will become effective until the trustee becomes the successor master servicer and assumes, or another successor master servicer reasonably satisfactory to the trustee and the depositor assumes, the master servicer's responsibilities and obligations under the pooling and servicing agreement.

      If at any time, JPMorgan Chase Bank, N.A., as securities administrator, resigns or is removed as securities administrator pursuant to the pooling and servicing agreement, then at such time JPMorgan Chase Bank, N.A., will be required to resign as master servicer under the pooling and servicing agreement.

      Master Servicer Events of Default; Waiver; Termination

      Under the terms of the pooling and servicing agreement, each of the following shall constitute a "Master Servicer Event of Default" by the master servicer:

      o   any failure by the master servicer to cause to be deposited in the distribution account any amounts received by it from a servicer or to make any P&I Advance required to be made by it under the terms of the pooling and servicing agreement, which failure continues unremedied for a period of two business days after the

                                      S-81

          date upon which written notice of such failure, requiring the same to be remedied, shall have been given to a responsible officer of the master servicer by any other party to the pooling and servicing agreement;

      o   failure by the master servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the master servicer as set forth in the pooling and servicing agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to a responsible officer of the master servicer by the trustee, or to the master servicer and the trustee by holders of certificates evidencing at least 25% of the voting rights;

      o   a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;

      o   the master servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the master servicer or relating to all or substantially all of its property;

      o   the master servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three business days;

      o   except as otherwise permitted in the pooling and servicing agreement, the master servicer attempts to assign its responsibilities under the pooling and servicing agreement or to delegate all or any portion of its duties under that agreement without the consent of the securities administrator or the depositor; or

      o   the indictment of the master servicer for the taking of any action by the master servicer, any of its affiliates, directors or employees that constitutes fraud or criminal activity in the performance of its obligations under the pooling and servicing agreement, in each case, where such action materially and adversely affects the ability of the master servicer to perform its obligations under the pooling and servicing agreement (subject to the condition that such indictment is not dismissed within 90 days).

      By written notice, the trustee may, with the consent of certificateholders representing a majority of the voting rights in the certificates, waive any default by the master servicer in the performance of its obligations under the pooling and servicing agreement and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of
Default arising from that default shall be deemed to have been remedied for every purpose under the pooling and servicing agreement.

      So long as a Master Servicer Event of Default remains uncured, the securities administrator may, and at the direction of certificateholders holding a majority of the voting rights shall, by notice in writing to a responsible officer of the master servicer terminate the master servicer for cause. Upon any termination of the master servicer, it shall prepare, execute and deliver to any successor entity designated by the trustee any and all documents and other instruments related to the performance of its duties under the pooling and servicing agreement and, any mortgage files related to any mortgage loans with respect to which it acts as a successor servicer in each case, at the master servicer's expense. The master servicer shall cooperate with the trustee and such successor master servicer to effectively transfer its duties under the pooling and servicing agreement.

      Assumption of Master Servicing By Trustee

      In the event the master servicer can no longer function in that capacity under the pooling and servicing agreement, the trustee shall become the successor master servicer and as such shall assume all of the rights and obligations of the master servicer under the pooling and servicing agreement or the trustee shall appoint a Freddie Mac or Fannie Mae approved servicer which is acceptable to the depositor and the rating agencies. The trustee, its designee or any other successor master servicer appointed by the trustee, shall be deemed to have assumed all of the master servicer's rights, duties and obligations under the pooling and servicing agreement pursuant to which the master servicer has assumed the duties of the servicer, except that the master servicer shall not thereby be relieved of any liability or obligation under the pooling and servicing agreement accruing prior to its replacement as master servicer, and the master servicer will be required to indemnify and hold harmless the trustee from and against all

                                      S-82

costs, damages, expenses and liabilities (including reasonable attorneys' fees)
incurred by the trustee as a result of such liability or obligations of the master servicer arising prior to its replacement as master servicer and in connection with the assumption by a successor master servicer (but not its performance, except to the extent that costs or liability of the trustee are created or increased as a result of negligent or wrongful acts or omissions of the master servicer prior to its replacement as master servicer) of the master servicer's obligations, duties or responsibilities under such agreement.

      If the master servicer has resigned or been terminated, upon request of the trustee (but at the expense of the master servicer), the master servicer will be required to deliver to any successor all documents and records relating to each mortgage loan and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the same to any successor party.

                                  SUBSERVICERS

      Each servicer may enter into subservicing agreements with subservicers for the servicing and administration of the mortgage loans. The terms of any subservicing agreement may not be inconsistent with any of the provisions of the pooling and servicing agreement. Any subservicing agreement will include the provision that such agreement may be immediately terminated by the depositor, the master servicer or the securities administrator without fee, in accordance with the terms of the pooling and servicing agreement, in the event that the applicable servicer, for any reason, is no longer a servicer (including termination due to a servicer event of default).

      Each servicer will remain obligated and primarily liable to the trustee for the servicing and administering of the mortgage loans in accordance with the provisions of the pooling and servicing agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the applicable servicer alone were servicing and administering the mortgage loans. The applicable servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the applicable servicer's compensation is sufficient to pay the subservicer fees.

   SERVICING, TRUSTEE AND CUSTODIAL FEES AND OTHER COMPENSATION AND PAYMENT OF
                                    EXPENSES

      As compensation for their activities as servicers under the pooling and servicing agreement, each servicer will be entitled with respect to each mortgage loan that it services to the servicing fee, which will be retained by the applicable servicer or payable monthly from amounts on deposit in the collection account. The servicing fee is required to be an amount equal to interest at one-twelfth of the servicing fee rate for the applicable mortgage loan on the Stated Principal Balance of each mortgage loan. The servicing fee rate with respect to each mortgage loan will be 0.50% per annum. In addition, each servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees or similar items. Each servicer will also be entitled to (1) withdraw from its collection account any net interest or other income earned on deposits therein and (2) receive any net interest or other income earned on deposits in such collection account. In addition, each servicer will be entitled to retain any Prepayment Interest
Excesses related to the mortgage loans serviced by it for any Distribution Date to the extent they are not required to offset prepayment interest shortfalls resulting from principal prepayments in full that are received by such servicer during the period from the 16th day through the last day of the month prior to that Distribution Date (or the entire prior calendar month, in the case of the first Distribution Date). See "--Prepayment Interest Shortfalls" below. Each servicer is required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses except as specifically provided in the pooling and servicing agreement.

      As compensation for its activities as trustee under the pooling and servicing agreement, the trustee will be entitled to the trustee fee, which will be remitted to the trustee by the securities administrator out of its own fee.

      As compensation for its activities as custodian under the pooling and servicing agreement, the custodian will be entitled with respect to each mortgage loan to the custodial fee, which will be remitted to the custodian by the securities administrator monthly from amounts on deposit in the distribution account. The custodial fee will be an amount equal to one-twelfth of the custodial fee rate times the sum of (i) the aggregate Stated Principal Balance of the mortgage loans of the end of the prior due period and (ii) the amount on deposit in the pre-funding account at the

                                      S-83

end of the prior due period. The custodial fee rate with respect to each mortgage loan will be a rate per annum of 0.0015%

                       P&I ADVANCES AND SERVICING ADVANCES

      P&I Advances. Each servicer is required to make P&I Advances on each
Servicer Remittance Date, subject to such servicer's determination in its good faith business judgment that such advance would be recoverable. Such P&I
Advances by a servicer are reimbursable to that servicer subject to certain conditions and restrictions, and are intended to maintain a regular cashflow to the holders of the certificates, rather than to guarantee or insure against losses. The applicable servicer will not be required, however, to make any P&I
Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the
Servicemembers Civil Relief Act or similar state laws. Notwithstanding a servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, the applicable servicer will be entitled to reimbursement for that advance by the issuing entity. See "Description of the Certificates -- Payments on the
Mortgage Loans" in this free writing prospectus.

      The master servicer (including the trustee as successor master servicer and any other successor master servicer, as applicable) will advance its own funds to make P&I Advances if a servicer fails to do so, subject to its own recoverability determination in its good faith business judgment and as required by the pooling and servicing agreement.

      Servicing Advances. Each servicer is required to advance amounts with respect to the mortgage loans, subject to such servicer's determination that such advance would be recoverable, constituting "out-of-pocket" costs and expenses relating to:

      o   the preservation, restoration, inspection and protection of the mortgaged property;

      o   enforcement or judicial proceedings, including foreclosures; and

      o   certain other customary amounts described in the pooling and servicing agreement.

      These servicing advances by each servicer (and the master servicer, the trustee as successor master servicer and any other successor master servicer, as applicable) are reimbursable to that servicer subject to certain conditions and restrictions. In the event that, notwithstanding such servicer's good faith determination at the time such servicing advance was made, that it would be recoverable, the servicing advance becomes a nonrecoverable advance, such servicer will be entitled to reimbursement for that advance by the issuing entity.

      Recovery of Advances. Each servicer (and the master servicer, the trustee as successor master servicer and any other successor master servicer, as applicable) may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement or, if not recovered from the mortgagor on whose behalf such servicing advance or P&I Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds,
Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by such servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the applicable servicer (or the master servicer, the trustee as successor master servicer or any other successor master servicer, as applicable) may be reimbursed for such advance from the collection account.

      No servicer (or the master servicer, the trustee as successor master servicer or any other successor master servicer, as applicable) will be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "nonrecoverable" if in the good faith business judgment of the applicable servicer (as stated in an officer's certificate of the servicers delivered to the securities administrator and the master servicer), such P&I
Advance or servicing advance would not ultimately be recoverable from the collections on or proceeds of the related mortgage loan.

                         PREPAYMENT INTEREST SHORTFALLS

     In the event of any voluntary principal prepayments in full on any mortgage loans during any Prepayment Period (excluding any payments made upon liquidation of any mortgage loan), each servicer will be obligated to pay, by no later than the Servicer Remittance Date in the following month, compensating interest, without any right of reimbursement, for the amount of shortfalls in interest collections resulting from those full voluntary principal prepayments. The amount of compensating interest payable by each servicer will be equal to the difference between

                                      S-84

the interest paid by the applicable mortgagors for that month in connection with the prepayments and thirty days' interest on the related mortgage loans, but only to the extent of the servicing fee for that Distribution Date
("Compensating Interest"). The amount of those shortfalls related to mortgage loans that prepay in full from the 16th day of the month preceding the month in which the applicable Distribution Date occurs, or from the first day of the preceding calendar month in the case of the first Distribution Date, through the end of that preceding month will be first netted against prepayment interest excesses, which are equal to the amount of interest received on mortgage loans that prepay from the 1st day of the month in which the Distribution Date occurs through the 15th day of that month representing interest that accrued on those mortgage loans during that period ("Prepayment Interest Excesses").

                      MASTER SERVICER AND SERVICER REPORTS

      On the second Business Day prior to each Distribution Date, the master servicer is required to deliver to the depositor, the sponsor and the securities administrator, a master servicer remittance report setting forth the information necessary for the securities administrator to make the distributions set forth under "-- Description of the Certificates - Distributions of Interest and
Principal" in this free writing prospectus and containing the information to be included in the distribution report for that Distribution Date delivered by the securities administrator. The master servicer remittance report will be based solely on the reports provided by the servicers to the master servicer on the
18th day of each month (or if such day is a Saturday, then the first Business
Day immediately preceding that day, or if such day is a Sunday or otherwise not a Business Day, then it shall be the immediately following Business Day).

      As provided in the pooling and servicing agreement, each servicer is required to deliver to the depositor, the trustee, the securities administrator, the master servicer and the rating agencies, not later than March 15th of each year in which a 10-K is required to be filed, or by March 24th of each year in which no 10-K is required to be filed, starting in 2007, an officer's certificate stating that,

      o   a review of the activities of the applicable servicer during the preceding calendar year and of performance under the pooling and servicing agreement, or similar such agreements, has been made, and

      o   to the best of such officer's knowledge, based on such review, the applicable servicer has fulfilled in all material respects all of its obligations under the pooling and servicing agreement, or similar such agreements, for such year, or, if there has been a default in the fulfillment of any such obligation in all material respects, specifying each such default known to the applicable servicer and the nature and status of such default including the steps being taken by the applicable servicer to remedy such default.

      In addition, not later than March 15th of each year in which a 10-K is required to be filed starting in 2007, each servicer, the master servicer and the securities administrator will be required to deliver to the depositor an
Assessment of Compliance that contains the following:

      o   a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it pursuant to Regulation AB during the immediately preceding calendar year;

      o   a statement that the party used the criteria in Item 1122(d) of
          Regulation AB (17 CFR 229.1122) to assess compliance with the applicable, if any, servicing criteria;

      o   the party's assessment of compliance with the applicable, if any, servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      o   a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable, if any, servicing criteria during and as of the end of the prior calendar year.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                                      S-85

                    COLLECTION AND OTHER SERVICING PROCEDURES

      Each servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans that it services and will, consistent with the provisions of the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account that are comparable to the mortgage loans. Consistent with the above, a servicer may (i) waive any late payment charge or, if applicable, any penalty interest or (ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the pooling and servicing agreement.

      Each servicer will be required to accurately and fully report its borrower payment histories to three national credit repositories in a timely manner with respect to each mortgage loan.

      If a mortgaged property has been or is about to be conveyed by the mortgagor, the applicable servicer will be obligated to accelerate the maturity of the mortgage loan, unless such servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law or that such enforcement is not in the best interest of the issuing entity. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause or that such enforcement is not in the best interest of the issuing entity, the applicable servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

      Any fee collected by the applicable servicer for entering into an assumption agreement will be retained by it as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased.
For a description of circumstances in which a servicer may be unable to enforce
"due-on-sale" clauses, see "Material Legal Aspects of the Loans -- Due-on-Sale
Clauses" in the prospectus.

      On the Servicer Remittance Date, each servicer will remit to the master servicer all principal and interest collected on the mortgage loans and the master servicer shall remit such amounts to the securities administrator prior to the related Distribution Date.

                                HAZARD INSURANCE

      Each servicer is required to cause to be maintained for each mortgaged property securing any mortgage loan serviced by it a hazard insurance policy with coverage which contains a standard mortgagee's clause in an amount equal to the least of (a) the maximum insurable value of such mortgaged property, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis or (c) the outstanding principal balance of such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer under the policy. As set forth above, all amounts collected by the applicable servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with such servicer's normal servicing procedures, to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance
Proceeds, will ultimately be deposited in the collection account. The ability of a servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to such servicer by a borrower. The pooling and servicing agreement provides that each servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies, insuring against losses on the mortgage loans. If such blanket policy contains a deductible clause, the applicable servicer is obligated to deposit in the collection account the sums which would have been deposited in the collection account but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement,

                                      S-86

including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

                    REALIZATION UPON DEFAULTED MORTGAGE LOANS

      Each servicer will be required to foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of such servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the applicable servicer will follow such practices as it deems necessary or advisable and as are in keeping with such servicer's general loan servicing activities and the pooling and servicing agreement. However, no servicer will expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless such servicer believes such foreclosure, correction or restoration will increase net Liquidation
Proceeds and that such expenses will be recoverable by such servicer.

                      REMOVAL AND RESIGNATION OF A SERVICER

      The master servicer may, and, at the direction of the majority of voting rights in the certificates, is required to, remove a servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses (a), (b), (c), (d), (e), (f), (g) or (h) below. Each of the following constitutes a "servicer event of default":

      (a)   any failure by a servicer to remit to the master servicer any payment required to be made by such servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to such servicer by the depositor, the master servicer, the trustee or the securities administrator or to the applicable servicer, the depositor, the master servicer, the trustee and the securities administrator by holders of certificates entitled to at least 25% of the voting rights of the certificates; or

      (b)   any failure on the part of a servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of such servicer contained in the pooling and servicing agreement (including the breach of any representation or warranty set forth in the pooling and servicing agreement), which continues unremedied for a period of forty-five days (or a shorter period applicable to certain provisions in the pooling and servicing agreement) after the earlier of (i) the date on which written notice of such failure or breach, as applicable, requiring the same to be remedied, shall have been given to such servicer by the depositor, the master servicer, the trustee or the securities administrator, or to the applicable servicer, the depositor, the master servicer, the trustee and the securities administrator by any holders of certificates entitled to at least 25% of the voting rights of the certificates and (ii) actual knowledge of such failure by a servicing officer of such servicer; or

      (c)   a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against a servicer and such decree or order remains in force, undischarged or unstayed for a period of sixty days; or

      (d)   a servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to a servicer or of or relating to all or substantially all of a servicer's property; or

                                      S-87

      (e)   a servicer admits in writing its inability generally to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

      (f)   failure by a servicer to make any P&I Advance on any Servicer
            Remittance Date which continues unremedied for one business day after such Servicer Remittance Date; or

      (g)   any breach of a representation and warranty of a servicer, which materially and adversely affects the interests of the
            certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to such servicer by the securities administrator, the trustee, the master servicer or the depositor, or to such servicer, the securities administrator, the trustee, the master servicer and the depositor by the holders of certificates entitled to at least
            25% of the voting rights in the certificates; or

      (h)   the occurrence of certain rating events with respect to a servicer, as specified in the pooling and servicing agreement.

      Except in the limited circumstances permitted under the pooling and servicing agreement, a servicer may not assign its obligations under the pooling and servicing agreement or resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of such servicer, the depositor, master servicer, the securities administrator and the trustee or upon the determination a such servicer's duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the applicable servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the applicable servicer's responsibilities and obligations in accordance with the pooling and servicing agreement.

      Pursuant to the terms of the pooling and servicing agreement, upon removal or resignation of a servicer, unless an alternative successor servicer has been appointed in accordance with the pooling and servicing agreement, the master servicer will be the successor servicer. The master servicer, as successor servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the master servicer is unwilling or unable to act as successor servicer, or if the majority holders of the certificates, the master servicer shall appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the depositor as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the applicable servicer. If no such appointment is acceptable to the depositor, the master servicer may petition a court of competent jurisdiction to appoint a successor servicer meeting the foregoing requirements.

      Any successor to each applicable servicer will be required to give notice to the borrowers of such change of servicer, in accordance with applicable federal and state law, and will be required, during the term of its service as a servicer, to maintain in force the insurance policy or policies that the applicable servicer is required to maintain.

      Each servicer and any successor servicer will at all times be required to be a Fannie Mae-approved and Freddie Mac-approved seller/servicer in good standing and will maintain its license to do business or service residential mortgage loans in any jurisdictions in which the mortgaged properties are located.

      The master servicer and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income on investments in the applicable collection account) as the terminated predecessor servicer. See "-- Servicing and Trustee Fees and Other Compensation and Payment of Expenses" above.

      The costs associated with (i) termination of any servicer, (ii) the appointment of a successor servicer or (iii) the transfer to, and assumption of, the servicing by the master servicer shall be paid by the terminated servicer.
In the event the full costs associated with the transition of servicing responsibilities to the master servicer are not paid for by the predecessor, such costs shall be paid by the issuing entity.

    ELIGIBILITY REQUIREMENTS FOR TRUSTEE; RESIGNATION AND REMOVAL OF TRUSTEE

      The trustee must be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers. The trustee must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state

                                      S-88

authority and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the certificates. In case at any time the trustee ceases to be eligible, the trustee will resign in the manner and with the effect as specified below.

      The trustee may at any time resign as trustee by giving written notice of resignation to the depositor, each servicer, the master servicer, the securities administrator, the sponsor and each rating agency not less than 60 days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor trustee meeting the trustee eligibility requirements.
If no successor trustee meeting the eligibility requirements has been so appointed and has accepted appointment within 30 days after the giving of such notice or resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the trustee ceases to meet the eligibility requirements and fails to resign after written request by the depositor, or if at any time the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the depositor or the applicable servicer may remove the trustee and appoint a successor trustee.

      The holders of certificates entitled to a majority of the voting rights may at any time remove the trustee and appoint a successor trustee by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.

      Any resignation or removal of the trustee and appointment of a successor trustee will become effective upon acceptance of appointment by the successor trustee.

                       TERMINATION; OPTIONAL CLEAN-UP CALL

      For so long as the Class X certificates are 100% owned, either directly or indirectly, by IXIS Real Estate Capital Inc. or any of its affiliates, then one or more of the servicers then servicing the mortgage loans may exercise a clean-up call on any Distribution Date when the aggregate Stated Principal
Balance of the mortgage loans, as of the last day of the related due period, is less than or equal to 10% of the Maximum Pool Principal Balance. If the Class X
certificates are not 100% owned, either directly or indirectly, by IXIS Real
Estate Capital Inc. or any of its affiliates, then the majority owners of the
Class X certificates may, at their option, exercise the clean-up call on any
Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related due period, is less than or equal to
10% of the Maximum Pool Principal Balance; provided, however, that IXIS Real
Estate Capital Inc. or any of its affiliates, may only participate in the exercise of the clean-up call by the majority owners of the Class X certificates if IXIS Real Estate Capital Inc. or any of its affiliates, is not the majority owner of the Class X Certificates, either directly or indirectly. If the Class X majority owners do not exercise their right to exercise the clean-up call, one or more of the servicers then servicing the mortgage loans may exercise the clean-up call on any Distribution Date when the aggregate Stated Principal
Balance of the mortgage loans, as of the last day of the related due period, is less than or equal to 10% of the Maximum Pool Principal Balance. To exercise the clean-up call, the party exercising the call must purchase all of the remaining mortgage loans and REO properties; the purchase of the mortgage loans will result in the payment in full of the certificates on that Distribution Date and the termination of the issuing entity. The purchase price for the mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property)
plus accrued and unpaid interest on those mortgage loans at the applicable interest rate, (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the servicers at the expense of the servicers, plus accrued and unpaid interest on the related mortgage loans at the applicable interest rates and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable interest rate, (iii) all costs and expenses incurred by, or on behalf of, the issuing entity, of which the securities administrator has actual knowledge, in connection with any violation by such mortgage loan of any predatory or abusive lending law and (iv) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, owed to the Swap Provider (the
"Termination Price). That purchase of the mortgage loans and REO properties would result in the payment on that Distribution Date of the final distribution on the LIBOR Certificates.

      Notwithstanding the foregoing, if S&P has rated a class of debt securities
("Net Interest Margin Securities") then outstanding that are backed by the Class
X and Class P certificates, pursuant to the pooling and servicing

                                      S-89

agreement, the servicer or servicers exercising such clean-up call will be permitted to purchase the mortgage loans only if one of the following additional conditions is met: (i) after distribution of the proceeds of the clean-up call to the certificateholders (other than the holders of the Class X, Class P and
Class R certificates), the distribution of the remaining proceeds to the Class X and Class P certificates will be sufficient to pay the outstanding principal amount of, and accrued and unpaid interest on, the Net Interest Margin
Securities, or (ii) (A) prior to the clean-up call, the servicer or servicers exercising such clean-up call remits to the securities administrator an amount that, together with the Termination Price, will be sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the Net
Interest Margin Securities, and (B) the securities administrator remits that amount directly to the indenture trustee under the indenture creating the Net
Interest Margin Securities.

      The issuing entity is also required to terminate upon notice to the trustee of either: the later of (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan, or (ii)
the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due (including to the servicers, the master servicer and the trustee) under the pooling and servicing agreement; provided, however, that in no event will the issuing entity established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

      The pooling and servicing agreement requires each servicer to direct the securities administrator to send a notice of final distribution to each certificateholder in the event that there are no outstanding mortgage loans and no other funds or assets in the trust fund other than the funds in the collection account. The securities administrator will be required to promptly send the notice of final distribution by letter to certificateholders mailed not later than the 15th day of the month of such final distribution. Any such notice of final distribution will be required to specify (a) the distribution date upon which final distribution on the certificates will be made upon presentation and surrender of certificates at the office designated in the notice, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such distribution date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office specified in the notice.

      In the event a notice of final distribution is given, each servicer will be required to remit all funds in the collection account to the securities administrator for deposit in the distribution account on the business day prior to the applicable distribution date in an amount equal to the final distribution in respect of the certificates. Upon final deposit with respect to the trust fund and the receipt by the securities administrator of a request for release of the mortgage loan files, the securities administrator shall forward such request for release to the custodian and the custodian will be required to promptly release to the applicable servicer or its designee the mortgage loan files.

      Upon presentation and surrender of the certificates, the securities administrator will be required to cause to be distributed to the certificateholders of each class (after reimbursement of all amounts due to each servicer, the depositor, the swap provider, the securities administrator, the master servicer, the custodian and the trustee pursuant to the pooling and servicing agreement) (i) its Class Certificate Balance plus accrued interest in the case of an interest bearing certificate and all other amounts to which such classes are entitled and (ii) as to the Class R certificateholders, the amount, if any, which remains on deposit in the distribution account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

      In the event that any affected certificateholder does not surrender certificates for cancellation within six months after the date specified in the notice of final distribution, the securities administrator will be required to give a second written notice to the remaining certificateholders to surrender their certificates for cancellation and receive the final distribution. If within six months after the second notice all the applicable certificates have been surrendered for cancellation, the securities administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificateholders concerning surrender of their certificates, and the related costs will be paid out of the funds and other assets which remain a part of the trust fund. If within one year after the second notice all certificates have not been surrendered for cancellation, the Class R certificateholders will be entitled to all unclaimed funds and other assets of the trust fund.

            CERTAIN MATTERS REGARDING THE DEPOSITOR AND THE SERVICERS

      The pooling and servicing agreement provides that none of the depositor, the servicers nor any of their respective directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, that neither the depositor nor the servicers will be protected against liability

                                      S-90

arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor's or servicers', as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement.

      The depositor, the servicers and their respective directors, officers, employees or agents will be indemnified by the issuing entity and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense incurred by reason of the depositor's or servicers' willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement.

      Neither the depositor nor any servicer is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability; provided, that in accordance with the provisions of the pooling and servicing agreement, the depositor and the servicers may undertake any action any of them deem necessary or desirable in respect of (i)
the rights and duties of the parties to the pooling and servicing agreement and
(ii) with respect to actions taken by the depositor, the interests of the trustee, the securities administrator and the certificateholders. In the event the depositor or a servicer undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the depositor and such servicer will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust fund.

                                    AMENDMENT

     The pooling and servicing agreement may be amended from time to time by the parties to the pooling and servicing agreement, and to the extent such amendment adversely affects the interests of the Swap Provider, with the consent of the
Swap Provider, without notice to, or consent of, any holder of the certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement which may be inconsistent with any other provision, to add to the duties of the depositor or the servicers, to comply with any requirements in the Code (as evidenced by an
Opinion of Counsel). The pooling and servicing agreement may also be amended to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement, or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement;
provided, that such action will not adversely affect in any material respect the interest of any holder of the certificates, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the certificates.

     The pooling and servicing agreement may be amended from time to time by the parties to the pooling and servicing agreement, and to the extent such amendment adversely affects the interests of the Swap Provider, with the consent of the
Swap Provider, and with the consent of holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates (based on the aggregate outstanding principal balance of each class at such time) affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of
100% of the certificates then outstanding.

                                      S-91

                       PREPAYMENT AND YIELD CONSIDERATIONS

                             STRUCTURING ASSUMPTIONS

      The prepayment model used in this free writing prospectus represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the fixed-rate mortgage loans, the prepayment assumption assumes a constant prepayment rate (a "CPR") of approximately 4% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the related mortgage loans and an additional approximately 1.2667% per annum
(precisely, 19%/15 expressed as a percentage) in each month thereafter until the sixteenth month. Beginning in the sixteenth month and in each month thereafter during the life of the related mortgage loans, the prepayment assumption assumes a CPR of 23% per annum each month. The prepayment assumption with respect to the adjustable-rate mortgage loans assumes a CPR of 28% per annum each month.

      Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the
LIBOR Certificates set forth in the tables. In addition, since the actual mortgage loans held by the issuing entity have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the LIBOR Certificates may be made earlier or later than as indicated in the tables.

      Unless otherwise specified, the information in the tables in this free writing prospectus has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions:

      o   the assumed mortgage loans are as set forth below;

      o   the closing date for the certificates occurs on May 25, 2006;

      o   distributions on the certificates are made on the 25th day of each month, commencing in June 2006, in accordance with the priorities described in this free writing prospectus;

      o   the mortgage loan prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable prepayment assumption as stated in the table under the heading "Prepayment Scenarios" under
          "Decrement Tables" below;

      o   prepayments include 30 days' interest on the related mortgage loan;

      o   the optional termination is not exercised (except with respect to the weighted average life to call);

      o   the Specified Subordinated Amount is initially as specified in this free writing prospectus and thereafter decreases in accordance with the provisions in this free writing prospectus;

      o   with respect to each adjustable-rate mortgage loan, (a) the interest rate for each mortgage loan is adjusted on its next rate Adjustment
          Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the Loan Index (subject to the applicable periodic cap and minimum and maximum interest rate), (b)
          the Six-Month LIBOR Loan Index remains constant at 5.24%, and (c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment (except, with respect to mortgage loans that are interest-only for a period of time, during such interest-only period);

      o   One-month LIBOR remains constant at 5.14%;

      o   "dual amortization" loans (i.e. those loans that amortize over a 40 year period for their first 10 years, and then for the next 20 years fully amortize based on a 20 year amortization schedule) amortize over a 30 year period;

      o   no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

      o   no Swap Termination Payments are paid or received by the issuing entity;

      o   scheduled payments of interest and/or principal on the mortgage loans are received on the first day of each month commencing in the calendar month following the month in which the closing date occurs (other than

                                      S-92

          the subsequent mortgage loans, which receive scheduled payments commencing in the indicated month as per the table below) and are computed prior to giving effect to prepayments received on the last day of the prior month;

      o   prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs (other than the subsequent mortgage loans, which receive prepayments commencing in the indicated month as per the table below);

      o   the initial Class Certificate Balance of each class of certificates is as set forth on the cover page of this free writing prospectus;

      o   the entire pre-funded amount is applied to the purchase of Subsequent
          Mortgage Loans;

      o   interest accrues on each class of certificates at the applicable
          Pass-Through Rate set forth or described in this free writing prospectus;

      o   interest accrues on the mortgage loans on the basis of a 360-day year consisting of twelve 30-day months;

      o   the amounts on deposit in the pre-funding account do not accrue interest during the pre-funding period; and

      o   the assumed mortgage loans (including the subsequent mortgage loans)
          have the approximate initial characteristics described below:

                                      S-93

                                               MORTGAGE LOAN CHARACTERISTICS

                                                               CUT-OFF DATE
                                               CUT-OFF DATE        GROSS                       ORIGINAL        REMAINING
                               ORIGINAL IO       PRINCIPAL       INTEREST      EXPENSE FEE   AMORTIZATION    AMORTIZATION
  TYPE        INDEX NAME      TERM (MONTHS)     BALANCE($)       RATE (%)       RATE (%)     TERM (MONTHS)   TERM (MONTHS)
  ----        ----------      -------------   --------------   ------------    -----------   -------------   -------------

   ARM        6MonthLIBOR           0          14,237,004.94        8.191         0.520           480             478
   ARM        6MonthLIBOR           0         145,665,412.15        8.108         0.520           480             477
   ARM        6MonthLIBOR           0          54,417,132.64        8.545         0.520           480             478
   ARM        6MonthLIBOR           0             637,977.13        8.967         0.520           480             477
   ARM        6MonthLIBOR           0           1,729,456.56        8.888         0.520           480             478
   ARM        6MonthLIBOR           0         207,691,217.70        8.343         0.520           360             357
   ARM        6MonthLIBOR           0          70,611,951.77        8.652         0.520           360             357
   ARM        6MonthLIBOR           0          23,338,146.04        8.362         0.520           360             357
   ARM        6MonthLIBOR           0          17,213,757.01        7.672         0.520           360             355
   ARM        6MonthLIBOR           0           3,622,410.99        8.623         0.520           360             356
   ARM        6MonthLIBOR           0          14,729,179.20        8.740         0.520           360             357
   ARM        6MonthLIBOR           0           1,724,375.59        7.824         0.520           360             355
   ARM        6MonthLIBOR           0             972,234.93        8.297         0.520           359             356
   ARM        6MonthLIBOR           0           1,177,372.04        8.474         0.520           360             356
   ARM        6MonthLIBOR           0             777,690.11        9.043         0.520           360             356
   ARM        6MonthLIBOR          60          23,677,428.40        7.950         0.520           360             356
   ARM        6MonthLIBOR          60         158,756,084.37        7.545         0.520           360             356
   ARM        6MonthLIBOR          60           1,302,927.46        7.292         0.520           360             355
   ARM        6MonthLIBOR          60           5,043,912.31        7.824         0.520           360             355
   ARM        6MonthLIBOR          60          14,309,703.17        7.425         0.520           360             356
   ARM        6MonthLIBOR          60             204,000.00        7.750         0.520           360             359
   FRM            N/A               0          17,735,276.74       11.188         0.520           360             356
   FRM            N/A               0           3,053,736.04       11.469         0.520           360             356
   FRM            N/A               0           4,763,325.18        7.514         0.520           480             478
   FRM            N/A               0             135,692.48        9.975         0.520           360             355
   FRM            N/A               0             923,296.37        8.867         0.520           480             479
   FRM            N/A               0           5,749,811.64        8.416         0.520           360             357
   FRM            N/A               0          16,966,525.81        7.600         0.520           359             356
   FRM            N/A               0           4,467,374.30       11.168         0.520           360             357
   FRM            N/A               0             443,139.34        8.102         0.520           240             236
   FRM            N/A               0             197,365.66       11.277         0.520           240             234
   FRM            N/A               0           3,490,596.82       11.508         0.520           360             357
   FRM            N/A               0             419,765.10        8.428         0.520           180             178
   FRM            N/A               0           1,242,766.74        7.241         0.520           180             177
   FRM            N/A               0             250,550.55       11.578         0.520           180             176
   FRM            N/A               0             307,224.15       11.876         0.520           179             175
   FRM            N/A               0             129,151.14       11.252         0.520           240             234
   FRM            N/A               0              19,725.70       11.300         0.520           120             117
   FRM            N/A               0               9,628.88       11.988         0.520            60              57
   FRM            N/A               0             192,873.36        8.035         0.520           240             239
   FRM            N/A              60           1,993,297.93        7.073         0.520           360             354
   FRM            N/A              120             88,072.87        6.425         0.520           360             352
 ARM(1)       6MonthLIBOR           0           1,010,713.79        8.191         0.520           480             478
 ARM(1)       6MonthLIBOR           0          10,341,082.42        8.108         0.520           480             477
 ARM(1)       6MonthLIBOR           0           3,863,182.38        8.545         0.520           480             478
 ARM(1)       6MonthLIBOR           0              45,291.29        8.967         0.520           480             477
 ARM(1)       6MonthLIBOR           0             122,777.62        8.888         0.520           480             478
 ARM(1)       6MonthLIBOR           0          14,744,419.88        8.343         0.520           360             357

              REMAINING                     NEXT         RATE                                                   NEXT
               TERM TO                      RATE      ADJUSTMENT                                 CURRENT      PERIODIC
               MATURITY       GROSS      ADJUSTMENT    FREQUENCY   GROSS LIFE     GROSS       PERIODIC RATE   RATE CAP
  TYPE         (MONTHS)     MARGIN (%)    (MONTHS)     (MONTHS)     FLOOR (%)  LIFE CAP (%)      CAP (%)         (%)
  ----        ---------     ----------   ----------   ----------   ----------  ------------   -------------   ---------

   ARM            358         6.498          34           6          8.159       15.135            2.235        1.460
   ARM            357         6.081          21           6          8.006       14.995            2.056        1.346
   ARM            358         6.055          22           6          8.405       15.498            1.703        1.467
   ARM            357         6.007          57           6          8.967       15.967            1.500        1.500
   ARM            358         6.141          34           6          8.888       15.888            2.725        1.500
   ARM            357         6.174          21           6          8.149       15.076            2.563        1.232
   ARM            357         6.183          21           6          8.556       15.354            2.206        1.388
   ARM            357         7.062          33           6          8.315       15.175            2.757        1.368
   ARM            355         5.660          19           6          7.650       14.091            2.750        1.667
   ARM            356         5.332          20           6          8.431       14.730            2.584        1.522
   ARM            357         6.826          33           6          8.727       15.710            2.898        1.523
   ARM            355         5.512           7           6          7.824       14.018            2.000        1.000
   ARM            356         6.631          57           6          7.727       14.588            4.032        1.149
   ARM            356         5.511           8           6          8.474       14.909            2.000        1.090
   ARM            356         6.232           2           6          9.043       14.679            1.682        1.000
   ARM            356         6.166          20           6          7.910       14.765            2.431        1.423
   ARM            356         6.170          20           6          7.457       14.236            2.518        1.259
   ARM            355         5.723          55           6          6.281       13.406            2.013        1.729
   ARM            355         6.842          31           6          7.781       14.591            2.916        1.425
   ARM            356         6.569          32           6          7.327       14.068            2.626        1.310
   ARM            359         7.500          59           6          7.750       14.750            3.000        1.500
   FRM            176          N/A           N/A         N/A          N/A         N/A               N/A          N/A
   FRM            176          N/A           N/A         N/A          N/A         N/A               N/A          N/A
   FRM            358          N/A           N/A         N/A          N/A         N/A               N/A          N/A
   FRM            175          N/A           N/A         N/A          N/A         N/A               N/A          N/A
   FRM            359          N/A           N/A         N/A          N/A         N/A               N/A          N/A
   FRM            357          N/A           N/A         N/A          N/A         N/A               N/A          N/A
   FRM            356          N/A           N/A         N/A          N/A         N/A               N/A          N/A
   FRM            357          N/A           N/A         N/A          N/A         N/A               N/A          N/A
   FRM            236          N/A           N/A         N/A          N/A         N/A               N/A          N/A
   FRM            234          N/A           N/A         N/A          N/A         N/A               N/A          N/A
   FRM            357          N/A           N/A         N/A          N/A         N/A               N/A          N/A
   FRM            178          N/A           N/A         N/A          N/A         N/A               N/A          N/A
   FRM            177          N/A           N/A         N/A          N/A         N/A               N/A          N/A
   FRM            176          N/A           N/A         N/A          N/A         N/A               N/A          N/A
   FRM            175          N/A           N/A         N/A          N/A         N/A               N/A          N/A
   FRM            234          N/A           N/A         N/A          N/A         N/A               N/A          N/A
   FRM            117          N/A           N/A         N/A          N/A         N/A               N/A          N/A
   FRM             57          N/A           N/A         N/A          N/A         N/A               N/A          N/A
   FRM            239          N/A           N/A         N/A          N/A         N/A               N/A          N/A
   FRM            354          N/A           N/A         N/A          N/A         N/A               N/A          N/A
   FRM            352          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 ARM(1)           358         6.498          34           6          8.159       15.135            2.235        1.460
 ARM(1)           357         6.081          21           6          8.006       14.995            2.056        1.346
 ARM(1)           358         6.055          22           6          8.405       15.498            1.703        1.467
 ARM(1)           357         6.007          57           6          8.967       15.967            1.500        1.500
 ARM(1)           358         6.141          34           6          8.888       15.888            2.725        1.500
 ARM(1)           357         6.174          21           6          8.149       15.076            2.563        1.232

                                      S-94

                                                               CUT-OFF DATE
                                               CUT-OFF DATE        GROSS                       ORIGINAL        REMAINING
                               ORIGINAL IO       PRINCIPAL       INTEREST      EXPENSE FEE   AMORTIZATION    AMORTIZATION
  TYPE        INDEX NAME      TERM (MONTHS)     BALANCE($)       RATE (%)       RATE (%)     TERM (MONTHS)   TERM (MONTHS)
  ----        ----------      -------------   --------------   ------------    -----------   -------------   -------------

 ARM(1)       6MonthLIBOR           0           5,012,885.37       8.652          0.520           360             357
 ARM(1)       6MonthLIBOR           0           1,656,822.22       8.362          0.520           360             357
 ARM(1)       6MonthLIBOR           0           1,222,039.45       7.672          0.520           360             355
 ARM(1)       6MonthLIBOR           0             257,162.29       8.623          0.520           360             356
 ARM(1)       6MonthLIBOR           0           1,045,654.24       8.740          0.520           360             357
 ARM(1)       6MonthLIBOR           0             122,416.91       7.824          0.520           360             355
 ARM(1)       6MonthLIBOR           0              69,020.93       8.297          0.520           359             356
 ARM(1)       6MonthLIBOR           0              83,584.02       8.474          0.520           360             356
 ARM(1)       6MonthLIBOR           0              55,209.79       9.043          0.520           360             356
 ARM(1)       6MonthLIBOR          60           1,680,908.56       7.950          0.520           360             356
 ARM(1)       6MonthLIBOR          60          11,270,415.73       7.545          0.520           360             356
 ARM(1)       6MonthLIBOR          60              92,497.46       7.292          0.520           360             355
 ARM(1)       6MonthLIBOR          60             358,077.54       7.824          0.520           360             355
 ARM(1)       6MonthLIBOR          60           1,015,874.79       7.425          0.520           360             356
 ARM(1)       6MonthLIBOR          60              14,482.37       7.750          0.520           360             359
 FRM(1)           N/A               0           1,259,063.19       11.188         0.520           360             356
 FRM(1)           N/A               0             216,790.90       11.469         0.520           360             356
 FRM(1)           N/A               0             338,158.09       7.514          0.520           480             478
 FRM(1)           N/A               0               9,633.08       9.975          0.520           360             355
 FRM(1)           N/A               0              65,546.68       8.867          0.520           480             479
 FRM(1)           N/A               0             408,190.77       8.416          0.520           360             357
 FRM(1)           N/A               0           1,204,488.01       7.600          0.520           359             356
 FRM(1)           N/A               0             317,147.94       11.168         0.520           360             357
 FRM(1)           N/A               0              31,459.36       8.102          0.520           240             236
 FRM(1)           N/A               0              14,011.39       11.277         0.520           240             234
 FRM(1)           N/A               0             247,804.53       11.508         0.520           360             357
 FRM(1)           N/A               0              29,799.97       8.428          0.520           180             178
 FRM(1)           N/A               0              88,226.53       7.241          0.520           180             177
 FRM(1)           N/A               0              17,787.09       11.578         0.520           180             176
 FRM(1)           N/A               0              21,810.46       11.876         0.520           179             175
 FRM(1)           N/A               0               9,168.70       11.252         0.520           240             234
 FRM(1)           N/A               0               1,400.37       11.300         0.520           120             117
 FRM(1)           N/A               0                 683.57       11.988         0.520           60               57
 FRM(1)           N/A               0              13,692.47       8.035          0.520           240             239
 FRM(1)           N/A              60             141,508.25       7.073          0.520           360             354
 FRM(1)           N/A              120              6,252.47       6.425          0.520           360             352
 ARM(2)       6MonthLIBOR           0           1,010,713.79       8.191          0.520           480             478
 ARM(2)       6MonthLIBOR           0          10,341,082.42       8.108          0.520           480             477
 ARM(2)       6MonthLIBOR           0           3,863,182.38       8.545          0.520           480             478
 ARM(2)       6MonthLIBOR           0              45,291.29       8.967          0.520           480             477
 ARM(2)       6MonthLIBOR           0             122,777.62       8.888          0.520           480             478
 ARM(2)       6MonthLIBOR           0          14,744,419.88       8.343          0.520           360             357
 ARM(2)       6MonthLIBOR           0           5,012,885.37       8.652          0.520           360             357
 ARM(2)       6MonthLIBOR           0           1,656,822.22       8.362          0.520           360             357
 ARM(2)       6MonthLIBOR           0           1,222,039.45       7.672          0.520           360             355
 ARM(2)       6MonthLIBOR           0             257,162.29       8.623          0.520           360             356
 ARM(2)       6MonthLIBOR           0           1,045,654.24       8.740          0.520           360             357
 ARM(2)       6MonthLIBOR           0             122,416.91       7.824          0.520           360             355
 ARM(2)       6MonthLIBOR           0              69,020.93       8.297          0.520           359             356
 ARM(2)       6MonthLIBOR           0              83,584.02       8.474          0.520           360             356

              REMAINING                     NEXT         RATE                                                   NEXT
               TERM TO                      RATE      ADJUSTMENT                                 CURRENT      PERIODIC
               MATURITY       GROSS      ADJUSTMENT    FREQUENCY   GROSS LIFE     GROSS       PERIODIC RATE   RATE CAP
  TYPE         (MONTHS)     MARGIN (%)    (MONTHS)     (MONTHS)     FLOOR (%)  LIFE CAP (%)      CAP (%)         (%)
  ----        ---------     ----------   ----------   ----------   ----------  ------------   -------------   ---------

 ARM(1)           357         6.183           21          6          8.556       15.354            2.206        1.388
 ARM(1)           357         7.062           33          6          8.315       15.175            2.757        1.368
 ARM(1)           355         5.660           19          6          7.650       14.091            2.750        1.667
 ARM(1)           356         5.332           20          6          8.431       14.730            2.584        1.522
 ARM(1)           357         6.826           33          6          8.727       15.710            2.898        1.523
 ARM(1)           355         5.512           7           6          7.824       14.018            2.000        1.000
 ARM(1)           356         6.631           57          6          7.727       14.588            4.032        1.149
 ARM(1)           356         5.511           8           6          8.474       14.909            2.000        1.090
 ARM(1)           356         6.232           2           6          9.043       14.679            1.682        1.000
 ARM(1)           356         6.166           20          6          7.910       14.765            2.431        1.423
 ARM(1)           356         6.170           20          6          7.457       14.236            2.518        1.259
 ARM(1)           355         5.723           55          6          6.281       13.406            2.013        1.729
 ARM(1)           355         6.842           31          6          7.781       14.591            2.916        1.425
 ARM(1)           356         6.569           32          6          7.327       14.068            2.626        1.310
 ARM(1)           359         7.500           59          6          7.750       14.750            3.000        1.500
 FRM(1)           176          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(1)           176          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(1)           358          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(1)           175          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(1)           359          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(1)           357          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(1)           356          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(1)           357          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(1)           236          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(1)           234          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(1)           357          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(1)           178          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(1)           177          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(1)           176          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(1)           175          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(1)           234          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(1)           117          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(1)            57          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(1)           239          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(1)           354          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(1)           352          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 ARM(2)           358         6.498           34          6          8.159       15.135            2.235        1.460
 ARM(2)           357         6.081           21          6          8.006       14.995            2.056        1.346
 ARM(2)           358         6.055           22          6          8.405       15.498            1.703        1.467
 ARM(2)           357         6.007           57          6          8.967       15.967            1.500        1.500
 ARM(2)           358         6.141           34          6          8.888       15.888            2.725        1.500
 ARM(2)           357         6.174           21          6          8.149       15.076            2.563        1.232
 ARM(2)           357         6.183           21          6          8.556       15.354            2.206        1.388
 ARM(2)           357         7.062           33          6          8.315       15.175            2.757        1.368
 ARM(2)           355         5.660           19          6          7.650       14.091            2.750        1.667
 ARM(2)           356         5.332           20          6          8.431       14.730            2.584        1.522
 ARM(2)           357         6.826           33          6          8.727       15.710            2.898        1.523
 ARM(2)           355         5.512           7           6          7.824       14.018            2.000        1.000
 ARM(2)           356         6.631           57          6          7.727       14.588            4.032        1.149
 ARM(2)           356         5.511           8           6          8.474       14.909            2.000        1.090

                                      S-95

                                                               CUT-OFF DATE
                                               CUT-OFF DATE        GROSS                       ORIGINAL        REMAINING
                               ORIGINAL IO       PRINCIPAL       INTEREST      EXPENSE FEE   AMORTIZATION    AMORTIZATION
  TYPE        INDEX NAME      TERM (MONTHS)     BALANCE($)       RATE (%)       RATE (%)     TERM (MONTHS)   TERM (MONTHS)
  ----        ----------      -------------   --------------   ------------    -----------   -------------   -------------

 ARM(2)       6MonthLIBOR           0              55,209.79       9.043          0.520           360             356
 ARM(2)       6MonthLIBOR          60           1,680,908.56       7.950          0.520           360             356
 ARM(2)       6MonthLIBOR          60          11,270,415.73       7.545          0.520           360             356
 ARM(2)       6MonthLIBOR          60              92,497.46       7.292          0.520           360             355
 ARM(2)       6MonthLIBOR          60             358,077.54       7.824          0.520           360             355
 ARM(2)       6MonthLIBOR          60           1,015,874.79       7.425          0.520           360             356
 ARM(2)       6MonthLIBOR          60              14,482.37       7.750          0.520           360             359
 FRM(2)           N/A               0           1,259,063.19       11.188         0.520           360             356
 FRM(2)           N/A               0             216,790.90       11.469         0.520           360             356
 FRM(2)           N/A               0             338,158.09       7.514          0.520           480             478
 FRM(2)           N/A               0               9,633.08       9.975          0.520           360             355
 FRM(2)           N/A               0              65,546.68       8.867          0.520           480             479
 FRM(2)           N/A               0             408,190.77       8.416          0.520           360             357
 FRM(2)           N/A               0           1,204,488.01       7.600          0.520           359             356
 FRM(2)           N/A               0             317,147.94       11.168         0.520           360             357
 FRM(2)           N/A               0              31,459.36       8.102          0.520           240             236
 FRM(2)           N/A               0              14,011.39       11.277         0.520           240             234
 FRM(2)           N/A               0             247,804.53       11.508         0.520           360             357
 FRM(2)           N/A               0              29,799.97       8.428          0.520           180             178
 FRM(2)           N/A               0              88,226.53       7.241          0.520           180             177
 FRM(2)           N/A               0              17,787.09       11.578         0.520           180             176
 FRM(2)           N/A               0              21,810.46       11.876         0.520           179             175
 FRM(2)           N/A               0               9,168.70       11.252         0.520           240             234
 FRM(2)           N/A               0               1,400.37       11.300         0.520           120             117
 FRM(2)           N/A               0                 683.57       11.988         0.520           60               57
 FRM(2)           N/A               0              13,692.47       8.035          0.520           240             239
 FRM(2)           N/A              60             141,508.25       7.073          0.520           360             354
 FRM(2)           N/A              120              6,252.47       6.425          0.520           360             352
 ARM(3)       6MonthLIBOR           0           1,010,713.79       8.191          0.520           480             478
 ARM(3)       6MonthLIBOR           0          10,341,082.42       8.108          0.520           480             477
 ARM(3)       6MonthLIBOR           0           3,863,182.38       8.545          0.520           480             478
 ARM(3)       6MonthLIBOR           0              45,291.29       8.967          0.520           480             477
 ARM(3)       6MonthLIBOR           0             122,777.62       8.888          0.520           480             478
 ARM(3)       6MonthLIBOR           0          14,744,419.88       8.343          0.520           360             357
 ARM(3)       6MonthLIBOR           0           5,012,885.37       8.652          0.520           360             357
 ARM(3)       6MonthLIBOR           0           1,656,822.22       8.362          0.520           360             357
 ARM(3)       6MonthLIBOR           0           1,222,039.45       7.672          0.520           360             355
 ARM(3)       6MonthLIBOR           0             257,162.29       8.623          0.520           360             356
 ARM(3)       6MonthLIBOR           0           1,045,654.24       8.740          0.520           360             357
 ARM(3)       6MonthLIBOR           0             122,416.91       7.824          0.520           360             355
 ARM(3)       6MonthLIBOR           0              69,020.93       8.297          0.520           359             356
 ARM(3)       6MonthLIBOR           0              83,584.02       8.474          0.520           360             356
 ARM(3)       6MonthLIBOR           0              55,209.79       9.043          0.520           360             356
 ARM(3)       6MonthLIBOR          60           1,680,908.56       7.950          0.520           360             356
 ARM(3)       6MonthLIBOR          60          11,270,415.73       7.545          0.520           360             356
 ARM(3)       6MonthLIBOR          60              92,497.46       7.292          0.520           360             355
 ARM(3)       6MonthLIBOR          60             358,077.54       7.824          0.520           360             355
 ARM(3)       6MonthLIBOR          60           1,015,874.79       7.425          0.520           360             356
 ARM(3)       6MonthLIBOR          60              14,482.37       7.750          0.520           360             359
 FRM(3)           N/A               0           1,259,063.19       11.188         0.520           360             356

              REMAINING                     NEXT         RATE                                                   NEXT
               TERM TO                      RATE      ADJUSTMENT                                 CURRENT      PERIODIC
               MATURITY       GROSS      ADJUSTMENT    FREQUENCY   GROSS LIFE     GROSS       PERIODIC RATE   RATE CAP
  TYPE         (MONTHS)     MARGIN (%)    (MONTHS)     (MONTHS)     FLOOR (%)  LIFE CAP (%)      CAP (%)         (%)
  ----        ---------     ----------   ----------   ----------   ----------  ------------   -------------   ---------

 ARM(2)           356         6.232           2           6          9.043       14.679            1.682        1.000
 ARM(2)           356         6.166           20          6          7.910       14.765            2.431        1.423
 ARM(2)           356         6.170           20          6          7.457       14.236            2.518        1.259
 ARM(2)           355         5.723           55          6          6.281       13.406            2.013        1.729
 ARM(2)           355         6.842           31          6          7.781       14.591            2.916        1.425
 ARM(2)           356         6.569           32          6          7.327       14.068            2.626        1.310
 ARM(2)           359         7.500           59          6          7.750       14.750            3.000        1.500
 FRM(2)           176          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(2)           176          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(2)           358          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(2)           175          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(2)           359          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(2)           357          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(2)           356          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(2)           357          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(2)           236          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(2)           234          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(2)           357          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(2)           178          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(2)           177          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(2)           176          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(2)           175          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(2)           234          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(2)           117          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(2)            57          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(2)           239          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(2)           354          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 FRM(2)           352          N/A           N/A         N/A          N/A         N/A               N/A          N/A
 ARM(3)           358         6.498           34          6          8.159       15.135            2.235        1.460
 ARM(3)           357         6.081           21          6          8.006       14.995            2.056        1.346
 ARM(3)           358         6.055           22          6          8.405       15.498            1.703        1.467
 ARM(3)           357         6.007           57          6          8.967       15.967            1.500        1.500
 ARM(3)           358         6.141           34          6          8.888       15.888            2.725        1.500
 ARM(3)           357         6.174           21          6          8.149       15.076            2.563        1.232
 ARM(3)           357         6.183           21          6          8.556       15.354            2.206        1.388
 ARM(3)           357         7.062           33          6          8.315       15.175            2.757        1.368
 ARM(3)           355         5.660           19          6          7.650       14.091            2.750        1.667
 ARM(3)           356         5.332           20          6          8.431       14.730            2.584        1.522
 ARM(3)           357         6.826           33          6          8.727       15.710            2.898        1.523
 ARM(3)           355         5.512           7           6          7.824       14.018            2.000        1.000
 ARM(3)           356         6.631           57          6          7.727       14.588            4.032        1.149
 ARM(3)           356         5.511           8           6          8.474       14.909            2.000        1.090
 ARM(3)           356         6.232           2           6          9.043       14.679            1.682        1.000
 ARM(3)           356         6.166           20          6          7.910       14.765            2.431        1.423
 ARM(3)           356         6.170           20          6          7.457       14.236            2.518        1.259
 ARM(3)           355         5.723           55          6          6.281       13.406            2.013        1.729
 ARM(3)           355         6.842           31          6          7.781       14.591            2.916        1.425
 ARM(3)           356         6.569           32          6          7.327       14.068            2.626        1.310
 ARM(3)           359         7.500           59          6          7.750       14.750            3.000        1.500
 FRM(3)           176          N/A           N/A         N/A          N/A         N/A               N/A          N/A

                                      S-96

                                                               CUT-OFF DATE
                                               CUT-OFF DATE        GROSS                       ORIGINAL        REMAINING
                               ORIGINAL IO       PRINCIPAL       INTEREST      EXPENSE FEE   AMORTIZATION    AMORTIZATION
  TYPE        INDEX NAME      TERM (MONTHS)     BALANCE($)       RATE (%)       RATE (%)     TERM (MONTHS)   TERM (MONTHS)
  ----        ----------      -------------   --------------   ------------    -----------   -------------   -------------

 FRM(3)           N/A               0             216,790.90       11.469         0.520           360             356
 FRM(3)           N/A               0             338,158.09       7.514          0.520           480             478
 FRM(3)           N/A               0               9,633.08       9.975          0.520           360             355
 FRM(3)           N/A               0              65,546.68       8.867          0.520           480             479
 FRM(3)           N/A               0             408,190.77       8.416          0.520           360             357
 FRM(3)           N/A               0           1,204,488.01       7.600          0.520           359             356
 FRM(3)           N/A               0             317,147.94       11.168         0.520           360             357
 FRM(3)           N/A               0              31,459.36       8.102          0.520           240             236
 FRM(3)           N/A               0              14,011.39       11.277         0.520           240             234
 FRM(3)           N/A               0             247,804.53       11.508         0.520           360             357
 FRM(3)           N/A               0              29,799.97       8.428          0.520           180             178
 FRM(3)           N/A               0              88,226.53       7.241          0.520           180             177
 FRM(3)           N/A               0              17,787.09       11.578         0.520           180             176
 FRM(3)           N/A               0              21,810.46       11.876         0.520           179             175
 FRM(3)           N/A               0               9,168.70       11.252         0.520           240             234
 FRM(3)           N/A               0               1,400.37       11.300         0.520           120             117
 FRM(3)           N/A               0                 683.57       11.988         0.520           60               57
 FRM(3)           N/A               0              13,692.47       8.035          0.520           240             239
 FRM(3)           N/A              60             141,508.25       7.073          0.520           360             354
 FRM(3)           N/A              120              6,252.47       6.425          0.520           360             352

              REMAINING                     NEXT         RATE                                                   NEXT
               TERM TO                      RATE      ADJUSTMENT                                 CURRENT      PERIODIC
               MATURITY       GROSS      ADJUSTMENT    FREQUENCY   GROSS LIFE     GROSS       PERIODIC RATE   RATE CAP
  TYPE         (MONTHS)     MARGIN (%)    (MONTHS)     (MONTHS)     FLOOR (%)  LIFE CAP (%)      CAP (%)         (%)
  ----        ---------     ----------   ----------   ----------   ----------  ------------   -------------   ---------

 FRM(3)           176         N/A            N/A         N/A          N/A           N/A            N/A           N/A
 FRM(3)           358         N/A            N/A         N/A          N/A           N/A            N/A           N/A
 FRM(3)           175         N/A            N/A         N/A          N/A           N/A            N/A           N/A
 FRM(3)           359         N/A            N/A         N/A          N/A           N/A            N/A           N/A
 FRM(3)           357         N/A            N/A         N/A          N/A           N/A            N/A           N/A
 FRM(3)           356         N/A            N/A         N/A          N/A           N/A            N/A           N/A
 FRM(3)           357         N/A            N/A         N/A          N/A           N/A            N/A           N/A
 FRM(3)           236         N/A            N/A         N/A          N/A           N/A            N/A           N/A
 FRM(3)           234         N/A            N/A         N/A          N/A           N/A            N/A           N/A
 FRM(3)           357         N/A            N/A         N/A          N/A           N/A            N/A           N/A
 FRM(3)           178         N/A            N/A         N/A          N/A           N/A            N/A           N/A
 FRM(3)           177         N/A            N/A         N/A          N/A           N/A            N/A           N/A
 FRM(3)           176         N/A            N/A         N/A          N/A           N/A            N/A           N/A
 FRM(3)           175         N/A            N/A         N/A          N/A           N/A            N/A           N/A
 FRM(3)           234         N/A            N/A         N/A          N/A           N/A            N/A           N/A
 FRM(3)           117         N/A            N/A         N/A          N/A           N/A            N/A           N/A
 FRM(3)            57         N/A            N/A         N/A          N/A           N/A            N/A           N/A
 FRM(3)           239         N/A            N/A         N/A          N/A           N/A            N/A           N/A
 FRM(3)           354         N/A            N/A         N/A          N/A           N/A            N/A           N/A
 FRM(3)           352         N/A            N/A         N/A          N/A           N/A            N/A           N/A

(1)   Subsequent Mortgage Loans purchased in the first month of the pre-funding period

(2)   Subsequent Mortgage Loans purchased in the second month of the pre-funding period

(3)   Subsequent Mortgage Loans purchased in the third month of the pre-funding period

                                      S-97

      While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual mortgage loans that will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables in this free writing prospectus.

                         DEFAULTS IN DELINQUENT PAYMENTS

      The yield to maturity of the LIBOR Certificates, and particularly the
Class M and Class B certificates, will be sensitive to defaults on the mortgage loans. If a Holder calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders may not receive reimbursement for Applied Realized Loss
Amounts in the months following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

                       PREPAYMENT CONSIDERATIONS AND RISKS

      The rate of principal payments on the LIBOR Certificates, the aggregate amount of distributions on the LIBOR Certificates and the yields to maturity of the LIBOR Certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases, pursuant to the optional clean-up call, by any servicer). Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the
"due-on-sale" provisions included in the mortgage loans. See "The Mortgage Loan
Pool" in this free writing prospectus.

      Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this free writing prospectus) will result in distributions on the LIBOR
Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments.
The extent to which the yield to maturity of a class of LIBOR Certificates may vary from the anticipated yield will depend upon the degree to which that LIBOR
Certificate is purchased at a discount or premium, and the degree to which the timing of payments on the LIBOR Certificates is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any LIBOR Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any LIBOR
Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

      The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the interest rates on the fixed-rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed-rate mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

      As is the case with fixed-rate mortgage loans, the adjustable-rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates

                                      S-98

were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed-rate loan to "lock in" a lower interest rate. The existence of the applicable periodic rate cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed-rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, a substantial majority of the ARMs (the
Six-Month, One-Year, 2/28, 3/27 and 5/25 Adjustable Rate Mortgage Loans) will not have their initial Adjustment Date until Six-Months, 1 year, 2 years, 3 years or 5 years after their origination. The prepayment experience of the
One-Year, 2/28, 3/27 and 5/25 Adjustable Rate Mortgage Loans may differ from that of the other ARMs. The Six-Month, One-Year, 2/28, 3/27 and 5/25 Adjustable
Rate Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the interest rates on the Six-Month, One-Year,
2/28, 3/27 and 5/25 Adjustable Rate Mortgage Loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.

      The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher
(or lower) than the rate anticipated by the investor during the period immediately following the issuance of the LIBOR Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The Pass-Through Rate for each Class of LIBOR Certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described in this free writing prospectus.

      The Pass-Through Rate for each class of LIBOR Certificates may be calculated by reference to the weighted average net interest rates of the mortgage loans, which are based on Six-Month LIBOR Loan Index. If the mortgage loans bearing higher interest rates, either through higher margins or an increase in the Loan Index (and consequently, higher net interest rates), were to prepay, the weighted average net interest rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in the Loan Index. It is possible that a decrease in the Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable fixed margin for a class or classes of LIBOR Certificates were to be higher than the applicable WAC Cap, the Pass-Through Rate on the related LIBOR
Certificates would be lower than otherwise would be the case. Holders of the
LIBOR Certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account and the Swap Account. The
ratings of the LIBOR Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

                        OVERCOLLATERALIZATION PROVISIONS

      The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the LIBOR
Certificates and consequently the yields to maturity of those certificates. If at any time the Subordinated Amount is less than the Specified Subordinated
Amount, Total Monthly Excess Spread and certain amounts available in the Swap
Account will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal until the Subordinated
Amount equals the Specified Subordinated Amount. This would have the effect of reducing the weighted average lives of those certificates. The actual
Subordinated Amount may change from Distribution Date to Distribution Date producing uneven distributions of Total Monthly Excess Spread. There can be no
assurance that the Subordinated Amount will never be less than the Specified
Subordinated Amount.

      Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the amount required to pay interest on the LIBOR Certificates, expenses of the trust fund at the
Expense Fee Rate, Net Swap Payments to the Swap Provider and Swap Termination
Payments (other than Defaulted Swap Termination Payments) to the Swap Provider.
Mortgage loans with higher net interest rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher net interest rates may prepay faster than mortgage loans with relatively lower net interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher net interest rates may adversely affect the amount of Total Monthly Excess Spread and certain amounts available to make accelerated payments of principal of the LIBOR Certificates.

                                      S-99

      As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the LIBOR
Certificates may vary significantly over time and from class to class.

                            SUBORDINATED CERTIFICATES

      The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6,
Class B-1, Class B-2, Class B-3 and Class B-4 certificates provide credit enhancement for the Class A certificates and may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Class
M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class
B-2, Class B-3 and Class B-4 certificates, in reverse order of their relative payment priorities (with Class B-4 certificates having the lowest priority) will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class
M-6, Class B-1, Class B-2, Class B-3 and Class B-4 certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on such assumption. Realized Losses on the mortgage loans will reduce the Class Certificate Balance of the class of the related Class M-1,
Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2,
Class B-3 and Class B-4 certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate
Balances of all classes of certificates, following all allocations on a
Distribution Date exceeds the aggregate Stated Principal Balance of the mortgage loans. As a result of this reduction, less interest will accrue on such class of
Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1,
Class B-2, Class B-3 and Class B-4 certificates than would otherwise be the case.

      The Principal Distribution Amount to be made to the holders of the LIBOR
Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the aggregate Stated
Principal Balance of the mortgage loans will decline more than the aggregate
Class Certificate Balances of the LIBOR Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, after taking into account certain payments received or paid by the issuing entity pursuant to the interest rate swap agreement, the class of Class M-1, Class M-2, Class M-3, Class M-4, Class
M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6,
Class B-1, Class B-2, Class B-3 and Class B-4 certificates will generally not be entitled to any principal distributions prior to the Stepdown Date or during the continuation of a Delinquency Trigger Event or Cumulative Loss Trigger Event
(unless all of the certificates with a higher relative payment priority have been paid in full). Because a Delinquency Trigger Event is based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class
B-1, Class B-2, Class B-3 and Class B-4 certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of Realized Losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal to the senior certificates, depending on the timing of
Realized Losses, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 certificates may bear a disproportionate percentage of the Realized Losses on the mortgage loans.

      For all purposes, the Class B-4 certificates will have the lowest payment priority of any class of Subordinated Certificates.

                    EFFECT ON YIELDS DUE TO RAPID PREPAYMENTS

      Any Net Swap Payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the Pass-Through Rates on the LIBOR
Certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may exceed the aggregate scheduled principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the loans that must be applied to make Net
Swap Payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the LIBOR Certificates.

                                      S-100

                WEIGHTED AVERAGE LIVES OF THE LIBOR CERTIFICATES

      The weighted average life of a LIBOR Certificate is determined by (a)
multiplying the amount of the reduction, if any, of the Class Certificate
Balance of the certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (b) summing the results and (c)
dividing the sum by the aggregate amount of the reductions in Class Certificate
Balance of the certificate referred to in clause (a).

      For a discussion of the factors which may influence the rate of payments
(including prepayments) of the mortgage loans, see "-- Prepayment Considerations and Risks" in this free writing prospectus and "Yield and Prepayment
Considerations" in the prospectus.

      In general, the weighted average lives of the LIBOR Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the LIBOR Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates
-- Distributions of Interest and Principal" in this free writing prospectus.

      The interaction of the foregoing factors may have different effects on various classes of LIBOR Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of LIBOR Certificates.
Further, to the extent the prices of the LIBOR Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of LIBOR Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the prepayment assumption, see "Decrement
Tables" below.

                                DECREMENT TABLES

      The following tables indicate the percentages of the initial Class
Certificate Balances of the classes of Offered Certificates that would be outstanding after each of the Distribution Dates shown at various constant percentages of the applicable prepayment assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and interest rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity and weighted average interest rates of the mortgage loans are consistent with the remaining terms to maturity and interest rates of the mortgage loans specified in the structuring assumptions.

PREPAYMENT SCENARIOS

                                SCENARIO I    SCENARIO II    SCENARIO III    SCENARIO IV    SCENARIO V
                               ------------  -------------  --------------  -------------  ------------

Fixed-rate mortgage loans
  (% of Prepayment
  Assumption) .............         0%            75%            100%           125%           150%
Adjustable-rate mortgage
  loans (% of Prepayment
  Assumption) .............         0%            75%            100%           125%           150%

                                      S-101

                                  PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                               CLASS A-1                                          CLASS A-2
DISTRIBUTION DATE                         PREPAYMENT SCENARIO                                PREPAYMENT SCENARIO
                            -----------------------------------------------   ------------------------------------------------
                               I        II       III        IV        V          I        II       III        IV          V
                            -------   -------  -------    ------    -----     ------    ------   -------    ------     -------

Initial Percentage........    100      100       100       100       100        100      100       100       100         100
May 2007..................    99        50        34        17        1         100      100       100       100         100
May 2008..................    98        8         0         0         0         100      100        44        0           0
May 2009..................    97        0         0         0         0         100       20        0         0           0
May 2010..................    96        0         0         0         0         100       0         0         0           0
May 2011..................    95        0         0         0         0         100       0         0         0           0
May 2012..................    93        0         0         0         0         100       0         0         0           0
May 2013..................    91        0         0         0         0         100       0         0         0           0
May 2014..................    89        0         0         0         0         100       0         0         0           0
May 2015..................    87        0         0         0         0         100       0         0         0           0
May 2016..................    85        0         0         0         0         100       0         0         0           0
May 2017..................    82        0         0         0         0         100       0         0         0           0
May 2018..................    79        0         0         0         0         100       0         0         0           0
May 2019..................    75        0         0         0         0         100       0         0         0           0
May 2020..................    71        0         0         0         0         100       0         0         0           0
May 2021..................    62        0         0         0         0         100       0         0         0           0
May 2022..................    57        0         0         0         0         100       0         0         0           0
May 2023..................    52        0         0         0         0         100       0         0         0           0
May 2024..................    46        0         0         0         0         100       0         0         0           0
May 2025..................    39        0         0         0         0         100       0         0         0           0
May 2026..................    32        0         0         0         0         100       0         0         0           0
May 2027..................    24        0         0         0         0         100       0         0         0           0
May 2028..................    15        0         0         0         0         100       0         0         0           0
May 2029..................     5        0         0         0         0         100       0         0         0           0
May 2030..................     0        0         0         0         0         79        0         0         0           0
May 2031..................     0        0         0         0         0         38        0         0         0           0
May 2032..................     0        0         0         0         0          4        0         0         0           0
May 2033..................     0        0         0         0         0          0        0         0         0           0
May 2034..................     0        0         0         0         0          0        0         0         0           0
May 2035..................     0        0         0         0         0          0        0         0         0           0
May 2036..................     0        0         0         0         0          0        0         0         0           0
Weighted  Average  Life to
  Maturity (years)(2).....   16.23     1.08      0.80      0.64      0.52      24.77     2.76      2.00      1.56        1.26
Weighted  Average  Life to
  Call (years)(2)(3)......   16.23     1.08      0.80      0.64      0.52      24.77     2.76      2.00      1.56        1.26

_______________________

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate
      Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class
      Certificate Balance described in clause (i) above.

(3)   Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

                                      S-102

                                  PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                               CLASS A-3                                         CLASS A-4
DISTRIBUTION DATE                         PREPAYMENT SCENARIO                               PREPAYMENT SCENARIO
                            ---------------------------------------------     ------------------------------------------------
                               I        II       III        IV        V          I        II       III        IV          V
                            -------   -------  -------    ------    -----     ------    ------   -------    ------     -------

Initial Percentage........    100      100       100       100       100        100       100      100       100         100
May 2007..................    100      100       100       100       100        100       100      100       100         100
May 2008..................    100      100       100        77        27        100       100      100       100         100
May 2009..................    100      100        45        0         0         100       100      100        81          8
May 2010..................    100       77        35        0         0         100       100      100        81          8
May 2011..................    100       48        7         0         0         100       100      100        68          8
May 2012..................    100       24        0         0         0         100       100       80        45          8
May 2013..................    100       5         0         0         0         100       100       58        29          8
May 2014..................    100       0         0         0         0         100       85        42        19          8
May 2015..................    100       0         0         0         0         100       67        30        12          3
May 2016..................    100       0         0         0         0         100       53        21        8           0
May 2017..................    100       0         0         0         0         100       41        15        4           0
May 2018..................    100       0         0         0         0         100       32        11        1           0
May 2019..................    100       0         0         0         0         100       25        8         0           0
May 2020..................    100       0         0         0         0         100       20        5         0           0
May 2021..................    100       0         0         0         0         100       15        2         0           0
May 2022..................    100       0         0         0         0         100       11        0         0           0
May 2023..................    100       0         0         0         0         100        9        0         0           0
May 2024..................    100       0         0         0         0         100        7        0         0           0
May 2025..................    100       0         0         0         0         100        4        0         0           0
May 2026..................    100       0         0         0         0         100        2        0         0           0
May 2027..................    100       0         0         0         0         100        0        0         0           0
May 2028..................    100       0         0         0         0         100        0        0         0           0
May 2029..................    100       0         0         0         0         100        0        0         0           0
May 2030..................    100       0         0         0         0         100        0        0         0           0
May 2031..................    100       0         0         0         0         100        0        0         0           0
May 2032..................    100       0         0         0         0         100        0        0         0           0
May 2033..................    80        0         0         0         0         100        0        0         0           0
May 2034..................    54        0         0         0         0         100        0        0         0           0
May 2035..................    25        0         0         0         0         100        0        0         0           0
May 2036..................     0        0         0         0         0          0         0        0         0           0
Weighted  Average  Life to
  Maturity (years)(2).....   28.12     5.09      3.50      2.32      1.86      29.81     11.25     8.27      6.12        3.16
Weighted  Average  Life to
  Call (years)(2)(3)......   28.12     5.09      3.50      2.32      1.86      29.75     9.18      6.73      4.90        2.79

_______________________

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate
      Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class
      Certificate Balance described in clause (i) above.

(3)   Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

                                      S-103

                                  PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                               CLASS M-1                                         CLASS M-2
DISTRIBUTION DATE                         PREPAYMENT SCENARIO                               PREPAYMENT SCENARIO
                            ---------------------------------------------     ------------------------------------------------
                               I        II       III        IV        V          I        II       III        IV          V
                            -------   -------  -------    ------    -----     ------    ------   -------    ------     -------

Initial Percentage........    100      100       100       100       100        100      100       100       100         100
May 2007..................    100      100       100       100       100        100      100       100       100         100
May 2008..................    100      100       100       100       100        100      100       100       100         100
May 2009..................    100      100       100       100       100        100      100       100       100         100
May 2010..................    100       79        55       100       100        100       79        55        48         100
May 2011..................    100       62        40        24       100        100       62        40        24          28
May 2012..................    100       49        29        16        56        100       49        29        16          8
May 2013..................    100       39        21        10        22        100       39        21        10          5
May 2014..................    100       30        15        7         2         100       30        15        7           0
May 2015..................    100       24        11        4         0         100       24        11        4           0
May 2016..................    100       19        8         2         0         100       19        8         0           0
May 2017..................    100       15        6         0         0         100       15        6         0           0
May 2018..................    100       12        4         0         0         100       12        4         0           0
May 2019..................    100       9         2         0         0         100       9         0         0           0
May 2020..................    100       7         0         0         0         100       7         0         0           0
May 2021..................    100       5         0         0         0         100       5         0         0           0
May 2022..................    100       4         0         0         0         100       4         0         0           0
May 2023..................    100       3         0         0         0         100       0         0         0           0
May 2024..................    100       0         0         0         0         100       0         0         0           0
May 2025..................    100       0         0         0         0         100       0         0         0           0
May 2026..................    100       0         0         0         0         100       0         0         0           0
May 2027..................    100       0         0         0         0         100       0         0         0           0
May 2028..................    100       0         0         0         0         100       0         0         0           0
May 2029..................    100       0         0         0         0         100       0         0         0           0
May 2030..................    100       0         0         0         0         100       0         0         0           0
May 2031..................    100       0         0         0         0         100       0         0         0           0
May 2032..................    93        0         0         0         0         93        0         0         0           0
May 2033..................    80        0         0         0         0         80        0         0         0           0
May 2034..................    66        0         0         0         0         66        0         0         0           0
May 2035..................    50        0         0         0         0         50        0         0         0           0
May 2036..................     0        0         0         0         0          0        0         0         0           0
Weighted  Average  Life to
  Maturity (years)(2).....   28.53     7.08      5.47      5.06      6.33      28.52     7.06      5.39      4.77        5.00
Weighted  Average  Life to
  Call (years)(2)(3)......   28.51     6.39      4.95      4.65      4.42      28.51     6.39      4.89      4.38        4.41

_______________________

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate
      Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class
      Certificate Balance described in clause (i) above.

(3)   Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

                                      S-104

                                  PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                               CLASS M-3                                         CLASS M-4
DISTRIBUTION DATE                         PREPAYMENT SCENARIO                               PREPAYMENT SCENARIO
                            ---------------------------------------------     ------------------------------------------------
                               I        II       III        IV        V          I        II       III        IV          V
                            -------   -------  -------    ------    -----     ------    ------   -------    ------     -------

Initial Percentage........    100      100       100       100       100        100      100       100       100         100
May 2007..................    100      100       100       100       100        100      100       100       100         100
May 2008..................    100      100       100       100       100        100      100       100       100         100
May 2009..................    100      100       100       100       100        100      100       100       100         100
May 2010..................    100       79        55        37        99        100       79        55        37          24
May 2011..................    100       62        40        24        14        100       62        40        24          14
May 2012..................    100       49        29        16        8         100       49        29        16          8
May 2013..................    100       39        21        10        5         100       39        21        10          3
May 2014..................    100       30        15        7         0         100       30        15        7           0
May 2015..................    100       24        11        4         0         100       24        11        0           0
May 2016..................    100       19        8         0         0         100       19        8         0           0
May 2017..................    100       15        6         0         0         100       15        6         0           0
May 2018..................    100       12        1         0         0         100       12        0         0           0
May 2019..................    100       9         0         0         0         100       9         0         0           0
May 2020..................    100       7         0         0         0         100       7         0         0           0
May 2021..................    100       5         0         0         0         100       5         0         0           0
May 2022..................    100       2         0         0         0         100       0         0         0           0
May 2023..................    100       0         0         0         0         100       0         0         0           0
May 2024..................    100       0         0         0         0         100       0         0         0           0
May 2025..................    100       0         0         0         0         100       0         0         0           0
May 2026..................    100       0         0         0         0         100       0         0         0           0
May 2027..................    100       0         0         0         0         100       0         0         0           0
May 2028..................    100       0         0         0         0         100       0         0         0           0
May 2029..................    100       0         0         0         0         100       0         0         0           0
May 2030..................    100       0         0         0         0         100       0         0         0           0
May 2031..................    100       0         0         0         0         100       0         0         0           0
May 2032..................    93        0         0         0         0         93        0         0         0           0
May 2033..................    80        0         0         0         0         80        0         0         0           0
May 2034..................    66        0         0         0         0         66        0         0         0           0
May 2035..................    50        0         0         0         0         50        0         0         0           0
May 2036..................     0        0         0         0         0          0        0         0         0           0
Weighted  Average  Life to
  Maturity (years)(2).....   28.52     7.03      5.33      4.61      4.53      28.52     7.01      5.30      4.52        4.31
Weighted  Average  Life to
  Call (years)(2)(3)......   28.51     6.39      4.86      4.24      4.24      28.51     6.39      4.84      4.16        4.03

____________________________

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate
      Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class
      Certificate Balance described in clause (i) above.

(3)   Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

                                      S-105

                                  PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                               CLASS M-5                                         CLASS M-6
DISTRIBUTION DATE                         PREPAYMENT SCENARIO                               PREPAYMENT SCENARIO
                            ---------------------------------------------     ------------------------------------------------
                               I        II       III        IV        V          I        II       III        IV          V
                            -------   -------  -------    ------    -----     ------    ------   -------    ------     -------

Initial Percentage........    100      100       100       100       100        100      100       100       100         100
May 2007..................    100      100       100       100       100        100      100       100       100         100
May 2008..................    100      100       100       100       100        100      100       100       100         100
May 2009..................    100      100       100       100       100        100      100       100       100         100
May 2010..................    100       79        55        37        24        100       79        55        37          24
May 2011..................    100       62        40        24        14        100       62        40        24          14
May 2012..................    100       49        29        16        8         100       49        29        16          8
May 2013..................    100       39        21        10        0         100       39        21        10          0
May 2014..................    100       30        15        7         0         100       30        15        3           0
May 2015..................    100       24        11        0         0         100       24        11        0           0
May 2016..................    100       19        8         0         0         100       19        7         0           0
May 2017..................    100       15        2         0         0         100       15        0         0           0
May 2018..................    100       12        0         0         0         100       12        0         0           0
May 2019..................    100       9         0         0         0         100       9         0         0           0
May 2020..................    100       7         0         0         0         100       4         0         0           0
May 2021..................    100       0         0         0         0         100       0         0         0           0
May 2022..................    100       0         0         0         0         100       0         0         0           0
May 2023..................    100       0         0         0         0         100       0         0         0           0
May 2024..................    100       0         0         0         0         100       0         0         0           0
May 2025..................    100       0         0         0         0         100       0         0         0           0
May 2026..................    100       0         0         0         0         100       0         0         0           0
May 2027..................    100       0         0         0         0         100       0         0         0           0
May 2028..................    100       0         0         0         0         100       0         0         0           0
May 2029..................    100       0         0         0         0         100       0         0         0           0
May 2030..................    100       0         0         0         0         100       0         0         0           0
May 2031..................    100       0         0         0         0         100       0         0         0           0
May 2032..................    93        0         0         0         0         93        0         0         0           0
May 2033..................    80        0         0         0         0         80        0         0         0           0
May 2034..................    66        0         0         0         0         66        0         0         0           0
May 2035..................    50        0         0         0         0         50        0         0         0           0
May 2036..................     0        0         0         0         0          0        0         0         0           0
Weighted  Average  Life to
  Maturity (years)(2).....   28.52     6.97      5.25      4.44      4.15      28.52     6.93      5.20      4.37        4.01
Weighted  Average  Life to
  Call (years)(2)(3)......   28.51     6.39      4.83      4.11      3.89      28.51     6.39      4.81      4.06        3.77

_______________________

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate
      Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class
      Certificate Balance described in clause (i) above.

(3)   Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

                                      S-106

                                  PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                               CLASS B-1                                         CLASS B-2
DISTRIBUTION DATE                         PREPAYMENT SCENARIO                               PREPAYMENT SCENARIO
                            ---------------------------------------------     ------------------------------------------------
                               I        II       III        IV        V          I        II       III        IV          V
                            -------   -------  -------    ------    -----     ------    ------   -------    ------     -------

Initial Percentage........    100      100       100       100       100        100      100       100        100        100
May 2007..................    100      100       100       100       100        100      100       100        100        100
May 2008..................    100      100       100       100       100        100      100       100        100        100
May 2009..................    100      100       100       100       100        100      100       100        100        100
May 2010..................    100       79        55        37        24        100       79        55        37          24
May 2011..................    100       62        40        24        14        100       62        40        24          14
May 2012..................    100       49        29        16        3         100       49        29        16          0
May 2013..................    100       39        21        10        0         100       39        21         2          0
May 2014..................    100       30        15        0         0         100       30        15         0          0
May 2015..................    100       24        11        0         0         100       24        3          0          0
May 2016..................    100       19        0         0         0         100       19        0          0          0
May 2017..................    100       15        0         0         0         100       15        0          0          0
May 2018..................    100       12        0         0         0         100       7         0          0          0
May 2019..................    100       6         0         0         0         100       0         0          0          0
May 2020..................    100       0         0         0         0         100       0         0          0          0
May 2021..................    100       0         0         0         0         100       0         0          0          0
May 2022..................    100       0         0         0         0         100       0         0          0          0
May 2023..................    100       0         0         0         0         100       0         0          0          0
May 2024..................    100       0         0         0         0         100       0         0          0          0
May 2025..................    100       0         0         0         0         100       0         0          0          0
May 2026..................    100       0         0         0         0         100       0         0          0          0
May 2027..................    100       0         0         0         0         100       0         0          0          0
May 2028..................    100       0         0         0         0         100       0         0          0          0
May 2029..................    100       0         0         0         0         100       0         0          0          0
May 2030..................    100       0         0         0         0         100       0         0          0          0
May 2031..................    100       0         0         0         0         100       0         0          0          0
May 2032..................    93        0         0         0         0         93        0         0          0          0
May 2033..................    80        0         0         0         0         80        0         0          0          0
May 2034..................    66        0         0         0         0         66        0         0          0          0
May 2035..................    50        0         0         0         0         50        0         0          0          0
May 2036..................     0        0         0         0         0          0        0         0          0          0
Weighted  Average  Life to
  Maturity (years)(2).....   28.52     6.86      5.14      4.29      3.90      28.52     6.76      5.06      4.20        3.78
Weighted  Average  Life to
  Call (years)(2)(3)......   28.51     6.39      4.80      4.02      3.69      28.51     6.39      4.80      4.00        3.62

_______________________

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate
      Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class
      Certificate Balance described in clause (i) above.

(3)   Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

                                      S-107

                                  PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                               CLASS B-3                                       CLASS B-4
DISTRIBUTION DATE                        PREPAYMENT SCENARIO                             PREPAYMENT SCENARIO
                            ---------------------------------------------     ------------------------------------------------
                               I        II       III        IV        V          I        II       III        IV          V
                            -------   -------  -------    ------    -----     ------    ------   -------    ------     -------

Initial Percentage........    100      100       100       100       100        100      100       100       100         100
May 2007..................    100      100       100       100       100        100      100       100       100         100
May 2008..................    100      100       100       100       100        100      100       100       100         100
May 2009..................    100      100       100       100       100        100      100       100       100         100
May 2010..................    100       79        55        37        24        100       79        55        37          20
May 2011..................    100       62        40        24        5         100       62        40        21          0
May 2012..................    100       49        29        12        0         100       49        29        0           0
May 2013..................    100       39        21        0         0         100       39        10        0           0
May 2014..................    100       30        8         0         0         100       30        0         0           0
May 2015..................    100       24        0         0         0         100       19        0         0           0
May 2016..................    100       19        0         0         0         100       4         0         0           0
May 2017..................    100       7         0         0         0         100       0         0         0           0
May 2018..................    100       0         0         0         0         100       0         0         0           0
May 2019..................    100       0         0         0         0         100       0         0         0           0
May 2020..................    100       0         0         0         0         100       0         0         0           0
May 2021..................    100       0         0         0         0         100       0         0         0           0
May 2022..................    100       0         0         0         0         100       0         0         0           0
May 2023..................    100       0         0         0         0         100       0         0         0           0
May 2024..................    100       0         0         0         0         100       0         0         0           0
May 2025..................    100       0         0         0         0         100       0         0         0           0
May 2026..................    100       0         0         0         0         100       0         0         0           0
May 2027..................    100       0         0         0         0         100       0         0         0           0
May 2028..................    100       0         0         0         0         100       0         0         0           0
May 2029..................    100       0         0         0         0         100       0         0         0           0
May 2030..................    100       0         0         0         0         100       0         0         0           0
May 2031..................    100       0         0         0         0         100       0         0         0           0
May 2032..................    93        0         0         0         0         93        0         0         0           0
May 2033..................    80        0         0         0         0         80        0         0         0           0
May 2034..................    66        0         0         0         0         66        0         0         0           0
May 2035..................    50        0         0         0         0         50        0         0         0           0
May 2036..................     0        0         0         0         0          0        0         0         0           0
Weighted  Average  Life to
  Maturity (years)(2).....   28.52     6.61      4.93      4.09      3.66      28.51     6.35      4.74      3.93        3.50
Weighted  Average  Life to
  Call (years)(2)(3)......   28.51     6.39      4.78      3.97      3.57      28.51     6.32      4.73      3.92        3.49

_______________________

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate
      Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class
      Certificate Balance described in clause (i) above.

(3)   Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

                                      S-108

                    HYPOTHETICAL SCHEDULE OF AVAILABLE FUNDS

      Assuming that prepayments on the mortgage loans occur at 100% of the
Prepayment Assumption, that no losses are experienced with respect to the mortgage loans and that one-month LIBOR and the Loan Index each remain constant at 20% and that the 10% optional clean-up call is not exercised, the following table indicates the Hypothetical Schedule of Available Funds that would result for given indicated Distribution Dates under an assumed hypothetical scenario.
It is highly unlikely, however, that prepayments on the mortgage loans will occur at 100% of the Prepayment Assumption or at any other constant percentage.
There is no assurance, therefore, of whether or to what extent the actual interest rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for such Distribution Date in the following table.

                                      S-109

                                    HYPOTHETICAL SCHEDULE OF AVAILABLE FUNDS (CASH CAP)(1)(2)(3)

                                 CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS
                                A-1 CAP    A-2 CAP    A-3 CAP    A-4 CAP    M-1 CAP    M-2 CAP    M-3 CAP    M-4 CAP    M-5 CAP
      DISTRIBUTION DATE           (%)        (%)        (%)        (%)        (%)        (%)        (%)        (%)        (%)
---------------------------------------------------------------------------------------------------------------------------------
                               ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360

June 25, 2006................     (3)        (3)        (3)        (3)        (3)        (3)        (3)        (3)        (3)
July 25, 2006................     (3)        (3)        (3)        (3)        (3)        (3)        (3)        (3)        (3)
August 25, 2006..............     (3)        (3)        (3)        (3)        (3)        (3)        (3)        (3)        (3)
September 25, 2006...........    21.81      21.81      21.81      21.81      21.61      21.61      21.61      21.61      21.61
October 25, 2006.............    20.34      20.20      20.51      21.04      21.93      22.04      22.20      22.57      22.73
November 25, 2006............    20.06      20.11      20.17      20.27      20.30      20.32      20.35      20.42      20.45
December 25, 2006............    20.06      20.11      20.17      20.27      20.30      20.32      20.35      20.42      20.45
January 25, 2007.............    20.06      20.11      20.17      20.27      20.30      20.32      20.35      20.42      20.45
February 25, 2007............    20.06      20.11      20.17      20.27      20.30      20.32      20.35      20.42      20.45
March 25, 2007...............    20.06      20.11      20.17      20.27      20.30      20.32      20.35      20.42      20.45
April 25, 2007...............    20.06      20.11      20.17      20.27      20.24      20.26      20.28      20.33      20.35
May 25, 2007.................    20.06      20.11      20.17      20.22      20.05      20.05      20.06      20.08      20.09
June 25, 2007................    19.90      19.90      19.90      19.90      19.63      19.63      19.63      19.63      19.63
July 25, 2007................    19.83      19.83      19.83      19.83      19.54      19.54      19.54      19.54      19.54
August 25, 2007..............    19.52      19.52      19.52      19.52      19.24      19.24      19.24      19.24      19.24
September 25, 2007...........    19.34      19.34      19.34      19.34      19.04      19.04      19.04      19.04      19.04
October 25, 2007.............    19.29      19.29      19.29      19.29      18.97      18.97      18.97      18.97      18.97
November 25, 2007............    18.97      18.97      18.97      18.97      18.65      18.65      18.65      18.65      18.65
December 25, 2007............    18.88      18.88      18.88      18.88      18.53      18.53      18.53      18.53      18.53
January 25, 2008.............    18.21      18.21      18.21      18.21      17.86      17.86      17.86      17.86      17.86
February 25, 2008............      --       16.58      16.58      16.58      16.19      16.19      16.19      16.19      16.19
March 25, 2008...............      --       15.02      15.02      15.02      14.53      14.53      14.53      14.53      14.53
April 25, 2008...............      --       12.59      12.59      12.59      12.11      12.11      12.11      12.11      12.11
May 25, 2008.................      --       12.38      12.38      12.38      11.86      11.86      11.86      11.86      11.86
June 25, 2008................      --       11.81      11.81      11.81      11.27      11.27      11.27      11.27      11.27
July 25, 2008................      --       12.02      12.02      12.02      11.44      11.44      11.44      11.44      11.44
August 25, 2008..............      --       11.95      11.95      11.95      11.35      11.35      11.35      11.35      11.35
September 25, 2008...........      --       12.52      12.52      12.52      11.86      11.86      11.86      11.86      11.86
October 25, 2008.............      --       13.02      13.02      13.02      12.29      12.29      12.29      12.29      12.29
November 25, 2008............      --         --       12.75      12.75      12.01      12.01      12.01      12.01      12.01
December 25, 2008............      --         --       13.16      13.16      12.36      12.36      12.36      12.36      12.36
January 25, 2009.............      --         --       12.75      12.75      11.93      11.93      11.93      11.93      11.93
February 25, 2009............      --         --       12.94      12.94      12.05      12.05      12.05      12.05      12.05
March 25, 2009...............      --         --       14.69      14.69      13.60      13.60      13.60      13.60      13.60
April 25, 2009...............      --         --       13.50      13.50      12.44      12.44      12.44      12.44      12.44
May 25, 2009.................      --         --       13.99      13.99      12.83      12.83      12.83      12.83      12.83
June 25, 2009................      --         --       44.33      44.33      12.48      12.48      12.48      12.48      12.48
July 25, 2009................      --         --       16.21      16.21      12.85      12.85      12.85      12.85      12.85
August 25, 2009..............      --         --       15.89      15.89      12.70      12.70      12.70      12.70      12.70
September 25, 2009...........      --         --       16.42      16.42      13.27      13.27      13.27      13.27      13.27
October 25, 2009.............      --         --       17.00      17.00      13.83      13.83      13.83      13.83      13.83
November 25, 2009............      --         --       16.47      16.47      13.48      13.48      13.48      13.48      13.48

                                 CLASS      CLASS      CLASS      CLASS      CLASS
                                M-6 CAP    B-1 CAP    B-2 CAP    B-3 CAP    B-4 CAP
      DISTRIBUTION DATE           (%)        (%)        (%)        (%)        (%)
-------------------------------------------------------------------------------------
                               ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360

June 25, 2006................     (3)        (3)        (3)        (3)        (3)
July 25, 2006................     (3)        (3)        (3)        (3)        (3)
August 25, 2006..............     (3)        (3)        (3)        (3)        (3)
September 25, 2006...........    21.61      21.61      21.61      21.61      21.61
October 25, 2006.............    23.15      25.64      26.17      30.95      33.08
November 25, 2006............    20.53      21.00      21.10      22.00      22.40
December 25, 2006............    20.53      21.00      21.10      22.00      22.40
January 25, 2007.............    20.53      21.00      21.10      22.00      22.40
February 25, 2007............    20.53      21.00      21.10      22.00      22.40
March 25, 2007...............    20.53      21.00      21.10      22.00      22.40
April 25, 2007...............    20.42      20.78      20.85      21.54      21.85
May 25, 2007.................    20.12      20.26      20.29      20.57      20.70
June 25, 2007................    19.63      19.63      19.63      19.63      19.63
July 25, 2007................    19.54      19.54      19.54      19.54      19.54
August 25, 2007..............    19.24      19.24      19.24      19.24      19.24
September 25, 2007...........    19.04      19.04      19.04      19.04      19.04
October 25, 2007.............    18.97      18.97      18.97      18.97      18.97
November 25, 2007............    18.65      18.65      18.65      18.65      18.65
December 25, 2007............    18.53      18.53      18.53      18.53      18.53
January 25, 2008.............    17.86      17.86      17.86      17.86      17.86
February 25, 2008............    16.19      16.19      16.19      16.19      16.19
March 25, 2008...............    14.53      14.53      14.53      14.53      14.53
April 25, 2008...............    12.11      12.11      12.11      12.11      12.11
May 25, 2008.................    11.86      11.86      11.86      11.86      11.86
June 25, 2008................    11.27      11.27      11.27      11.27      11.27
July 25, 2008................    11.44      11.44      11.44      11.44      11.44
August 25, 2008..............    11.35      11.35      11.35      11.35      11.35
September 25, 2008...........    11.86      11.86      11.86      11.86      11.86
October 25, 2008.............    12.29      12.29      12.29      12.29      12.29
November 25, 2008............    12.01      12.01      12.01      12.01      12.01
December 25, 2008............    12.36      12.36      12.36      12.36      12.36
January 25, 2009.............    11.93      11.93      11.93      11.93      11.93
February 25, 2009............    12.05      12.05      12.05      12.05      12.05
March 25, 2009...............    13.60      13.60      13.60      13.60      13.60
April 25, 2009...............    12.44      12.44      12.44      12.44      12.44
May 25, 2009.................    12.83      12.83      12.83      12.83      12.83
June 25, 2009................    12.48      12.48      12.48      12.48      12.48
July 25, 2009................    12.85      12.85      12.85      12.85      12.85
August 25, 2009..............    12.70      12.70      12.70      12.70      12.70
September 25, 2009...........    13.27      13.27      13.27      13.27      13.27
October 25, 2009.............    13.83      13.83      13.83      13.83      13.83
November 25, 2009............    13.48      13.48      13.48      13.48      13.48

                                      S-110

                                    HYPOTHETICAL SCHEDULE OF AVAILABLE FUNDS (CASH CAP)(1)(2)(3)

                                 CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS
                                A-1 CAP    A-2 CAP    A-3 CAP    A-4 CAP    M-1 CAP    M-2 CAP    M-3 CAP    M-4 CAP    M-5 CAP
      DISTRIBUTION DATE           (%)        (%)        (%)        (%)        (%)        (%)        (%)        (%)        (%)
---------------------------------------------------------------------------------------------------------------------------------
                               ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360

December 25, 2009............      --         --       16.95      16.95      13.94      13.94      13.94      13.94      13.94
January 25, 2010.............      --         --       16.37      16.37      13.53      13.53      13.53      13.53      13.53
February 25, 2010............      --         --       16.37      16.37      13.60      13.60      13.60      13.60      13.60
March 25, 2010...............      --         --       18.30      18.30      15.24      15.24      15.24      15.24      15.24
April 25, 2010...............      --         --       16.72      16.72      13.95      13.95      13.95      13.95      13.95
May 25, 2010.................      --         --       17.27      17.27      14.41      14.41      14.41      14.41      14.41
June 25, 2010................      --         --       16.76      16.76      13.99      13.99      13.99      13.99      13.99
July 25, 2010................      --         --       17.29      17.29      14.42      14.42      14.42      14.42      14.42
August 25, 2010..............      --         --       16.77      16.77      14.00      14.00      14.00      14.00      14.00
September 25, 2010...........      --         --       16.81      16.81      14.04      14.04      14.04      14.04      14.04
October 25, 2010.............      --         --       17.36      17.36      14.49      14.49      14.49      14.49      14.49
November 25, 2010............      --         --       16.09      16.09      13.31      13.31      13.31      13.31      13.31
December 25, 2010............      --         --       16.63      16.63      13.76      13.76      13.76      13.76      13.76
January 25, 2011.............      --         --       16.09      16.09      13.32      13.32      13.32      13.32      13.32
February 25, 2011............      --         --       16.10      16.10      13.32      13.32      13.32      13.32      13.32
March 25, 2011...............      --         --       17.83      17.83      14.75      14.75      14.75      14.75      14.75
April 25, 2011...............      --         --       16.10      16.10      13.32      13.32      13.32      13.32      13.32
May 25, 2011.................      --         --       16.64      16.64      13.77      13.77      13.77      13.77      13.77
June 25, 2011................      --         --       16.10      16.10      13.32      13.32      13.32      13.32      13.32
July 25, 2011................      --         --       16.64      16.64      13.76      13.76      13.76      13.76      13.76
August 25, 2011..............      --         --       16.10      16.10      13.32      13.32      13.32      13.32      13.32
September 25, 2011...........      --         --       16.10      16.10      13.32      13.32      13.32      13.32      13.32
October 25, 2011.............      --         --       16.63      16.63      13.76      13.76      13.76      13.76      13.76
November 25, 2011............      --         --         --       16.10      13.31      13.31      13.31      13.31      13.31
December 25, 2011............      --         --         --       16.63      13.75      13.75      13.75      13.75      13.75
January 25, 2012.............      --         --         --       16.09      13.31      13.31      13.31      13.31      13.31
February 25, 2012............      --         --         --       16.09      13.31      13.31      13.31      13.31      13.31
March 25, 2012...............      --         --         --       17.20      14.22      14.22      14.22      14.22      14.22
April 25, 2012...............      --         --         --       16.09      13.31      13.31      13.31      13.31      13.31
May 25, 2012.................      --         --         --       16.62      13.75      13.75      13.75      13.75      13.75
June 25, 2012................      --         --         --       16.08      13.30      13.30      13.30      13.30      13.30
July 25, 2012................      --         --         --       16.62      13.74      13.74      13.74      13.74      13.74
August 25, 2012..............      --         --         --       16.08      13.30      13.30      13.30      13.30      13.30
September 25, 2012...........      --         --         --       14.83      13.29      13.29      13.29      13.29      13.29
October 25, 2012.............      --         --         --       14.61      13.74      13.74      13.74      13.74      13.74
November 25, 2012............      --         --         --       14.16      13.29      13.29      13.29      13.29      13.29
December 25, 2012............      --         --         --       14.66      13.73      13.73      13.73      13.73      13.73
January 25, 2013.............      --         --         --       14.20      13.29      13.29      13.29      13.29      13.29
February 25, 2013............      --         --         --       14.23      13.28      13.28      13.28      13.28      13.28
March 25, 2013...............      --         --         --       15.78      14.70      14.70      14.70      14.70      14.70
April 25, 2013...............      --         --         --       14.28      13.28      13.28      13.28      13.28      13.28
May 25, 2013.................      --         --         --       14.78      13.72      13.72      13.72      13.72      13.72
June 25, 2013................      --         --         --       14.33      13.27      13.27      13.27      13.27      13.27

                                 CLASS      CLASS      CLASS      CLASS      CLASS
                                M-6 CAP    B-1 CAP    B-2 CAP    B-3 CAP    B-4 CAP
      DISTRIBUTION DATE           (%)        (%)        (%)        (%)        (%)
-------------------------------------------------------------------------------------
                               ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360

December 25, 2009............    13.94      13.94      13.94      13.94      13.94
January 25, 2010.............    13.53      13.53      13.53      13.53      13.53
February 25, 2010............    13.60      13.60      13.60      13.60      13.60
March 25, 2010...............    15.24      15.24      15.24      15.24      15.24
April 25, 2010...............    13.95      13.95      13.95      13.95      13.95
May 25, 2010.................    14.41      14.41      14.41      14.41      14.41
June 25, 2010................    13.99      13.99      13.99      13.99      13.99
July 25, 2010................    14.42      14.42      14.42      14.42      14.42
August 25, 2010..............    14.00      14.00      14.00      14.00      14.00
September 25, 2010...........    14.04      14.04      14.04      14.04      14.04
October 25, 2010.............    14.49      14.49      14.49      14.49      14.49
November 25, 2010............    13.31      13.31      13.31      13.31      13.31
December 25, 2010............    13.76      13.76      13.76      13.76      13.76
January 25, 2011.............    13.32      13.32      13.32      13.32      13.32
February 25, 2011............    13.32      13.32      13.32      13.32      13.32
March 25, 2011...............    14.75      14.75      14.75      14.75      14.75
April 25, 2011...............    13.32      13.32      13.32      13.32      13.32
May 25, 2011.................    13.77      13.77      13.77      13.77      13.77
June 25, 2011................    13.32      13.32      13.32      13.32      13.32
July 25, 2011................    13.76      13.76      13.76      13.76      13.76
August 25, 2011..............    13.32      13.32      13.32      13.32      13.32
September 25, 2011...........    13.32      13.32      13.32      13.32      13.32
October 25, 2011.............    13.76      13.76      13.76      13.76      13.76
November 25, 2011............    13.31      13.31      13.31      13.31      13.31
December 25, 2011............    13.75      13.75      13.75      13.75      13.75
January 25, 2012.............    13.31      13.31      13.31      13.31      13.31
February 25, 2012............    13.31      13.31      13.31      13.31      13.31
March 25, 2012...............    14.22      14.22      14.22      14.22      14.22
April 25, 2012...............    13.31      13.31      13.31      13.31      13.31
May 25, 2012.................    13.75      13.75      13.75      13.75      13.75
June 25, 2012................    13.30      13.30      13.30      13.30      13.30
July 25, 2012................    13.74      13.74      13.74      13.74      13.74
August 25, 2012..............    13.30      13.30      13.30      13.30      13.30
September 25, 2012...........    13.29      13.29      13.29      13.29      13.29
October 25, 2012.............    13.74      13.74      13.74      13.74      13.74
November 25, 2012............    13.29      13.29      13.29      13.29      13.29
December 25, 2012............    13.73      13.73      13.73      13.73      13.73
January 25, 2013.............    13.29      13.29      13.29      13.29      13.29
February 25, 2013............    13.28      13.28      13.28      13.28      13.28
March 25, 2013...............    14.70      14.70      14.70      14.70      14.70
April 25, 2013...............    13.28      13.28      13.28      13.28      13.28
May 25, 2013.................    13.72      13.72      13.72      13.72      13.72
June 25, 2013................    13.27      13.27      13.27      13.27      13.27

                                      S-111

                                    HYPOTHETICAL SCHEDULE OF AVAILABLE FUNDS (CASH CAP)(1)(2)(3)

                                 CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS
                                A-1 CAP    A-2 CAP    A-3 CAP    A-4 CAP    M-1 CAP    M-2 CAP    M-3 CAP    M-4 CAP    M-5 CAP
      DISTRIBUTION DATE           (%)        (%)        (%)        (%)        (%)        (%)        (%)        (%)        (%)
---------------------------------------------------------------------------------------------------------------------------------
                               ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360

July 25, 2013................      --         --         --       14.83      13.71      13.71      13.71      13.71      13.71
August 25, 2013..............      --         --         --       14.38      13.27      13.27      13.27      13.27      13.27
September 25, 2013...........      --         --         --       14.41      13.27      13.27      13.27      13.27      13.27
October 25, 2013.............      --         --         --       14.92      13.71      13.71      13.71      13.71      13.71
November 25, 2013............      --         --         --       14.46      13.26      13.26      13.26      13.26      13.26
December 25, 2013............      --         --         --       14.98      13.70      13.70      13.70      13.70      13.70
January 25, 2014.............      --         --         --       14.53      13.26      13.26      13.26      13.26      13.26
February 25, 2014............      --         --         --       14.56      13.25      13.25      13.25      13.25      13.25
March 25, 2014...............      --         --         --       16.15      14.67      14.67      14.67      14.67      14.67
April 25, 2014...............      --         --         --       14.63      13.25      13.25      13.25      13.25      13.25
May 25, 2014.................      --         --         --       15.15      13.69      13.69      13.69      13.69      13.69
June 25, 2014................      --         --         --       14.70      13.24      13.24      13.24      13.24      13.24
July 25, 2014................      --         --         --       15.22      13.68      13.68      13.68      13.68      13.68
August 25, 2014..............      --         --         --       14.77      13.24      13.24      13.24      13.24      13.24
September 25, 2014...........      --         --         --       14.81      13.23      13.23      13.23      13.23      13.23
October 25, 2014.............      --         --         --       15.35      13.67      13.67      13.67      13.67      13.67
November 25, 2014............      --         --         --       14.89      13.23      13.23      13.23      13.23      13.23
December 25, 2014............      --         --         --       15.43      13.67      13.67      13.67      13.67      13.67
January 25, 2015.............      --         --         --       14.98      13.22      13.22      13.22      13.22      13.22
February 25, 2015............      --         --         --       15.03      13.22      13.22      13.22      13.22      13.22
March 25, 2015...............      --         --         --       16.69      14.63      14.63      14.63      14.63      14.63
April 25, 2015...............      --         --         --       15.12      13.22      13.22      13.22      13.22      13.22
May 25, 2015.................      --         --         --       15.68      13.65      13.65      13.65      13.65      13.65
June 25, 2015................      --         --         --       15.22      13.21      13.21      13.21      13.21      13.21
July 25, 2015................      --         --         --       15.78      13.65      13.65      13.65      13.65      13.65
August 25, 2015..............      --         --         --       15.33      13.20      13.20      13.20      13.20      13.20
September 25, 2015...........      --         --         --       15.38      13.20      13.20      13.20      13.20      13.20
October 25, 2015.............      --         --         --       15.96      13.64      13.64      13.64      13.64      13.64
November 25, 2015............      --         --         --       15.50      13.20      13.20      13.20      13.20      13.20
December 25, 2015............      --         --         --       16.08      13.63      13.63      13.63      13.63      13.63
January 25, 2016.............      --         --         --       15.62      13.19      13.19      13.19      13.19      13.19
February 25, 2016............      --         --         --       15.69      13.19      13.19      13.19      13.19      13.19
March 25, 2016...............      --         --         --       16.84      14.10      14.10      14.10      14.10      14.10
April 25, 2016...............      --         --         --       15.82      13.18      13.18      13.18      13.18      13.18
May 25, 2016.................      --         --         --       16.42      13.62      13.62      13.62      13.62      13.62
June 25, 2016................      --         --         --       15.96      13.18      13.18      13.18      13.18      13.18
July 25, 2016................      --         --         --       16.57      13.61      13.61      13.61      13.61      13.61
August 25, 2016..............      --         --         --       16.11      13.17      13.17      13.17      13.17      13.17
September 25, 2016...........      --         --         --       16.19      13.17      13.17      13.17      13.17      13.17
October 25, 2016.............      --         --         --       16.81      13.61      13.61      13.61      13.61      13.61
November 25, 2016............      --         --         --       16.35      13.16      13.16      13.16      13.16      13.16
December 25, 2016............      --         --         --       16.98      13.60      13.60      13.60      13.60      13.60
January 25, 2017.............      --         --         --       16.52      13.16      13.16      13.16      13.16      13.16

                                 CLASS      CLASS      CLASS      CLASS      CLASS
                                M-6 CAP    B-1 CAP    B-2 CAP    B-3 CAP    B-4 CAP
      DISTRIBUTION DATE           (%)        (%)        (%)        (%)        (%)
-------------------------------------------------------------------------------------
                               ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360

July 25, 2013................    13.71      13.71      13.71      13.71      13.71
August 25, 2013..............    13.27      13.27      13.27      13.27      13.27
September 25, 2013...........    13.27      13.27      13.27      13.27      13.27
October 25, 2013.............    13.71      13.71      13.71      13.71      13.71
November 25, 2013............    13.26      13.26      13.26      13.26      13.26
December 25, 2013............    13.70      13.70      13.70      13.70      13.70
January 25, 2014.............    13.26      13.26      13.26      13.26        --
February 25, 2014............    13.25      13.25      13.25      13.25        --
March 25, 2014...............    14.67      14.67      14.67      14.67        --
April 25, 2014...............    13.25      13.25      13.25      13.25        --
May 25, 2014.................    13.69      13.69      13.69      13.69        --
June 25, 2014................    13.24      13.24      13.24      13.24        --
July 25, 2014................    13.68      13.68      13.68      13.68        --
August 25, 2014..............    13.24      13.24      13.24      13.24        --
September 25, 2014...........    13.23      13.23      13.23      13.23        --
October 25, 2014.............    13.67      13.67      13.67      13.67        --
November 25, 2014............    13.23      13.23      13.23      13.23        --
December 25, 2014............    13.67      13.67      13.67        --         --
January 25, 2015.............    13.22      13.22      13.22        --         --
February 25, 2015............    13.22      13.22      13.22        --         --
March 25, 2015...............    14.63      14.63      14.63        --         --
April 25, 2015...............    13.22      13.22      13.22        --         --
May 25, 2015.................    13.65      13.65      13.65        --         --
June 25, 2015................    13.21      13.21      13.21        --         --
July 25, 2015................    13.65      13.65      13.65        --         --
August 25, 2015..............    13.20      13.20      13.20        --         --
September 25, 2015...........    13.20      13.20      13.20        --         --
October 25, 2015.............    13.64      13.64        --         --         --
November 25, 2015............    13.20      13.20        --         --         --
December 25, 2015............    13.63      13.63        --         --         --
January 25, 2016.............    13.19      13.19        --         --         --
February 25, 2016............    13.19      13.19        --         --         --
March 25, 2016...............    14.10      14.10        --         --         --
April 25, 2016...............    13.18      13.18        --         --         --
May 25, 2016.................    13.62      13.62        --         --         --
June 25, 2016................    13.18      13.18        --         --         --
July 25, 2016................    13.61        --         --         --         --
August 25, 2016..............    13.17        --         --         --         --
September 25, 2016...........    13.17        --         --         --         --
October 25, 2016.............    13.61        --         --         --         --
November 25, 2016............    13.16        --         --         --         --
December 25, 2016............    13.60        --         --         --         --
January 25, 2017.............    13.16        --         --         --         --

                                      S-112

                                    HYPOTHETICAL SCHEDULE OF AVAILABLE FUNDS (CASH CAP)(1)(2)(3)

                                 CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS
                                A-1 CAP    A-2 CAP    A-3 CAP    A-4 CAP    M-1 CAP    M-2 CAP    M-3 CAP    M-4 CAP    M-5 CAP
      DISTRIBUTION DATE           (%)        (%)        (%)        (%)        (%)        (%)        (%)        (%)        (%)
---------------------------------------------------------------------------------------------------------------------------------
                               ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360

February 25, 2017............      --         --        --        16.61      13.16      13.16      13.16      13.16      13.16
March 25, 2017...............      --         --        --        18.50      14.56      14.56      14.56      14.56      14.56
April 25, 2017...............      --         --        --        16.80      13.15      13.15      13.15      13.15      13.15
May 25, 2017.................      --         --        --        17.46      13.59      13.59      13.59      13.59      13.59
June 25, 2017................      --         --        --        17.00      13.15      13.15      13.15      13.15      13.15
July 25, 2017................      --         --        --        17.67      13.58      13.58      13.58      13.58      13.58
August 25, 2017..............      --         --        --        17.21      13.14      13.14      13.14      13.14      13.14
September 25, 2017...........      --         --        --        17.32      13.14      13.14      13.14      13.14        --
October 25, 2017.............      --         --        --        18.01      13.57      13.57      13.57      13.57        --
November 25, 2017............      --         --        --        17.55      13.13      13.13      13.13      13.13        --
December 25, 2017............      --         --        --        18.25      13.57      13.57      13.57      13.57        --
January 25, 2018.............      --         --        --        17.79      13.13      13.13      13.13      13.13        --
February 25, 2018............      --         --        --        17.91      13.12      13.12      13.12      13.12        --
March 25, 2018...............      --         --        --        19.98      14.53      14.53      14.53        --         --
April 25, 2018...............      --         --        --        18.18      13.12      13.12      13.12        --         --
May 25, 2018.................      --         --        --        18.92      13.55      13.55      13.55        --         --
June 25, 2018................      --         --        --        18.45      13.11      13.11      13.11        --         --
July 25, 2018................      --         --        --        19.22      13.55      13.55      13.55        --         --
August 25, 2018..............      --         --        --        18.75      13.11      13.11      13.11        --         --
September 25, 2018...........      --         --        --        18.90      13.10      13.10        --         --         --
October 25, 2018.............      --         --        --        19.69      13.54      13.54        --         --         --
November 25, 2018............      --         --        --        19.22      13.10      13.10        --         --         --
December 25, 2018............      --         --        --        20.03      13.53      13.53        --         --         --
January 25, 2019.............      --         --        --        19.56      13.09      13.09        --         --         --
February 25, 2019............      --         --        --        19.74      13.09      13.09        --         --         --
March 25, 2019...............      --         --        --        22.05      14.49      14.49        --         --         --
April 25, 2019...............      --         --        --        20.10      13.09        --         --         --         --
May 25, 2019.................      --         --        --        20.97      13.52        --         --         --         --
June 25, 2019................      --         --        --        20.49      13.08        --         --         --         --
July 25, 2019................      --         --        --        21.39      13.51        --         --         --         --
August 25, 2019..............      --         --        --        20.91      13.07        --         --         --         --
September 25, 2019...........      --         --        --        21.12      13.07        --         --         --         --
October 25, 2019.............      --         --        --        22.05      13.50        --         --         --         --
November 25, 2019............      --         --        --        21.57        --         --         --         --         --
December 25, 2019............      --         --        --        22.70        --         --         --         --         --
January 25, 2020.............      --         --        --        22.39        --         --         --         --         --
February 25, 2020............      --         --        --        22.85        --         --         --         --         --
March 25, 2020...............      --         --        --        24.94        --         --         --         --         --
April 25, 2020...............      --         --        --        23.86        --         --         --         --         --
May 25, 2020.................      --         --        --        25.23        --         --         --         --         --
June 25, 2020................      --         --        --        25.03        --         --         --         --         --
July 25, 2020................      --         --        --        26.54        --         --         --         --         --
August 25, 2020..............      --         --        --        26.40        --         --         --         --         --

                                 CLASS      CLASS      CLASS      CLASS      CLASS
                                M-6 CAP    B-1 CAP    B-2 CAP    B-3 CAP    B-4 CAP
      DISTRIBUTION DATE           (%)        (%)        (%)        (%)        (%)
-------------------------------------------------------------------------------------
                               ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360

February 25, 2017............      --         --         --         --         --
March 25, 2017...............      --         --         --         --         --
April 25, 2017...............      --         --         --         --         --
May 25, 2017.................      --         --         --         --         --
June 25, 2017................      --         --         --         --         --
July 25, 2017................      --         --         --         --         --
August 25, 2017..............      --         --         --         --         --
September 25, 2017...........      --         --         --         --         --
October 25, 2017.............      --         --         --         --         --
November 25, 2017............      --         --         --         --         --
December 25, 2017............      --         --         --         --         --
January 25, 2018.............      --         --         --         --         --
February 25, 2018............      --         --         --         --         --
March 25, 2018...............      --         --         --         --         --
April 25, 2018...............      --         --         --         --         --
May 25, 2018.................      --         --         --         --         --
June 25, 2018................      --         --         --         --         --
July 25, 2018................      --         --         --         --         --
August 25, 2018..............      --         --         --         --         --
September 25, 2018...........      --         --         --         --         --
October 25, 2018.............      --         --         --         --         --
November 25, 2018............      --         --         --         --         --
December 25, 2018............      --         --         --         --         --
January 25, 2019.............      --         --         --         --         --
February 25, 2019............      --         --         --         --         --
March 25, 2019...............      --         --         --         --         --
April 25, 2019...............      --         --         --         --         --
May 25, 2019.................      --         --         --         --         --
June 25, 2019................      --         --         --         --         --
July 25, 2019................      --         --         --         --         --
August 25, 2019..............      --         --         --         --         --
September 25, 2019...........      --         --         --         --         --
October 25, 2019.............      --         --         --         --         --
November 25, 2019............      --         --         --         --         --
December 25, 2019............      --         --         --         --         --
January 25, 2020.............      --         --         --         --         --
February 25, 2020............      --         --         --         --         --
March 25, 2020...............      --         --         --         --         --
April 25, 2020...............      --         --         --         --         --
May 25, 2020.................      --         --         --         --         --
June 25, 2020................      --         --         --         --         --
July 25, 2020................      --         --         --         --         --
August 25, 2020..............      --         --         --         --         --

                                      S-113

                                    HYPOTHETICAL SCHEDULE OF AVAILABLE FUNDS (CASH CAP)(1)(2)(3)

                                 CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS
                                A-1 CAP    A-2 CAP    A-3 CAP    A-4 CAP    M-1 CAP    M-2 CAP    M-3 CAP    M-4 CAP    M-5 CAP
      DISTRIBUTION DATE           (%)        (%)        (%)        (%)        (%)        (%)        (%)        (%)        (%)
---------------------------------------------------------------------------------------------------------------------------------
                               ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360

September 25, 2020...........      --         --        --        27.18        --         --         --         --         --
October 25, 2020.............      --         --        --        28.96        --         --         --         --         --
November 25, 2020............      --         --        --        28.96        --         --         --         --         --
December 25, 2020............      --         --        --        30.99        --         --         --         --         --
January 25, 2021.............      --         --        --        31.15        --         --         --         --         --
February 25, 2021............      --         --        --        35.50        --         --         --         --         --
March 25, 2021...............      --         --        --        41.62        --         --         --         --         --
April 25, 2021...............      --         --        --        40.03        --         --         --         --         --
May 25, 2021.................      --         --        --        44.34        --         --         --         --         --
June 25, 2021................      --         --        --        45.84        --         --         --         --         --
July 25, 2021................      --         --        --        50.95        --         --         --         --         --
August 25, 2021..............      --         --        --        53.48        --         --         --         --         --
September 25, 2021...........      --         --        --        58.58        --         --         --         --         --
October 25, 2021.............      --         --        --        67.11        --         --         --         --         --
November 25, 2021............      --         --        --        73.14        --         --         --         --         --
December 25, 2021............      --         --        --        86.86        --         --         --         --         --
January 25, 2022.............      --         --        --        99.33        --         --         --         --         --
February 25, 2022............      --         --        --        122.17       --         --         --         --         --
March 25, 2022...............      --         --        --        177.24       --         --         --         --         --
April 25, 2022...............      --         --        --        235.28       --         --         --         --         --
May 25, 2022.................      --         --        --        470.83       --         --         --         --         --
June 25, 2022................      --         --        --          *          --         --         --         --         --
July 25, 2022................      --         --        --          --         --         --         --         --         --

                                 CLASS      CLASS      CLASS      CLASS      CLASS
                                M-6 CAP    B-1 CAP    B-2 CAP    B-3 CAP    B-4 CAP
      DISTRIBUTION DATE           (%)        (%)        (%)        (%)        (%)
-------------------------------------------------------------------------------------
                               ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360 ACTUAL/360

September 25, 2020...........      --         --         --         --         --
October 25, 2020.............      --         --         --         --         --
November 25, 2020............      --         --         --         --         --
December 25, 2020............      --         --         --         --         --
January 25, 2021.............      --         --         --         --         --
February 25, 2021............      --         --         --         --         --
March 25, 2021...............      --         --         --         --         --
April 25, 2021...............      --         --         --         --         --
May 25, 2021.................      --         --         --         --         --
June 25, 2021................      --         --         --         --         --
July 25, 2021................      --         --         --         --         --
August 25, 2021..............      --         --         --         --         --
September 25, 2021...........      --         --         --         --         --
October 25, 2021.............      --         --         --         --         --
November 25, 2021............      --         --         --         --         --
December 25, 2021............      --         --         --         --         --
January 25, 2022.............      --         --         --         --         --
February 25, 2022............      --         --         --         --         --
March 25, 2022...............      --         --         --         --         --
April 25, 2022...............      --         --         --         --         --
May 25, 2022.................      --         --         --         --         --
June 25, 2022................      --         --         --         --         --
July 25, 2022................      --         --         --         --         --

*     On the Distribution Date in June 2022, the Class A-4 Certificates have an approximate beginning Class Principal Balance of $5,135 and are paid approximately $191,258 in interest.

(1)   Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid
      Interest Amounts and Basis Risk Carry Forward Amounts divided by the current Class Certificate Balance.

(2)   Assumes 100% of prepayment assumption, no losses, One-Month LIBOR of 20%
      and the Loan Index of 20% and that the optional clean-up call is not exercised.

(3)   A pre-funding period exists for the first three Distribution Dates.

                                      S-114

                        FINAL SCHEDULED DISTRIBUTION DATE

      The "Final Scheduled Distribution Date" for each class of LIBOR
Certificates is the Distribution Date occurring in August 2036.

      The final scheduled Distribution Date for each class of LIBOR Certificates is the date on which the initial Class Certificate Balance set forth on the cover page of this free writing prospectus for that class would be reduced to zero. The Final Scheduled Distribution Dates for all classes have been calculated as the Distribution Date in the month following the month in which the latest maturity date of any subsequent mortgage loan is expected to occur.

      Since the rate of distributions in reduction of the Class Certificate
Balance of each class of LIBOR Certificates will depend on the rate of payment
(including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the
Final Scheduled Distribution Date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "--
Prepayment Considerations and Risks" and "-- Weighted Average Lives of the LIBOR
Certificates" above in this free writing prospectus and "Yield and Prepayment
Considerations" in the prospectus.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

      Investors may wish to review the following discussion of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the LIBOR Certificates together with the information in the section "Material Federal Income Tax Consequences" in the prospectus.

      The discussion in this section and in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are encouraged to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the LIBOR
Certificates. References in this section and in the "ERISA Considerations"
section of this free writing prospectus to the "Code" and "Sections" are to the
Internal Revenue Code of 1986, as amended.

                                     GENERAL

      The pooling and servicing agreement provides that the issuing entity, exclusive of the interest rate swap agreement, the right to receive Prepayment
Premiums and the assets held in the Excess Reserve Fund Account, the pre-funding account, any capitalized interest account, the Swap Account and certain other assets specified in the pooling and servicing agreement, will comprise one or more REMICs. Each certificate, other than the Class P and Class R certificates, represents ownership of one or more regular interests in a REMIC. The Class P certificate will represent an ownership interest in a grantor trust that is entitled to receive all Prepayment Premiums in respect of the mortgage loans.
The Class R certificates will represent ownership of the sole class of residual interest in each of the REMICs comprising the issuing entity. In addition, each of the LIBOR Certificates will represent a beneficial interest in the right to receive payments from the Excess Reserve Fund Account and the Swap Account.
Elections will be made to treat each of the REMICs as a REMIC for federal income tax purposes.

      Upon the issuance of the LIBOR Certificates, Dewey Ballantine LLP will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, certain portions of the issuing entity will qualify as one or more REMICs within the meaning of Section
860D of the Code.

                          TAXATION OF REGULAR INTERESTS

      Certain classes of certificates may be issued with original issue discount
("OID") within the meaning of section 1273(a) of the Code. A holder of a class of LIBOR Certificates will be treated for federal income tax purposes as owning an undivided interest in the corresponding class of REMIC regular interests. In addition, the pooling and servicing agreement provides that each holder of a
LIBOR Certificate will be treated as having entered into a limited recourse interest rate cap contract (the "Cap Contract").

      The REMIC regular interest component corresponding to a LIBOR Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the LIBOR Certificate to which it

                                      S-115

corresponds, except that the interest payments on the REMIC regular interest component will be determined (i) by setting the maximum interest rate of that
REMIC regular interest equal to the WAC Cap, as set forth in the pooling and servicing agreement, (ii) without regard to any interest payments on the subsequent mortgage loans in the case of each of the first three distribution dates and (iii) by treating any Swap Termination Payment as being payable first from Net Monthly Excess Cashflow as described in the pooling and servicing agreement and second from amounts distributed on the REMIC regular interests. As a result of the foregoing, investors should be aware that following times of rapid prepayment, the amount of interest accrued on the REMIC regular interest component corresponding to a LIBOR Certificate may exceed the actual amount of distributions on the LIBOR Certificate; investors are encouraged to consult their own tax advisors regarding the tax implications of accruing income on the corresponding REMIC regular interest component in excess of actual distributions on the LIBOR Certificates.

      Any amount payable on a LIBOR Certificate in excess of the amount payable on the corresponding REMIC regular interest component will be deemed to have been paid to the holder of that LIBOR Certificate pursuant to the Cap Contract.
Alternatively, any amount payable on the REMIC regular interest corresponding to a LIBOR Certificate in excess of the amount payable on the LIBOR Certificate will be treated as having been received by the holder of that LIBOR Certificate and then as having been paid by such holder pursuant to the Cap Contract.
Consequently, each beneficial owner of a LIBOR Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Material Federal Income Tax Consequences -- Taxation of Debt
Securities -- Interest and Acquisition Discount" in the prospectus. In addition, each beneficial owner of a LIBOR Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "-- The Cap Contract Component" below. Investors are encouraged to consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each LIBOR Certificate.

      Holders of LIBOR Certificates must allocate the purchase price for such certificates between their components -- the REMIC regular interest component and the Cap Contract component. To the extent the Cap Contract component has significant value, the REMIC regular interest component will be viewed as having been issued with an additional amount of OID (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Material Federal
Income Tax Consequences -- Taxation of Debt Securities -- Interest and
Acquisition Discount" in the prospectus.

      Interest on the REMIC regular interest component of a LIBOR Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, with respect to the fixed-rate mortgage loans, will be 100% of the Prepayment Assumption (as defined herein) and, with respect to the adjustable-rate mortgage loans, will be 100% of the Prepayment
Assumption. See "Prepayment and Yield Considerations" herein. No representation is made that the mortgage loans will prepay at such rates or at any other rate.
OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

      Upon the sale, exchange, or other disposition of a LIBOR Certificate, the holder must allocate the amount realized between the components of such certificate based on the relative fair market values of its components at the time of sale. Assuming that a LIBOR Certificate is held as a "capital asset"
within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss.

                        STATUS OF THE LIBOR CERTIFICATES

      The REMIC regular interest components of the LIBOR Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the issuing entity, exclusive of the Excess
Reserve Fund Account, would be so treated. In addition, to the extent the REMIC regular interest component of a LIBOR Certificate represents real estate assets under section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of section 856(c)(3)(B) of the Code. The Cap Contract components of the
LIBOR Certificates will not, however, qualify as assets described in Section
7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B)
of the Code. Furthermore, the LIBOR Certificates generally will not be a suitable investment for a REMIC.

                                      S-116

                           THE CAP CONTRACT COMPONENT

      The following discussion assumes that the Cap Contract component will be treated as a notional principal contract and not as an interest in a partnership for federal income tax purposes. As indicated above, a portion of the purchase price paid by a holder to acquire a LIBOR Certificate will be attributable to the Cap Contract component of such certificate. The portion of the overall purchase price attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield or constant interest method -- the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are encouraged to consult their own tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a LIBOR
Certificate.

      Any payments made to a holder from the Excess Reserve Fund Account or Swap
Account and any payment (other than amounts attributed to a Swap Termination
Payment) treated as having been paid by such holder pursuant to the Cap Contract as described above will be treated as periodic payments on a notional principal contract. To the extent the net sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess should be treated as ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess should be allowable as an ordinary deduction. Any net deduction in this paragraph may be subject to limitations on deductibility of miscellaneous itemized deductions in the case of individuals, estates and trusts. Amounts treated as having been paid by a holder of a LIBOR Certificate that are attributable to a Swap Termination
Payment should be treated as non-periodic payments. Holders are encouraged to consult their own tax advisors concerning the treatment of amounts attributable to a Swap Termination Payment and the methods that can be employed to amortize any such non-periodic payments.

                                  OTHER MATTERS

      For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see "Material Federal Income Tax
Consequences -- Administrative Matters" and "-- Tax Treatment of Foreign
Investors" in the prospectus.

                              STATE AND LOCAL TAXES

      The depositor makes no representations regarding the tax consequences of the purchase, ownership or disposition of the LIBOR Certificates under the tax laws of any state or local jurisdiction. Investors considering an investment in the LIBOR Certificates are encouraged to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "Plans") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the prospectus.

      The U.S. Department of Labor (the "DOL") has granted to Morgan Stanley &
Co. Incorporated, one of the underwriters, an administrative exemption
(Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No.
D-8019, 55 Fed. Reg. 20548 (1990)) (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption was amended by PTE 2000-58, Exemption
Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption
Application No. D-11077, 67 Fed. Reg. 54487 (2002) to extend exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the

                                      S-117

acquisition, holding and resale of the Offered Certificates by a Plan, provided that specific conditions (certain of which are described below) are met.

      Among the conditions which must be satisfied for the Exemption, as amended, to apply to the Offered Certificates are the following:

          (1)   The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2)   The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Fitch, Moody's or S&P (each, a "Rating
      Agency");

          (3)   The trustee is not an affiliate of any other member of the
      Restricted Group (as defined below), other than the underwriters;

          (4)   The sum of all payments made to and retained by the underwriters in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered
      Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the Offered Certificates to the issuing entity represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by each servicer represents not more than reasonable compensation for such servicer's services under the pooling and servicing agreement and reimbursement of such servicer's reasonable expenses in connection with such services;

          (5)   The Plan investing in the Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended; and

          (6)   The Subsequent Mortgage Loans have an aggregate value equal to no more than 25% of the total principal amount of the Offered Certificates and are assigned to the issuing entity within ninety days or three months following the Closing Date.

      Moreover, the Exemption would provide relief from certain
self-dealing/conflict of interest prohibited transactions that may arise when a
Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of Offered
Certificates in connection with the initial issuance, at least fifty (50)
percent of each class of Offered Certificates and at least fifty (50) percent of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Offered
Certificates does not exceed twenty-five (25) percent of each class of Offered
Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than five (5) percent of the fair market value of the obligations in the issuing entity. This relief is not available to Plans sponsored by the depositor, any underwriter, the trustee, any servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "Restricted Group").

      Except as provided below with respect to the interest rate swap agreement, the depositor believes that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates sold by the underwriters and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this free writing prospectus, there is no obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets of the trust fund.

      Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of
Regulation D of the Securities Act.

      The rating of an Offered Certificate may change. If a class of Offered
Certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the
Exemption. Although a Plan that had purchased a certificate of such class when it had a permitted rating would not be required

                                      S-118

by the Exemption to dispose of it, certificates of such class could no longer be purchased with the assets of a Plan unless the purchaser was an insurance company general account and the conditions for exemptive relief under Sections I and III of PTE 95-60 were satisfied.

      The interest rate swap agreement might not meet all of the requirements for an "eligible swap" under the Exemption, and consequently is not eligible for the exemptive relief available under the Exemption. For ERISA purposes, an interest in a class of Offered Certificates should represent a beneficial interest in two assets: (i) the right to receive payments with respect to the applicable class without taking into account payments made or received with respect to the interest rate swap agreement and (ii) the rights and obligations under the interest rate swap agreement. A Plan's purchase and holding of an
Offered Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the swap provider unless an exemption is available.

      Accordingly, as long as the interest rate swap agreement is in effect, no
Plan or other person using Plan assets may acquire or hold any interest in an
Offered Certificate unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction
Class Exemption ("PTE") 84-14 (for transactions by independent "qualified professional asset managers"), PTE 91-38 (for transactions by bank collective investment funds), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 95-60 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by "in-house asset managers")
or similar exemption under similar law (collectively, the "Investor-Based
Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. As long as the interest rate swap agreement is in effect, each beneficial owner of an Offered
Certificate, or any interest in an Offered Certificate, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii)
the acquisition and holding of the interest in the Offered Certificate relating to the interest rate swap agreement will be eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

      Employee benefit plans that are governmental plans (as defined in section
3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA)
are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code.

      Any Plan fiduciary who proposes to cause a Plan to purchase Offered
Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of
Offered Certificates. Assets of a Plan should not be invested in the Offered
Certificates unless it is clear that the assets of the issuing entity will not be plan assets or unless it is clear that the Exemption or another applicable prohibited transaction exemption will apply and exempt all potential prohibited transactions.

                                LEGAL INVESTMENT

      The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended ("SMMEA"). The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

      No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the
Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

                                      S-119

      All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining, whether and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

      See "Legal Investment" in the prospectus.

                                  LEGAL MATTERS

      The validity of the certificates and material federal income tax matters will be passed upon for the depositor and the underwriters by Dewey Ballantine
LLP, New York, New York. Certain legal matters will be passed upon for IXIS Real
Estate Capital Inc. by Cadwalader, Wickersham & Taft LLP, New York, New York.

                          REPORTS TO CERTIFICATEHOLDERS

      The securities administrator will be required to prepare and make available to the certificateholders statements, based solely on the information provided to it by the master servicer, containing information with respect to principal and interest payments and IXIS Real Estate Capital Trust 2006-HE2, the issuing entity, as is described in this free writing prospectus. See
"Description of the Certificates--Pooling and Servicing Agreement--Reports to
Certificateholders" in this free writing prospectus. Copies of these statements will be filed by the securities administrator with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of "IXIS Real Estate
Capital Trust 2006-HE2" as an exhibit to the monthly distribution reports on
Form 10-D for the certificates for so long as IXIS Real Estate Capital Trust
2006-HE2 is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, each servicer will be required to furnish to the securities administrator or the depositor, as applicable, the compliance statements, Assessments of Compliance and Attestation Reports detailed under
"Pooling and Servicing Agreement--Servicer Reports." Copies of these statements and reports will be filed by the depositor with the SEC under the name of the related issuing entity as an exhibit to such issuing entity's annual statement on Form 10-K for the related series of securities.

                                     RATINGS

      In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by Fitch, Inc., Moody's and S&P:

                               FITCH        MOODY'S         S&P
                               -----        -------        -----
             Class A-1          AAA           Aaa           AAA
             Class A-2          AAA           Aaa           AAA
             Class A-3          AAA           Aaa           AAA
             Class A-4          AAA           Aaa           AAA
             Class M-1          AA+           Aa1           AA+
             Class M-2           AA           Aa2           AA
             Class M-3          AA-           Aa3           AA
             Class M-4           A+           A1            AA-
             Class M-5           A            A2            A+
             Class M-6           A-           A3             A
             Class B-1          BBB+         Baa1           A-
             Class B-2          BBB          Baa2          BBB+
             Class B-3          BBB-         Baa3           BBB
             Class B-4          BB+           Ba1          BBB-

      A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans to which they are entitled by the Final Scheduled Distribution Date. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the
Offered Certificates do not constitute statements regarding the likelihood or frequency of prepayments

                                      S-120

on the mortgage loans, the payment of the Basis Risk Carry Forward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Moody's Investors Service, Inc., 99 Church Street, New York, New
York 10007, Fitch, Inc., One State Street Plaza, New York, New York 10004 and
Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. Fitch, Moody's and S&P will monitor the ratings assigned to the Offered Certificates while the Offered Certificates remain outstanding.
In the event that the ratings initially assigned to any of the Offered
Certificates by Fitch, Moody's or S&P are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                      S-121

                                    GLOSSARY

      The following terms have the meanings given below when used in this free writing prospectus.

      "ACCRUED CERTIFICATE INTEREST" means, for each class of LIBOR Certificates on any Distribution Date, the amount of interest accrued during the related
Interest Accrual Period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law, as described in "Description of the Certificates -- Distributions of
Interest and Principal" in this free writing prospectus.

      "ADJUSTMENT DATE" has the meaning set forth in "The Mortgage Loan Pool --
Adjustable-Rate Mortgage Loans" in this free writing prospectus.

      "APPLIED REALIZED LOSS AMOUNT" has the meaning set forth in "Description of the Certificates -- Distributions of Interest and Principal" in this free writing prospectus.

      "AVAILABLE FUNDS" means, with respect to any Distribution Date, the sum of the following amounts, to the extent received by the securities administrator, with respect to the mortgage loans, net of amounts payable or reimbursable to the depositor, the servicers, the master servicer, the trustee, the securities administrator and the custodian: (1) the aggregate amount of monthly payments on the mortgage loans due on the related due date and received by the servicers on or prior to the related Determination Date, after deduction of the aggregate servicing fees in respect of prior Distribution Dates and the securities administrator, master servicer and backup servicer fee for that Distribution
Date, together with any related P&I Advance, (2) certain unscheduled payments in respect of the mortgage loans received by the servicers during the related
Prepayment Period and remitted to the securities administrator, including prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds,
excluding Prepayment Premiums, (3) Compensating Interest payments from the servicers to the securities administrator in respect of net prepayment interest shortfalls for that Distribution Date and (4) for any Distribution Date on or
prior to August 25, 2006 any funds required to be paid from the capitalized interest account to make up for any interest shortfalls on the Initial Mortgage
Loans, (5) immediately following the end of the pre-funding period, all amounts, if any, on deposit in the pre-funding account, (6) the proceeds from repurchases of mortgage loans, and any Substitution Adjustment Amounts received in connection with substitutions for mortgage loans, with respect to that
Distribution Date; and (7) all proceeds received with respect to any optional clean-up call. The holders of the Class P certificates will be entitled to all
Prepayment Premiums received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the
LIBOR Certificates, the Class X Certificate or the Class R Certificates.

      "BASIC PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any
Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for that Distribution Date over (ii) the Excess Subordinated Amount, if any, for that Distribution Date.

      "BASIS RISK CARRY FORWARD AMOUNT" has the meaning set forth in
"Description of the Certificates -- Excess Reserve Fund Account" in this free writing prospectus.

      "BASIS RISK PAYMENT" has the meaning set forth in "Description of the
Certificates -- Excess Reserve Fund Account" in this free writing prospectus.

      "CAP CONTRACT" has the meaning set forth in "Material Federal Income Tax
Considerations -- Taxation of Regular Interests" in this free writing prospectus.

      "CLASS A CERTIFICATES" means, collectively, the Class A-1, Class A-2,
Class A-3 and Class A-4 Certificates.

      "CLASS A PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any
Distribution Date, an amount equal to the excess of (x) the aggregate Class
Certificate Balances of the Class A Certificates immediately prior to such
Distribution Date over (y) the lesser of (A) approximately 60.60% of the Current
Maximum Amount and (B) the excess, if any, of the Current Maximum Amount over approximately $5,000,000.

      "CLASS B CERTIFICATES" means, collectively, the Class B-1, Class B-2,
Class B-3 and Class B-4 certificates.

      "CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any
Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class

                                      S-122

Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution
Amount on such Distribution Date), (iv) the Class Certificate Balance of the
Class M-3 certificates (after taking into account the distribution of the Class
M-3 Principal Distribution Amount on such Distribution Date), (v) the Class
Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date), (vi) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution
Amount on such Distribution Date), (vii) the Class Certificate Balance of the
Class M-6 certificates (after taking into account the distribution of the Class
M-6 Principal Distribution Amount on such Distribution Date) and (viii) the
Class Certificate Balance of the Class B-1 certificates immediately prior to such Distribution Date over (y) the lesser of (A) approximately 89.90% of the
Current Maximum Amount and (B) the excess, if any, of the Current Maximum Amount over approximately $5,000,000.

      "CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any
Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1
certificates (after taking into account the distribution of the Class M-1
Principal Distribution Amount on such Distribution Date), (iii) the Class
Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution
Amount on such Distribution Date), (v) the Class Certificate Balance of the
Class M-4 certificates (after taking into account the distribution of the Class
M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class
Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution
Amount on such Distribution Date), (viii) the Class Certificate Balance of the
Class B-1 certificates (after taking into account the distribution of the Class
B-1 Principal Distribution Amount on such Distribution Date) and (ix) the Class
Certificate Balance of the Class B-2 certificates immediately prior to such
Distribution Date over (y) the lesser of (A) approximately 92.20% of the Current
Maximum Amount and (B) the excess, if any, of the Current Maximum Amount over approximately $5,000,000.

      "CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any
Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1
certificates (after taking into account the distribution of the Class M-1
Principal Distribution Amount on such Distribution Date), (iii) the Class
Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution
Amount on such Distribution Date), (v) the Class Certificate Balance of the
Class M-4 certificates (after taking into account the distribution of the Class
M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class
Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution
Amount on such Distribution Date), (viii) the Class Certificate Balance of the
Class B-1 certificates (after taking into account the distribution of the Class
B-1 Principal Distribution Amount on such Distribution Date), (ix) the Class
Certificate Balance of the Class B-2 certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution
Date) and (x) the Class Certificate Balance of the Class B-3 certificates immediately prior to such Distribution Date over (y) the lesser of (A)
approximately 94.20% of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum Amount over approximately $5,000,000.

      "CLASS B-4 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any
Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1
certificates (after taking into account the distribution of the Class M-1
Principal Distribution Amount on such Distribution Date), (iii) the Class
Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution

                                      S-123

Date), (iv) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution
Amount on such Distribution Date), (v) the Class Certificate Balance of the
Class M-4 certificates (after taking into account the distribution of the Class
M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class
Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution
Amount on such Distribution Date), (viii) the Class Certificate Balance of the
Class B-1 certificates (after taking into account the distribution of the Class
B-1 Principal Distribution Amount on such Distribution Date), (ix) the Class
Certificate Balance of the Class B-2 certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution
Date), (x) the Class Certificate Balance of the Class B-3 certificates (after taking into account the distribution of the Class B-3 Principal Distribution
Amount on such Distribution Date) and (xi) the Class Certificate Balance of the
Class B-4 certificates immediately prior to such Distribution Date over (y) the lesser of (A) approximately 96.20% of the Current Maximum Amount and (B) the
excess, if any, of the Current Maximum Amount over approximately $5,000,000.

      "CLASS CERTIFICATE BALANCE" means, with respect to any class of LIBOR
Certificates as of any Distribution Date, the initial Class Certificate Balance of that class upon initial issuance on the closing date reduced by the sum of
(i) all amounts previously distributed to holders of certificates of that class as distributions of principal and (ii) in the case of any class of Subordinated
Certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of Subordinated Certificates; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balance of any class or classes of
Subordinated Certificates that have been previously reduced by Applied Realized
Loss Amounts will be increased, in order of seniority, by the amount of any
Subsequent Recoveries distributed on such Distribution Date (up to the amount of the Unpaid Realized Loss Amount for such class or classes for such Distribution
Date); provided that the Class Certificate Balance of any class that had previously been reduced to zero shall not be increased as a result of any
Subsequent Recoveries.

      "CLASS M CERTIFICATES" means, collectively, the Class M-1, Class M-2,
Class M-3, Class M-4, Class M-5 and Class M-6 certificates.

      "CLASS M-1 ENHANCEMENT PERCENTAGE" means, with respect to any Distribution
Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class
Certificate Balances of the Class M-2, Class M-3, Class M-4, Class M-5, Class
M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates and (ii) the
Subordinated Amount (in each case after taking into account the allocation of the related Principal Distribution Amount and any principal payments on those classes of certificates from the Swap Account for that Distribution Date) by (y)
the Current Maximum Amount for that Distribution Date.

      "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any
Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-1
certificates immediately prior to such Distribution Date over (y) the lesser of
(A) approximately 67.50% of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum Amount over approximately $5,000,000.

      "CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any
Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1
certificates (after taking into account the distribution of the Class M-1
Principal Distribution Amount on such Distribution Date) and (iii) the Class
Certificate Balance of the Class M-2 certificates immediately prior to such
Distribution Date over (y) the lesser of (A) approximately 73.90% of the Current
Maximum Amount and (B) the excess, if any, of the Current Maximum Amount over approximately $5,000,000.

      "CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any
Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1
certificates (after taking into account the distribution of the Class M-1
Principal Distribution Amount on such Distribution Date), (iii) the Class
Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), and (iv) the Class Certificate Balance of the Class M-3 certificates immediately prior to such Distribution

                                      S-124

Date over (y) the lesser of (A) approximately 77.60% of the Current Maximum
Amount and (B) the excess, if any, of the Current Maximum Amount over approximately $5,000,000.

      "CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any
Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Certificate Balances of the
Class M-1 certificates (after taking into account the distribution of the Class
M-1 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Class Certificate Balances of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on
such Distribution Date), (iv) the aggregate Class Certificate Balances of the
Class M-3 certificates (after taking into account the distribution of the Class
M-3 Principal Distribution Amount on such Distribution Date) and (v) the aggregate Class Certificate Balances of the Class M-4 certificates immediately prior to such Distribution Date over (y) the lesser of (A) approximately 80.90%
of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum
Amount over approximately $5,000,000.

      "CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any
Distribution Date, an amount equal to the excess of (x) the sum of (i) aggregate
Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such
Distribution Date), (ii) the Certificate Principal Balance of the Class M-1
certificates (after taking into account the distribution of the Class M-1
Principal Distribution Amount on such Distribution Date), (iii) the Certificate
Principal Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Certificate Principal Balance of the Class M-3 certificates
(after taking into account the distribution of the Class M-3 Principal
Distribution Amount on such Distribution Date), (v) the Certificate Principal
Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date) and (vi) the Certificate Principal Balance of the Class M-5 certificates immediately prior to such Distribution Date over (y) the lesser of (A)
approximately 84.10% of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum Amount over approximately $5,000,000.

      "CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any
Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1
certificates (after taking into account the distribution of the Class M-1
Principal Distribution Amount on such Distribution Date), (iii) the Class
Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution
Amount on such Distribution Date), (v) the Class Certificate Balance of the
Class M-4 certificates (after taking into account the distribution of the Class
M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class
Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date) and (vii) the Class Certificate Balance of the Class M-6 certificates immediately prior to such Distribution Date over (y) the lesser of (A)
approximately 87.10% of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum Amount over approximately $5,000,000.

      "CODE" has the meaning set forth in "Material Federal Income Tax
Considerations -- General" in this free writing prospectus.

      "COLLATERALIZATION EVENT" has the meaning set forth in "Description of the
Certificates -- Interest Rate Swap Agreement" in this free writing prospectus.

      "COMBINED LOAN-TO-VALUE RATIO" has the meaning set forth in "The Mortgage
Loan Pool--General" in this free writing prospectus.

      "COMPENSATING INTEREST" has the meaning set forth in "The Pooling and
Servicing Agreement--Prepayment Interest Shortfalls" in this free writing prospectus.

      "CONDEMNATION PROCEEDS" means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

      "CREDIT SCORES" has the meaning set forth in "The Mortgage Loan Pool --
Credit Scores" in this free writing prospectus.

                                      S-125

      "CUMULATIVE LOSS TRIGGER EVENT" with respect to any Distribution Date means the circumstances in which the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Prepayment
Period divided by the Maximum Pool Principal Balance exceeds the applicable cumulative loss percentages described below with respect to such Distribution
Date:

Distribution Date Occurring In    Cumulative Loss Percentage
-------------------------------   --------------------------------------------------------------------

June 2008 through May 2009        1.350% for the first month, plus an additional 1/12th of 1.750% for each month thereafter (e.g., 2.225% in December 2008)

June 2009 through May 2010        3.100% for the first month, plus an additional 1/12th of 1.750% for each month thereafter (e.g., 3.975% in December 2009)

June 2010 through May 2011        4.850% for the first month, plus an additional 1/12th of 1.400% for each month thereafter (e.g., 5.550% in December 2010)

June 2011 through May 2012        6.250% for the first month, plus an additional 1/12th of 0.750% for each month thereafter (e.g., 6.625% in December 2011)

June 2012 and thereafter          7.000%

      "CURRENT MAXIMUM AMOUNT" means, with respect to any Distribution Date, the sum of (i) the aggregate of the Stated Principal Balances of the mortgage loans held by the issuing entity at such time, and (ii) with respect to each
Distribution Date on or prior to August 25, 2006, the aggregate amount on deposit in the pre-funding account immediately prior to the Distribution Date, net of investment earnings on deposit therein.

      "CUSTODIAL FEE RATE" means, with respect to any mortgage loan, a per annum rate equal to 0.0015%.

      "DEFAULTED SWAP TERMINATION PAYMENT" has the meaning set forth in
"Description of the Certificates--Interest Rate Swap Agreement" in this free writing prospectus.

      "DELINQUENCY TRIGGER EVENT" means, with respect to any Distribution Date, the event that exists if the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more Delinquent (including mortgage loans in bankruptcy, foreclosure or mortgage loans related to REO property) over (y) the
Current Maximum Amount, equals or exceeds (a) 39.70% of the prior period's
Senior Enhancement Percentage while any Class A Certificates remain outstanding, or (b) 49.23% of the prior period's Class M-1 Enhancement Percentage if the
Class A Certificates are no longer outstanding.

      "DELINQUENT," with respect to any mortgage loan, means any monthly payment due on a due date is not made by the close of business on the next scheduled due date for that mortgage loan (including all mortgage loans in foreclosure, mortgage loans in respect of REO property and mortgage loans for which the related mortgagor has declared bankruptcy). A mortgage loan is "30 DAYS
DELINQUENT" if the monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which that monthly payment was due or, if there was no corresponding date
(e.g., as when a 30-day month follows a 31-day month in which the payment was due on the 31st day of that month), then on the last day of the immediately preceding month; and similarly for "60 DAYS DELINQUENT" and "90 DAYS
DELINQUENT," etc.

      "DETERMINATION DATE" means, with respect to each Servicer Remittance Date, the 15th of each month, or if the 15th is not a Business Day, the immediately preceding Business Day.

      "DISTRIBUTION DATE" has the meaning set forth in "Description of the
Certificates -- Distributions" in this free writing prospectus.

      "DOL" has the meaning set forth in "ERISA Considerations" in this free writing prospectus.

      "DUE PERIOD" means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

      "ERISA" has the meaning set forth in "ERISA Considerations" in this free writing prospectus.

      "EXCESS RESERVE FUND ACCOUNT" has the meaning set forth in "Description of the Certificates -- Excess Reserve Fund Account" in this free writing prospectus.

      "EXCESS SUBORDINATED AMOUNT" is described in "Description of the
Certificates -- Overcollateralization Provisions" in this free writing prospectus.

                                      S-126

      "EXEMPTION" has the meaning set forth in "ERISA Considerations" in this free writing prospectus.

      "EXPENSE FEE RATE" means, with respect to any mortgage loan, a per annum rate equal to the sum of the securities administrator, master servicer and backup servicer fee rate, the custodial fee rate and the servicing fee rates.
The Expense Fee Rate is not expected to exceed 0.52%. See "The Pooling and
Servicing Agreement -- Servicing and Trustee Fees and Other Compensation and
Payment of Expenses" in this free writing prospectus.

      "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for that Distribution
Date and (y) the related Subordination Deficiency for that Distribution Date.

      "FINAL SCHEDULED DISTRIBUTION DATE" has the meaning set forth in
"Prepayment and Yield Considerations - Final Scheduled Distribution Date" in
this free writing prospectus.

      "GROSS MARGIN" has the meaning set forth in "The Mortgage Loan Pool --
Adjustable-Rate Mortgage Loans" in this free writing prospectus.

      "INITIAL CAP" has the meaning set forth in "The Mortgage Loan Pool --
Adjustable-Rate Mortgage Loans" in this free writing prospectus.

      "INITIAL MORTGAGE LOANS" has the meaning set forth in "The Mortgage Loan
Pool" in this free writing prospectus.

      "INITIAL PRE-FUNDED AMOUNT" means approximately $175,581,429.

      "INSURANCE PROCEEDS" means, with respect to each mortgage loan, proceeds of insurance policies insuring the mortgage loan or the related mortgaged property.

      "INTEREST ACCRUAL PERIOD" means, with respect to any Distribution Date, the period beginning with the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the closing date) and ending on the day immediately preceding the current Distribution Date (on an actual/360 day count basis).

      "INTEREST REMITTANCE AMOUNT" means, with respect to any Distribution Date the interest collected or advanced on the mortgage loans during the related
Prepayment Period, net of the servicing, securities administrator, master servicer and backup servicer fees, and certain reimbursable amounts, plus the amount, if any, of funds required to be paid from the capitalized interest account to make up for any interest shortfalls with respect to such Distribution
Date.

      "LIBOR CERTIFICATES" has the meaning set forth in "Description of
Certificates" in this free writing prospectus.

      "LIBOR DETERMINATION DATE" means, with respect to any Interest Accrual
Period for the LIBOR Certificates, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining
One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

      "LIQUIDATION PROCEEDS" means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

      "LOAN INDEX" has the meaning set forth in "The Mortgage Loan Pool -- The
Index" in this free writing prospectus.

      "LOAN-TO-VALUE RATIO" has the meaning set forth in "The Mortgage Loan
Pool--General" in this free writing prospectus.

      "MAXIMUM POOL PRINCIPAL BALANCE" means the sum of the aggregate stated
principal balances of all of the Initial Mortgage Loans as of the initial cut-off date plus the Initial Pre-Funded Amount.

      "MAXIMUM RATE" has the meaning set forth in "The Mortgage Loan Pool --
Adjustable-Rate Mortgage Loans" in this free writing prospectus.

      "MERS DESIGNATED MORTGAGE LOAN" means any mortgage loan for which (a)
Mortgage Electronic Registration Systems, Inc., its successors and assigns, has been designated the mortgagee of record and (b) the trustee is designated the investor pursuant to the procedures manual of MERSCORP, Inc.

                                      S-127

      "MINIMUM RATE" has the meaning set forth in "The Mortgage Loan Pool --
Adjustable-Rate Mortgage Loans" in this free writing prospectus.

      "NET INTEREST MARGIN SECURITIES" has the meaning set forth in "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this free writing prospectus.

      "NET MONTHLY EXCESS CASH FLOW" has the meaning set forth in "Description of the Certificates -- Overcollateralization Provisions -- Subordination
Reduction Amount" in this free writing prospectus.

      "NET SWAP PAYMENT" has the meaning set forth in "Description of the
Certificates -- Interest Rate Swap Agreement" in this free writing prospectus.

      "NET SWAP RECEIPT" has the meaning set forth in "Description of the
Certificates -- Interest Rate Swap Agreement" in this free writing prospectus.

      "OFFERED CERTIFICATES" has the meaning set forth in "Description of the
Certificates" in this free writing prospectus.

      "ONE-MONTH LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The securities administrator will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of
1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New
York City, selected by the securities administrator after consultation with the depositor, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

      "ORIGINATORS" has the meaning set forth in "The Sponsor and the
Originators --The Originators" in this free writing prospectus.

      "P&I ADVANCES" means advances made by the servicers or the master servicer
(including the trustee as successor master servicer and any other successor master servicer), as applicable, on each Distribution Date with respect to all mortgage loans of the delinquent payments of interest and/or principal on such mortgage loans, less the related servicing fee.

      "PASS-THROUGH RATE" has the meaning set forth in "Description of the
Certificates -- Distributions of Interest and Principal" in this free writing prospectus.

      "PERIODIC CAP" has the meaning set forth in "The Mortgage Loan Pool --
Adjustable-Rate Mortgage Loans in this free writing prospectus.

      "PLANS" has the meaning set forth in "ERISA Considerations" in this free writing prospectus.

      "PRE-FUNDING ACCOUNT" means the account established by the securities administrator for the purchase of Subsequent Mortgage Loans.

      "PREPAYMENT INTEREST EXCESSES" has the meaning set forth in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this free writing prospectus.

      "PREPAYMENT PERIOD" means, with respect to any Distribution Date, the period commencing on the 16th day of the month prior to the month in which the related Distribution Date occurs (or, on the cut-off date, in connection with the first Prepayment Period) and ending on the 15th day of the month in which such Distribution Date occurs.

      "PREPAYMENT PREMIUM" has the meaning set forth in "The Mortgage Loan Pool
-- Prepayment Premiums" in this free writing prospectus.

      "PRINCIPAL DISTRIBUTION AMOUNT" has the meaning set forth in "Description of the Certificates -- Distributions of Interest and Principal" in this free writing prospectus.

      "PRINCIPAL REMITTANCE AMOUNT" means, with respect to any Distribution
Date, to the extent of funds available for distribution as described in this free writing prospectus, the amount equal to the sum of the following amounts

                                      S-128

(without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the servicers on or prior to the related Determination Date or advanced by the servicers for the related Servicer Remittance Date, (ii) all full and partial principal prepayments with respect to mortgage loans received during the related Prepayment Period and any advances of principal, (iii) all net Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the
mortgage loans allocable to principal and received during the related Prepayment
Period, (iv) the portion allocable to principal of proceeds of repurchases of mortgage loans with respect to that Distribution Date, (v) all Substitution
Adjustment Amounts allocable to principal received in connection with the substitution of any mortgage loan as of that Distribution Date, and (vi) the allocable portion of the proceeds received with respect to any optional clean-up call (to the extent they relate to principal).

      "PTE" has the meaning set forth in "ERISA Considerations" in this free writing prospectus.

      "RATING AGENCY CONDITION" means, with respect to any action to which a
Rating Agency Condition applies, that each rating agency shall have been given ten days (or such shorter period as is acceptable to each rating agency) prior notice of that action and that each of the rating agencies shall have notified the trustee, the securities administrator, the servicer, the depositor and the issuing entity in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the certificates that it maintains.

      "REALIZED LOSS" is the excess of the scheduled principal balance of a defaulted mortgage loan over the net Liquidation Proceeds with respect thereto that are allocated to principal net of customary out-of-pocket expenses incurred by the servicer in connection with the liquidation of such liquidated mortgage loan net of the amount at any unreimbursed servicing advances with respect to such liquidated mortgage loan.

      "RECORD DATE" means, with respect to the LIBOR Certificates, the business day immediately preceding the related Distribution Date, unless the LIBOR
Certificates are issued in definitive form, in which case the Record Date for the LIBOR Certificates will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

      "REFERENCE BANKS" means leading banks selected by the securities administrator, after consultation with the depositor and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

      "REQUIRED SWAP COUNTERPARTY RATING" means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term rating by Moody's, a long-term senior, unsecured debt obligation rating, credit rating or other similar rating
(as the case may be, the "Long-Term Rating") of at least "Aa3" by Moody's and if rated "Aa3" by Moody's is not on negative credit watch by Moody's or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by
Moody's, a Long-Term Rating of at least "A1" by Moody's and a short-term rating of "P1" by Moody's and, if rated "A1" and "P1" by Moody's, such rating is not on negative credit watch by Moody's and (y) (i) a short-term rating of at least
"A-1" by S&P or (ii) if such counterparty or entity does not have a short-term rating by S&P, a Long-Term Rating of at least "A+" by S&P.

      "RESTRICTED GROUP" has the meaning set forth in "ERISA Considerations" in this free writing prospectus.

      "SENIOR ENHANCEMENT PERCENTAGE" means, with respect to any Distribution
Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class
Certificate Balances of the Subordinated Certificates and (ii) the Subordinated
Amount (in each case after taking into account the allocation of the related
Principal Distribution Amount and any principal payments on those classes of certificates from the Swap Account for that Distribution Date) by (y) the
Current Maximum Amount for that Distribution Date.

      "SERVICER REMITTANCE DATE" with respect to any Distribution Date, will be the 21st day (or if such day is a Saturday, then it shall be the first Business
Day immediately preceding that day, or if such day is a Sunday or otherwise not a Business Day, then it shall be the immediately following Business Day) of the month of the related Distribution Date.

      "SIX-MONTH LIBOR LOAN INDEX" has the meaning set forth in "The Mortgage
Loan Pool -- The Index" in this free writing prospectus.

      "SPECIFIED SUBORDINATED AMOUNT" means, prior to the Stepdown Date, an amount equal to 1.90% of the Maximum Pool Principal Balance; on and after the
Stepdown Date, an amount equal to 3.80% of the Current Maximum Amount for that
Distribution Date subject to a minimum amount equal to 0.50% of the Maximum Pool

                                      S-129

Principal Balance; provided, however, that if, on any Distribution Date, a
Trigger Event exists, the Specified Subordinated Amount will not be reduced to the applicable percentage of the Current Maximum Amount, but instead will remain the same as the prior period's Specified Subordinated Amount until the
Distribution Date on which a Trigger Event no longer exists. When the Class
Certificate Balance of each class of LIBOR Certificates has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

      "STATED PRINCIPAL BALANCE" means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the securities administrator with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the applicable servicer on or prior to the related Determination Date or advanced by such servicer on or prior to the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any mortgage loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

      "STEPDOWN DATE" means the later to occur of (i) the earlier to occur of
(a) the Distribution Date in June 2009 and (b) the Distribution Date on which the aggregate Class Certificate Balances of the Class A Certificates are reduced to zero and (ii) the first Distribution Date on which the Senior Enhancement
Percentage (calculated for this purpose only after taking into account scheduled and unscheduled payments of principal on the mortgage loans on the last day of the related Due Period but prior to any allocation of the Principal Distribution
Amount, together with any principal payments from the Swap Account, to the LIBOR
Certificates on the applicable Distribution Date) is greater than or equal to approximately 39.40%.

      "SUBORDINATED AMOUNT" is described in "Description of the
Certificates--Overcollateralization Provisions" in this free writing prospectus.

      "SUBORDINATED CERTIFICATES" means any of the Class M-1, Class M-2, Class
M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class
B-4 certificates.

      "SUBORDINATION DEFICIENCY" has the meaning set forth in "Description of the Certificates -- Overcollateralization Provisions" in this free writing prospectus.

      "SUBORDINATION REDUCTION AMOUNT" is described in "Description of the
Certificates -- Overcollateralization Provisions" in this free writing prospectus.

      "SUBSEQUENT MORTGAGE LOANS" has the meaning set forth in "The Mortgage
Loan Pool" in this free writing prospectus.

      "SUBSEQUENT RECOVERY" has the meaning set forth in "Description of the
Certificates--Distributions of Interest and Principal" in this free writing prospectus.

      "SUBSTITUTE MORTGAGE LOAN" means a mortgage loan substituted by the related Originator (to the extent set forth in such Originator's mortgage loan purchase and warranties agreement) for a mortgage loan that is in breach of such
Originator's representations and warranties regarding the mortgage loans or with respect to which a document defect exists, which must, on the date of such substitution (i) have a principal balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of, and not more than 10% less than, the outstanding principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the mortgage loan in breach;
(iii) have a loan-to-value ratio no higher than that of the mortgage loan in breach; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the mortgage loan in breach; and (v) comply with each representation and warranty made by such Originator.

      "SUBSTITUTION ADJUSTMENT AMOUNT" has the meaning set forth in "Description of the Certificates--Representations and Warranties Relating to the Mortgage
Loans" in this free writing prospectus.

      "SUBSTITUTION EVENT" has the meaning set forth in "Description of the
Certificates--Interest Rate Swap Agreement" in this free writing prospectus.

      "SWAP ACCOUNT" has the meaning set forth in "Description of the
Certificates--Swap Account" in this free writing prospectus.

                                      S-130

      "SWAP PAYMENT ALLOCATION" has the meaning set forth in "Description of the
Certificates--Swap Account" in this free writing prospectus.

      "SWAP PAYMENT RATE" has the meaning set forth in "Description of the
Certificates--Distributions of Interest and Principal" in this free writing prospectus.

      "SWAP PROVIDER" has the meaning set forth in "Description of the
Certificates--Interest Rate Swap Agreement" in this free writing prospectus.

      "SWAP TERMINATION PAYMENT" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this free writing prospectus.

      "TELERATE PAGE 3750" means the display page currently so designated on the
Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

      "TERMINATION PRICE" has the meaning set forth in "The Pooling and
Servicing Agreement -- Termination; Optional Clean-up Call" in this free writing prospectus.

      "TOTAL MONTHLY EXCESS SPREAD" with respect to any Distribution Date, equals the excess, if any, of (x) the interest on the mortgage loans received by the servicers on or prior to the related Determination Date or advanced by the servicers for the related Servicer Remittance Date (exclusive of Prepayment
Interest Excess), net of the servicing fee, the custodial fee and the securities administrator, master servicer and backup servicer fee, over (y) the sum of (1)
the amounts paid to the classes of certificates pursuant to clause (i) under the sixth paragraph of "Description of the Certificates -- Distributions of Interest
and Principal", in this free writing prospectus, (2) any Net Swap Payments to the Swap Provider and (3) any Swap Termination Payment (other than a Defaulted
Swap Termination Payment) to the Swap Provider.

      "TRIGGER EVENT" means either a Delinquency Trigger Event or a Cumulative
Loss Trigger Event.

      "UNPAID INTEREST AMOUNT" for any class of certificates and any
Distribution Date will equal the sum of (a) the portion of Accrued Certificate
Interest from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date, and (b)
interest on the amount in clause (a) above at the applicable Pass-Through Rate
(to the extent permitted by applicable law).

      "UNPAID REALIZED LOSS AMOUNT" means, with respect to any class of
Subordinated Certificates and as to any Distribution Date, is the excess of (i)
Applied Realized Loss Amounts with respect to that class over (ii) the sum of
(without duplication) (a) all distributions in reduction of Applied Realized
Loss Amounts on all previous Distribution Dates, and (b) the amount by which the
Class Certificate Balance of such class has been increased due to the distribution of any Subsequent Recovery on all previous Distribution Dates. Any amounts distributed to a class of Subordinated Certificates in respect of any
Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate
Balance of that class.

      "WAC CAP" has the meaning set forth in "Description of the Certificates --
Distributions of Interest and Principal" in this free writing prospectus.

                                      S-131

ANNEX I

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

            A holder that is not a "United States person" (a "U.S. person")
within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a
"non-U.S. holder") holding a book-entry certificate through Clearstream, societe anonyme, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S.
withholding agent receives:

      1)    from a non-U.S. holder that is classified as a corporation for U.S.
federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate)
based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

      2)    from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the Offered Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form
W-8ECI (or any successor form);

      3)    from a non-U.S. holder that is classified as a partnership for U.S.
federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S.
Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the
IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

      4)    from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise an agent for the beneficial owner of an Offered Certificate):

            (i)   if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a
      "qualified intermediary"), a duly completed and executed IRS Form W-8IMY
      (or any successor or substitute form)

                      a.  stating the name, permanent residence address and
                  qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or
                  governed,

                      b.  certifying that the qualified intermediary has
                  provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury
                  Regulations,

                      c.  certifying that, with respect to accounts it
                  identifies on its withholding statement, the qualified
                  intermediary is not acting for its own account but is acting as a qualified intermediary, and

                      d.  providing any other information, certifications, or
                  statements that may be required by the IRS Form W-8IMY or
                  accompanying instructions in addition to, or in lieu of, the information and certifications described in section
                  1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
                  Regulations; or

            (ii)  if the intermediary is not a qualified intermediary (a
      "nonqualified intermediary"), a duly completed and executed IRS Form
      W-8IMY (or any successor or substitute form)

                      a.  stating the name and permanent residence address of
                  the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created,
                  incorporated or governed,

                      b.  certifying that the nonqualified intermediary is not
                  acting for its own account,

                      c.  certifying that the nonqualified intermediary has
                  provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                      d.  providing any other information, certifications or
                  statements that may be required by the IRS Form W-8IMY or
                  accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in
                  section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury
                  Regulations; or

                                       I-1

      5)    from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Certificate, either an IRS From W-8BEN or W-8IMY; any non-U.S.
holder that is a trust is encouraged to consult its tax own advisors to determine which of these forms it should provide.

            All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form
W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

            In addition, all holders, including holder that are U.S. persons, holding book-entry certificates through Clearstream, societe anonyme, Euroclear or DTC may be subject to backup withholding unless the holder

      (a)   provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a
            non-U.S. holder; or

      (b)   provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

      (c)   can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
            corporation or a financial institution such as a bank).

      This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are encouraged to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       I-2

ANNEX II
INTEREST RATE SWAP SCHEDULE

DISTRIBUTION DATES        NOTIONAL AMOUNT ($)          MULTIPLIER
------------------        -------------------          ----------
    6/25/2006                 80,191,857.09                10
    7/25/2006                 82,642,230.94                10
    8/25/2006                 84,918,821.67                10
    9/25/2006                 87,165,058.65                10
    10/25/2006                83,462,510.67                10
    11/25/2006                79,908,619.01                10
    12/25/2006                76,501,673.96                10
    1/25/2007                 73,155,471.16                10
    2/25/2007                 69,881,781.10                10
    3/25/2007                 66,858,199.90                10
    4/25/2007                 63,953,542.34                10
    5/25/2007                 61,168,390.91                10
    6/25/2007                 58,502,089.39                10
    7/25/2007                 55,944,167.13                10
    8/25/2007                 53,495,192.54                10
    9/25/2007                 51,152,097.92                10
    10/25/2007                48,911,347.57                10
    11/25/2007                46,705,670.67                10
    12/25/2007                44,419,629.33                10
    1/25/2008                 40,818,197.35                10
    2/25/2008                 31,565,083.47                10
    3/25/2008                 19,033,642.67                10
    4/25/2008                 10,777,196.54                10
    5/25/2008                  8,216,221.53                10
    6/25/2008                  6,678,787.87                10
    7/25/2008                  5,954,687.58                10
    8/25/2008                  5,692,030.25                10
    9/25/2008                  5,469,704.62                10
    10/25/2008                 5,244,381.87                10
    11/25/2008                 5,034,680.78                10
    12/25/2008                 4,837,234.90                10
    1/25/2009                  4,270,499.31                10
    2/25/2009                  3,778,211.93                10
    3/25/2009                  2,982,220.22                10
    4/25/2009                  2,481,982.77                10
    5/25/2009                  2,260,875.74                10
    6/25/2009                  2,115,371.01                10
    7/25/2009                  2,018,477.31                10
    8/25/2009                  1,946,467.39                10
    9/25/2009                  1,880,349.85                10
    10/25/2009                 1,816,434.79                10
    11/25/2009                 1,754,650.92                10
    12/25/2009                 1,694,929.07                10
    1/25/2010                  1,637,202.11                10
    2/25/2010                  1,581,404.99                10
    3/25/2010                  1,527,474.63                10
    4/25/2010                  1,475,350.04                10
    5/25/2010                  1,424,972.11                10
    6/25/2010                  1,376,283.62                10
    7/25/2010                  1,327,624.31                10
    8/25/2010                  1,282,107.54                10
    9/25/2010                  1,238,121.09                10
    10/25/2010                 1,195,614.61                10
    11/25/2010                    --                       --
  and thereafter

                                      II-1